MASTERS VARIABLE ANNUITY
SEPARATE ACCOUNT A
ISSUED BY:
UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
212 HIGHBRIDGE STREET
SUITE D
FAYETTEVILLE, NY 13066
ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
PO BOX 14293
LEXINGTON, KY 40512-4293
TELEPHONE:  1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (REGISTERED REPRESENTATIVES)
www.thehartford.com/annuities

This prospectus describes the Masters Variable Annuity. Masters Variable Annuity is a contract between you and Union Security Life Insurance Company of New York (formerly First Fortis Life Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:
✓  Flexible, because you may add Premium Payments at any time.
✓  Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.
✓  Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.
This Contract and its features are no longer available for new sales. At the time you purchased your Contract, you allocated your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: AIM Variable Insurance Funds, Hartford HLS Funds and Hartford Investment Management Company.
You may also allocate some or all of your Premium Payment to a Guarantee Period in our General Account. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.
You should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC"). Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov). Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax adviser. This product is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
Union Security has, in the past, filed annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Exchange Act, and accordingly does not intend to file these reports, or other reports under the Exchange Act.

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE

Date of Prospectus: May 2, 2016
Date of Statement of Additional Information: May 2, 2016

Union Security Life Insurance Company of New York	3

4	Union Security Life Insurance Company of New York

Definitions
These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.
Account: Any of the Sub-Accounts or Guarantee Periods.
Accumulation Period: The time after you purchase the Contract until we begin to make Annuity Payouts.
Accumulation Units: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.
Accumulation Unit Value: The daily price of Accumulation Units on any Valuation Day.
Administrative Office: Our overnight mailing address is: The Hartford — Annuity Service Operations, 1338 Indian Mound Drive, Mt. Sterling, KY 40353. Our standard mailing address is The Hartford — Annuity Service Operations, PO Box 14293, Lexington, KY 40512-1293.
Anniversary Value: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.
Annual Withdrawal Amount: This is the amount you can Surrender each Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.
Annuitant: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.
Annuity Calculation Date: The date we calculate the first Annuity Payout.
Annuity Commencement Date: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.
Annuity Payout: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.
Annuity Payout Option: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.
Annuity Period: The time during which we make Annuity Payouts.
Annuity Unit: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.
Annuity Unit Value: The daily price of Annuity Units on any Valuation Day.
Beneficiary: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.
Charitable Remainder Trust: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.
Code: The Internal Revenue Code of 1986, as amended.
Commuted Value: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.
Contingent Annuitant: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.
Contingent Deferred Sales Charge: The deferred sales charge that may apply when you make a full or partial Surrender.
Contract: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.
Contract Anniversary: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

Union Security Life Insurance Company of New York	5

Contract Owner, Owner or you: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.
Contract Value: The total value of the Accounts on any Valuation Day.
Contract Year: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.
Death Benefit: The amount payable after the Contract Owner or the Annuitant dies.
Dollar Cost Averaging: A program that allows you to systematically make transfers between Accounts available in your Contract.
General Account: This account holds our company assets and any assets not allocated to a Separate Account.
Joint Annuitant: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.
Market Value Adjustment: An adjustment that either increases or decreases the amount we pay you under certain circumstances.
Net Investment Factor: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.
Non-Valuation Day: Any day the New York Stock Exchange is not open for trading.
Payee: The person or party you designate to receive Annuity Payouts.
Premium Payment: Money sent to us to be invested in your Contract.
Premium Tax: A tax charged by a state or municipality on Premium Payments.
Qualified Contract: A Contract that is defined as a tax-qualified retirement plan in the Code.
Required Minimum Distribution: A federal requirement that individuals age 701/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 701/2 or upon retirement, whichever comes later.
Spouse: A person related to a Contract Owner by marriage pursuant to the Code.
Sub-Account Value: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.
Surrender: A complete or partial withdrawal from your Contract.
Surrender Value: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges (subject to rounding) and increased or decreased, as applicable, by any Market Value Adjustment.
Union Security: Union Security Life Insurance Company of New York, the company that issued this Contract.
Valuation Day: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.
Valuation Period: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

6	Union Security Life Insurance Company of New York

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.
This table describes the fees and expenses that you will pay at the time that you purchase the Contract or Surrender the Contract. Charges for state premium taxes may also be deducted when you purchase the Contract, upon Surrender or when we start to make Annuity Payouts.
Contract Owner Transaction Expenses

During Accumulation Period
Sales Charge Imposed on Purchases (as a percentage of Premium Payments)	None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments) (1)	7%
First Year (2)	7%
Second Year	6%
Third Year	5%
Fourth Year	4%
Fifth Year	3%
Sixth Year	2%
Seventh Year	1%
Eighth Year	—%
(1)  Each Premium Payment has its own Contingent Deferred Sales Charge schedule. The Contingent Deferred Sales Charge is not assessed on partial Surrenders which do not exceed the Annual Withdrawal Amount.
(2)  Length of time from Premium Payment.
This table describes the fees and expenses that you will pay periodically and on a daily basis during the time that you own the Contract, not including fees and expenses of the underlying Funds.

Separate Account Annual Expenses (as a percentage of average daily Sub-Account value)
Mortality and Expense Risk Charge	1.25%
Administrative Charge	0.10%
Total Separate Account Annual Expenses	1.35%
This table shows the minimum and maximum total annual Fund operating expenses charged by the underlying Funds that you may pay on a daily basis during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(these are expenses that are deducted from Fund assets, including management fees, Rule 12b-1 distribution and/or service fees, and other expenses)	0.32%	0.96%

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EXAMPLE
This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner Transaction Expenses, maximum Separate Account Annual Expenses, and Total Annual Fund Operating Expenses.
The Example assumes that you invest $10,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)  If you Surrender your Contract at the end of the applicable time period:

1 year	$885
3 years	$1,220
5 years	$1,548
10 years	$2,669
(2)  If you annuitize at the end of the applicable time period:

1 year	$237
3 years	$729
5 years	$1,248
10 years	$2,669
(3)  If you do not Surrender your Contract:

1 year	$237
3 years	$729
5 years	$1,248
10 years	$2,669
Condensed Financial Information
When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the section entitled "Accumulation Unit Values" in this prospectus for information regarding Accumulation Unit Values.

8	Union Security Life Insurance Company of New York

Highlights
What type of sales charge will I pay?
We may charge you a Contingent Deferred Sales Charge when you partially or fully Surrender your Contract. The Contingent Deferred Sales Charge will depend on the amount you choose to Surrender and the length of time the Premium Payment you made has been in your Contract.
The percentage used to calculate the Contingent Deferred Sales Charge is equal to:

Number of years from Premium Payment	Contingent Deferred Sales Charge
1	7%
2	6%
3	5%
4	4%
5	3%
6	2%
7	1%
8 or more	0%
You won't be charged a Contingent Deferred Sales Charge on:
✓  The Annual Withdrawal Amount
✓  Premium Payments or earnings that have been in your Contract for more than seven years
✓  Distributions made due to death
✓  Distributions under a program for substantially equal periodic payments
✓  Most payments we make to you as Annuity Payouts
What charges will I pay on an annual basis?
You pay the following charges each year:
•  Mortality and Expense Risk Charge — This charge is deducted daily and is equal to an annual charge of 1.25% of your Contract Value invested in the Sub-Accounts.
•  Administrative Charge — This is a charge for administration. It is deducted daily and is equal to an annual charge of 0.10% of the Contract Value held in the Sub-Accounts.
•  Annual Fund Operating Expenses — These are charges for the Funds. See the Funds' prospectuses for more complete information.
Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.
Can I take out any of my money?
You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts.

s	You may have to pay income tax on the money you take out and, if you Surrender before you are age 591/2, you may have to pay an income tax penalty.
s	You may have to pay a Contingent Deferred Sales Charge and a Market Value Adjustment on the amount you Surrender.
Is there a Market Value Adjustment?
Surrenders and other withdrawals from a Guarantee Period in our General Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."

Union Security Life Insurance Company of New York	9

What Investment Choices are available?
You may allocate your Premium Payment or Contract Values among the following investment choices:
•  The variable Sub-Accounts that invest in underlying Funds; and/or
•  One or more Guarantee Periods, which may be subject to a Market Value Adjustment.
Will Union Security pay a Death Benefit?
There is a Death Benefit if the Contract Owner or the Annuitant dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.
If death occurs before the Annuity Commencement Date, the Death Benefit is the greatest of:
•  The total Premium Payments you have made to us minus the dollar amount of any partial Surrenders; or
•  The Contract Value of your Contract; or
•  The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75 birthday, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.
Your Contract's Seven Year Anniversary is the seventh anniversary of the date your Contract was issued, and each following seventh anniversary of that date.
What Annuity Payout Options are available?
When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and Full Survivor Life Annuity, and Joint and 1/2 Contingent Survivor Life Annuity. We may make other Annuity Payout Options available at any time.
You must begin to take payouts by the Annuitant's 90th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the completion of the 2nd Contract Year. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments for a Period Certain Payout Option with a ten-year period certain payment option. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:
•  fixed dollar amount Automatic Annuity Payouts,
•  variable dollar amount Automatic Annuity Payouts, or
•  a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.
General Contract Information

Union Security Life Insurance Company of New York
Union Security Life Insurance Company of New York ("Union Security" or the "Company") is the issuer of the contracts. Union Security is a New York corporation founded in 1971. It is qualified to sell life, health and accident insurance and annuity contracts in New York.
Union Security is a wholly owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent") Assurant is the ultimate parent of Union Security Life Insurance Company of New York. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.
All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.
On April 1, 2001, Union Security entered into an agreement with Hartford Life Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Hartford, Connecticut. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

10	Union Security Life Insurance Company of New York

The Separate Account
The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:
•  Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.
•  Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.
•  Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.
•  May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.
•  Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.
We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.
The Funds

Funding Option	Investment Objective Summary	Investment Adviser/Sub-Adviser
Fixed Accumulation Feature*	Preservation of capital	General Account
AIM Variable Insurance Funds
Invesco V.I. Government Money Market Fund - Series I** (formerly Invesco V.I. Money Market Fund)	Seeks to provide current income consistent with preservation of capital and liquidity	Invesco Advisers, Inc.
Hartford HLS Series Fund II, Inc.
Hartford Growth Opportunities HLS Fund - Class IA	Seeks capital appreciation	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Small/Mid Cap Equity HLS Fund - Class IA	Seeks long-term growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Small Cap Growth HLS Fund - Class IA	Seeks long-term capital appreciation	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford U.S. Government Securities HLS Fund - Class IA	Seeks to maximize total return while providing shareholders with a high level of current income consistent with prudent investment risk	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Series Fund, Inc.
Hartford Balanced HLS Fund - Class IA	Seeks long-term total return	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Capital Appreciation HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Disciplined Equity HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Dividend and Growth HLS Fund - Class IA	Seeks a high level of current income consistent with growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP

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Hartford Global Growth HLS Fund - Class IA	Seeks growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford High Yield HLS Fund - Class IA	Seeks to provide high current income, and long-term total return	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford International Opportunities HLS Fund - Class IA	Seeks long-term growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford MidCap Value HLS Fund - Class IA	Seeks long-term capital appreciation	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Stock HLS Fund - Class IA	Seeks long-term growth of capital	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Total Return Bond HLS Fund - Class IA	Seeks a competitive total return, with income as a secondary objective	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Ultrashort Bond HLS Fund - Class IA	Seeks total return and income consistent with preserving capital and maintaining liquidity	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
Hartford Value HLS Fund - Class IA	Seeks long-term total return	Hartford Funds Management Company, LLC, Sub-advised by Wellington Management Company LLP
HIMCO VIT
HIMCO VIT Index Fund - IA	Seeks to provide investment results which approximate the price and yield performance of publicly traded common stocks in the aggregate.	Hartford Investment Management Company

*	The Fixed Accumulation Feature is not a Sub-Account and the Company does not provide investment advice in connection with this feature.
**
In a low interest rate environment, yields for money market funds, after deduction of Contract charges, may be negative even though the fund’s yield, before deducting for such charges, is positive. If you allocate a portion of your Contact value to a money market Sub-Account or participate in an Asset Allocation Program where Contact value is allocated to a money market Sub-Account, that portion of the value of your Contract value may decrease in value.

We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.
The Funds may not be available in all states.
Mixed and Shared Funding — Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.
Certain underlying Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h),which could have adverse tax consequences for Contract Owners with premiums allocated to the affected Funds. See "Federal Tax Considerations" for more information.
Voting Rights — We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Funds’ shareholder meetings. To the extent required by federal securities laws or regulations, we will:

12	Union Security Life Insurance Company of New York

•	notify you of any Fund shareholders’ meeting if the shares held for your Contract may be voted;

•	send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract;

•	arrange for the handling and tallying of proxies received from Owners;

•	vote all Fund shares attributable to your Contract according to timely instructions received from you, and

•	vote all Fund shares for which no timely voting instructions are received in the same proportion as shares for which timely voting instructions have been received.
If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any shareholder meeting at which Fund shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. There is no minimum number of shares for which we must receive timely voting instructions before we vote the shares. Therefore, as a result of proportional voting, the instruction of a small number of Owners could determine the outcome of matters subject to shareholder vote.
Substitutions, Additions, or Deletions of Funds — We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.
We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.
In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.
Administrative and Distribution Services — Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.
Fees We Receive from Funds and related parties — We receive substantial and varying administrative service payments and Rule 12b-1 fees from certain Funds or related parties. These types of payments and fees are sometimes referred to as "revenue sharing" payments. We consider revenue sharing payments and fees among a number of factors when deciding to add or keep a fund on the menu of Funds that we offer through the Contract. We collect these payments and fees under agreements between us and a Fund's principal underwriter, transfer agent, investment adviser and/or other entities related to the Fund. We expect to make a profit on these fees.
The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance.
As of December 31, 2015, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities): AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Century Investment Services, Inc, Federated Securities Corp, ING Fund Services, Invesco Advisors Inc., MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Nationwide Fund Distributors LLC, Nationwide Fund Advisors, Neuberger Berman Management Inc, Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Van Eck Securities Corp; Van Eck Fund, Inc; Van Eck World Wide Investment Trust Funds, LLC, and Wells Fargo Variable Trust.
We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the "HLS Funds") based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company.

Union Security Life Insurance Company of New York	13

In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.
Not all Fund complexes pay the same amounts of revenue sharing payments and/or Rule 12b-1 fees. Therefore, the amount of fees we collect may be greater or smaller based on the Funds you select. Revenue sharing and Rule 12b-1 fees did not exceed 0.25% in 2015, of the annual percentage of the average daily net assets (for instance, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect $75 from that fund). We will endeavor to update this listing annually and interim arrangements may not be reflected. For the fiscal year ended December 31, 2015, revenue sharing and Rule 12b-1 fees did not exceed approximately $41,000. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.
Performance Related Information

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts, Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.
When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period.
Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.
The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.
If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the underlying Fund less the recurring charges at the Separate Account level.
A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.
We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.
Guarantee Periods
Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guarantee Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 60 days before the end of your Guarantee Period.

14	Union Security Life Insurance Company of New York

Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We will, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 4%. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 4%.
We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Purchase Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods.
You may obtain this information from our home office or from your sales representative at any time.
The maximum amount you can invest in a Guarantee Period is $500,000.
We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:
•  the duration of a Guarantee Period,
•  regulatory and tax requirements,
•  sales and administrative expenses we bear,
•  risks we assume,
•  our profitability objectives, and
•  general economic trends.
Market Value Adjustment
Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to distributions on the death of the Annuitant, an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.
The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.
We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:
1.  Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and
2.  Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.

Union Security Life Insurance Company of New York	15

The Contract
Purchases and Contract Value
What types of Contracts are available?
The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:
•  Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;
•  Individual Retirement Annuities adopted according to Section 408 of the Code;
•  Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and
•  Certain eligible deferred compensation plans as defined in Section 457 of the Code.
We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.
The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.
If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.
How do I purchase a Contract?
This Contract is no longer available for new sales.
Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.
Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.
You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.
It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state.
How are Premium Payments applied to my Contract?
Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application/order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.
If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

16	Union Security Life Insurance Company of New York

Can I cancel my Contract after I purchase it?
If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.
Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.
How is the value of my Contract calculated before the Annuity Commencement Date?
The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.
When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.
To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.
The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:
•  The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by
•  The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by
•  The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.
We will send you a statement in each calendar quarter, which tells you how many Accumulation Units you have, their value and your total Contract Value.
A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 4% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:
•  The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less
•  The amount of any transfers or Surrenders out of the Guarantee Period.
Can I transfer from one investment choice to another?
Subject to the restrictions below, you may transfer Contract Value:
•  From a Sub-Account to another Sub-Account;
•  From a Sub-Account to a Guarantee Period;
•  From a Guarantee Period to a Sub-Account;
•  From a Guarantee Period to another Guarantee Period.
Transfers from a Guarantee Period may be subject to a Market Value Adjustment.

Union Security Life Insurance Company of New York	17

Can I transfer from one Sub-Account to another?
You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.
What is a Sub-Account Transfer?
A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.
What Happens When I Request a Sub-Account Transfer?
Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.
In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.
We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.
For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.
What Restrictions Are There on My Ability to Make a Sub-Account Transfer?
First, you may make only one Sub-Account transfer request each day. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.
Examples

Transfer Request Per Valuation Day	Permissible?
Transfer $10,000 from a money market Sub-Account to a growth Sub-Account	Yes
Transfer $10,000 from a money market Sub-Account to any number of other Sub-Accounts (dividing the $10,000 among the other Sub-Accounts however you chose)	Yes
Transfer $10,000 from any number of different Sub-Accounts to any number of other Sub-Accounts	Yes
Transfer $10,000 from a money market  Sub-Account to a growth Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an international Sub-Account
No
Second, you are allowed to submit a total of 20 Sub-Account transfers each Contract Year (the "Transfer Rule") by U.S. Mail, Internet or telephone. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do

18	Union Security Life Insurance Company of New York

another Sub-Account transfer by telephone or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.
We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.
The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.
We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.
Third, policies have been designed to restrict excessive Sub-Account transfers. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you.
Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.
We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.
In certain circumstances, fund trading policies do not apply or may be limited. For instance:

•	Certain types of financial intermediaries may not be required to provide us with shareholder information.

•
"Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

•	A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

•
Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

Possibility of undetected abusive trading or market timing. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

•	Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

•	Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

•
These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.

•
In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account

Union Security Life Insurance Company of New York	19

records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.
How am I affected by frequent Sub-Account Transfers?
We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.
Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.
In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.
Power of Attorney — You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.
Transfers between the Sub-Accounts and Guarantee Periods — You may transfer from the Sub-Accounts to a Guarantee Period or from one Guarantee Period to another Guarantee Period. Transfers from a Guarantee Period are subject to a Market Value Adjustment if the transfer is:
•  more than 15 days before or 15 days after the expiration of the existing Guarantee Period, or
•  are not part of a formal Union Security program for the transfer of general account value.
The amount of any positive or negative Market Value Adjustment will be added or deducted from the transferred amount.
General Account Transfer Restrictions — We reserve the right to defer transfers from the general account for up to 6 months from the date of your request (a "transfer moratorium"). After any transfer, you must wait six months before moving Sub-Account Values back to a Guarantee Period in the general account. After the Annuity Commencement Date, you may not make transfers from the general account.
We generally intend to enforce these restrictions during periods of extreme volatility within the U.S. stock markets or when we have significant concerns about disintermediation. If we enforce this restriction:

•	The last then effective Guarantee Period and guaranteed interest rate will remain in effect until the end of the transfer moratorium;

•
The Market Value Adjustment will take into consideration the amount of time consumed by the transfer moratorium only with regard to the Guaranteed Period during which the transfer moratorium was declared; and

•	Rates of interest that we will credit for the new Guaranteed Period will be automatically reset to the rate of interest we declare as of the conclusion of the transfer moratorium.
Charges and Fees
The following charges and fees are associated with the Contract:
The Contingent Deferred Sales Charge
The Contingent Deferred Sales Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.
We assess a Contingent Deferred Sales Charge when you request a full or partial Surrender. The percentage of the Contingent Deferred Sales Charge is based on how long your Premium Payments have been in the Contract. The Contingent Deferred Sales Charge will not exceed the total amount of the Premium Payments made. Each Premium Payment has its own Contingent

20	Union Security Life Insurance Company of New York

Deferred Sales Charge schedule. Premium Payments are Surrendered in the order in which they were received. The longer you leave your Premium Payments in the Contract, the lower the Contingent Deferred Sales Charge will be when you Surrender.
The Contingent Deferred Sales Charge is a percentage of the amount Surrendered and is equal to:

Number of years from Premium Payment	Contingent Deferred Sales Charge
1	7%
2	6%
3	5%
4	4%
5	3%
6	2%
7	1%
8 or more	0%
The following Surrenders are NOT subject to a Contingent Deferred Sales Charge:
•  Annual Withdrawal Amount — During the first seven years from each Premium Payment, you may, each Contract Year, take partial Surrenders up to 10% of the total Premium Payments. If you do not take 10% one year, you may not take more than 10% the next year. These amounts are different for group unallocated Contracts and Contracts issued to a Charitable Remainder Trust.
•  Surrenders made from Premium Payments invested for more than seven years — After the seventh Contract Year, you may take the total of: (a) all Premium Payments held in your Contract for more than seven years, and (b) 10% of Premium Payments made during the last seven years and (c) all of your earnings.
Under the following situations, the Contingent Deferred Sales Charge is WAIVED:
•  For Required Minimum Distributions — This allows Annuitants who are age 701/2 or older, with a Contract held under an Individual Retirement Account or 403(b) plan, to Surrender an amount equal to the Required Minimum Distribution for the Contract without a Contingent Deferred Sales Charge. All requests for Required Minimum Distributions must be in writing.
•  On or after the Annuitant's 90th birthday.
The following situations are NOT subject to a Contingent Deferred Sales Charge:
•  Upon death of the Annuitant or Contract Owner — No Contingent Deferred Sales Charge will be deducted if the Annuitant or Contract Owner dies.
•  Upon Annuitization — The Contingent Deferred Sales Charge is not deducted when you annuitize the Contract. We will charge a Contingent Deferred Sales Charge if the Contract is fully Surrendered during the Contingent Deferred Sales Charge period under an Annuity Payout Option which allows Surrenders.
•  For substantially equal periodic payments — We will waive the Contingent Deferred Sales Charge if you take part in a program for partial Surrenders where you receive a scheduled series of substantially equal periodic payments. Payments under this program must be made at least annually for your life (or your life expectancy) or the joint lives (or joint life expectancies) of you and your designated Beneficiary.
•  Upon cancellation during the Right to Cancel Period.
Mortality and Expense Risk Charge
For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 1.25% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and an expense risk:
•  Mortality Risk — There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.
During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Union Security Life Insurance Company of New York	21

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that actual mortality rates, in aggregate, may be lower than expected mortality rates.
•  Expense Risk — We also bear an expense risk that the Contingent Deferred Sales Charges collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.
Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.
Administrative Charge
For administration, we deduct a daily charge at the rate of 0.10% per year against all Contract Values held in the Separate Account during both the accumulation and annuity phases of the Contract. There is not necessarily a relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract; expenses may be more or less than the charge.
Premium Taxes
We deduct Premium Taxes, imposed on us, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% – 3.5%.
Charges Against the Funds
The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.
Other disclosure specific to Invesco V.I. Government Money Market Fund
The Invesco V.I. Government Money Market Fund will continue to use the amortized cost method of valuation to seek to maintain a stable $1.00 net asset value and does not intend to impose liquidity fees or redemption gates on Fund redemptions. The Fund's board reserves the right to impose a liquidity fee or redemption gate in the future upon prior notice to shareholders and in conformance to Rule 2a-7 of the Investment Company Act of 1940. Further detail regarding these changes is set forth in the fund's prospectus.
Death Benefit
What is the Death Benefit and how is it calculated?
The Death Benefit is the amount we will pay if the Contract Owner or Annuitant dies before the Annuity Commencement Date. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.
Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.
If death occurs before the Annuity Commencement Date, the Death Benefit is the greatest of:
•  The total Premium Payments you have made to us minus the dollar amount of any partial Surrenders; or
•  The Contract Value of your Contract; or
•  The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75th birthday, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.
Your Contract's Seven Year Anniversary is the seventh anniversary of the date your Contract was issued, and each following seventh anniversary of that date.

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How is the Death Benefit paid?
The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.
If the Death Benefit is $5,000 or more, the Beneficiary may elect to have their Death Benefit paid through our "Safe Haven program." Under this program, the proceeds remain in our General Account and the Beneficiary will receive a draft book. Proceeds are guaranteed by the claims paying ability of the Company; however, it is not a bank account and is not insured by the Federal deposit Insurance Corporation (FDIC), nor is it backed by any federal or state government agency. The Beneficiary can write one draft for total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. The interest rate is based upon the analysis of interest rates credited to funds left on deposit with other insurance companies under programs similar to The Hartford's Safe Haven Program. In determining the interest rate, we also factor in the impact of our profitability, general economic trends, competitive factors and administrative expenses. The interest rate credit is not the same rate earned on assets in the Fixed Accumulation Feature and is not subject to minimum interest rates prescribed by state non-forfeiture laws. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death benefit amount to the General account. The interest will be taxable to the Beneficiary in the tax year that it is credited. We may not offer the Safe Haven program in all states and we reserve the right to discontinue offering it at any time. Although there are no direct charges for the program, we earn investment income from the proceeds. The Investment income we earn is likely more than the amount of interest we credit; therefore, we make a profit from the difference.
The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit invested with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.
The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.
Required Distributions — If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five years.
If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.
If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.
What should the Beneficiary consider?
Alternatives to the Required Distributions — The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.
If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.
Spousal Contract Continuation — If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract continuation will only apply one time for each Contract.
Surrenders
What kinds of Surrenders are available?

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Full Surrenders before the Annuity Commencement Date — When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Contingent Deferred Sales Charge and Premium Taxes and adjusted for any positive or negative Market Value Adjustment. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.
Partial Surrenders before the Annuity Commencement Date — You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:
•  The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and
•  The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.
Does the Invesco V.I. Government Money Market Fund impose a fee or gate for redemption?
The Invesco V.I. Government Money Market Fund will continue to use the amortized cost method of valuation to seek to maintain a stable $1.00 net asset value and does not intend to impose liquidity fees or redemption gates on Fund redemptions.  The Fund’s board reserves the right to impose a liquidity fee or redemption gate in the future upon prior notice to shareholders and in conformance to Rule 2a-7 of the Investment Company Act of 1940.  Further detail is set forth in the Fund’s prospectus.
How do I request a Surrender?
Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.
Written Requests — To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:
•  the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,
•  your tax withholding amount or percentage, if any, and
•  your mailing address.
You may submit this form via facsimile.
If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.
Telephone Requests — To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.
We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. We may modify the requirements for telephone redemptions at any time.
Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.
Completing a Power of Attorney form for another person to act on your behalf may prevent you from making Surrenders via telephone.
What should be considered about taxes?
There are certain tax consequences associated with Surrenders:
Prior to age 591/2 — If you make a Surrender prior to age 591/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 591/2 may also affect the continuing tax-qualified status of some Contracts.

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We do not monitor Surrender requests. To determine whether a Surrender is permissible, with or without federal income tax penalty, please consult your personal tax adviser.
More than one Contract issued in the same calendar year — If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.
Internal Revenue Code section 403(b) annuities — As of December 31, 1988, all section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 591/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 591/2). Distributions prior to age 591/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.
We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.
We encourage you to consult with your qualified tax adviser before making any Surrenders. Please see the "Federal Tax Considerations" section for more information.
Annuity Payouts

This section describes what happens when we begin to make regular Annuity Payouts from your Contract. You, as the Contract Owner, should answer five questions:
•  When do you want Annuity Payouts to begin?
•  Which Annuity Payout Option do you want to use?
•  How often do you want to receive Annuity Payouts?
•  What level of Assumed Investment Return should you choose?
•  Do you want Annuity Payouts to be fixed or variable or a combination?
Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.
1. When do you want Annuity Payouts to begin?
You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 90th birthday, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the end of the 2nd Contract Year. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.
The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.
All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.
2. Which Annuity Payout Option do you want to use?
Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.
Life Annuity
We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

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Life Annuity With Payments Guaranteed for 10 or 20 Years
We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.
Joint and Full Survivor Life Annuity
We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.
Joint and 1/2 Contingent Survivor Life Annuity
We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.
We may offer other Annuity Payout Options available.
•  You cannot Surrender your Contract once Annuity Payouts begin.
•  For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.
•  Automatic Annuity Payouts — If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.
3. How often do you want the Payee to receive Annuity Payouts?
In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:
•  monthly,
•  quarterly,
•  semiannually, or
•  annually.
Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.
What is the Assumed Investment Return?
The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 4%.
For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.
Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.
Do you want fixed dollar amount or variable dollar amount Annuity Payouts or a combination of both?
You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.
Fixed Dollar Amount Annuity Payouts — Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus

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any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.
Variable Dollar Amount Annuity Payouts — A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.
The dollar amount of the first variable Annuity Payout depends on:
•  the Annuity Payout Option chosen,
•  the Annuitant's attained age and gender (if applicable), and,
•  the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table
•  the Assumed Investment Return
The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.
The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:
Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.
The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 4% AIR is 0.999893.
Combination Annuity Payouts — You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.
Transfer of Annuity Units — After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account transfer restrictions please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."
Other Programs Available
We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.
InvestEase® — InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.
Automatic Income Program — The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.
Static Asset Allocation Models — This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage

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allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in particular funds or fund families and are not based on such investment theories.
If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature, or a Dollar Cost Averaging Plus Program is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.
You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.
Your investments in an asset allocation model will be rebalanced quarterly to reflect the model's original percentages.
We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.
While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to What Restrictions Are There on your Ability to Make a Sub-Account Transfer? for more information.
You will not be provided with information regarding periodic updates to the Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.
•  Asset Rebalancing
In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.
•  Dollar Cost Averaging
We offer two dollar cost averaging programs:
•  Fixed Amount DCA
•  Earnings/Interest DCA
Dollar Cost Averaging Programs — We currently offer two different types of Dollar Cost Averaging Programs. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.
Other Program considerations
•  You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.
•  We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:
•  any Fund is merged or substituted into another Fund — then your allocations will be directed to the surviving Fund;

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•  any Fund is liquidated — then your allocations will be directed to any available money market Fund;
You may always provide us with updated instructions following any of these events.
•  Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.
•  If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.
•  We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.
•  Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you. Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund's investment objective, particularly in periods of rising market prices. For additional information regarding the risks of investing in a particular fund, see that Fund's prospectus.
•  Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.
•  These Programs may be adversely affected by Fund trading policies.
Other Information
Assignment — A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.
A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.
Contract Modification — The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.
We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.
How Contracts Are Sold — Hartford Securities Distribution, Inc. ("HSD") serves as principal underwriter for the contracts. HSD is registered with the Securities and Exchange Commission under the Securities Act of 1934 as a broker-dealer and is a

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member of the Financial Industry Regulatory Authority (FINRA). The principal business address is One Hartford Plaza, Hartford, CT 06155.
Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with HSD. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).
Commissions — We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.
We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.
Additional Payments — In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (3) override payments and bonuses; (4) personnel education or training; (5) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (6) shareholder services, including sub-accounting and the preparation of account statements and other communications.
We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.
Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.
Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. As of December 31, 2015, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial Intermediaries:
AIG Advisors Group, Inc. (FSC Securities Corporation, Royal Alliance Associates, Inc., Sagepoint Financial, Inc.) and Woodbury Financial Services, Inc.
Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.
For the fiscal year ended December 31, 2015, Additional Payments did not in the aggregate exceed approximately $328,912 (excluding corporate-sponsorship related perquisites) or approximately 0.02% based on average assets.

30	Union Security Life Insurance Company of New York

Independent Registered Public Accounting Firm
The consolidated financial statements of Union Security Life Insurance Company of New York as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The business address of PricewaterhouseCoopers LLP is 1100 Walnut, Kansas City, MO 64106.
Legal Proceedings
We are regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination, or investigation and although no assurances can be given, we do not believe that any pending matter will have a material adverse effect on our financial condition or results of operations.
More Information
You may call your Registered Representative if you have any questions or call us or write us at the address below:
Hartford Life Insurance Company
PO Box 14293
Lexington, KY 40512-4293
Telephone:  1-800-862-6668 (Contract Owners)
1-800-862-7155 (Registered Representatives)
Financial Statements
You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.
Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly will not file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.

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Federal Tax Considerations

A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Nonresident Aliens and Foreign Entities" below regarding annuity purchases by, or payments to, non-U.S. Persons. Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.
In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing "Federal Tax Considerations," the term "spouse" means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation.
The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of the Company and the Separate Account
The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

32	Union Security Life Insurance Company of New York

Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.
C. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1.  Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:
•  A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),
•  A contract acquired by the estate of a decedent by reason of such decedent's death,
•  Certain contracts acquired with respect to tax-qualified retirement arrangements,
•  Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or
•  A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.
A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.
For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contributions) of 3.8%, depending upon the amount of the estate's or trust's adjusted gross income for the taxable year.
2.  Other Contract Owners (Natural Persons).
A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.
a.  Distributions Prior to the Annuity Commencement Date.
i.  Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.
ii.  To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".

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iii.  Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."
iv.  The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.
v.  In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.
vi.  In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the individual's modified adjusted gross income for the taxable year.
b.  Distributions After Annuity Commencement Date.
Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").
i.  When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.
ii.  If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.
iii.  Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).
c.  Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d.  10% Penalty Tax — Applicable to Certain Withdrawals and Annuity Payments.
i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.
ii.  The 10% penalty tax will not apply to the following distributions:
1.  Distributions made on or after the date the taxpayer has attained the age of 591/2.

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2.  Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.
3.  Distributions attributable to a taxpayer's becoming disabled.
4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).
5.  Distributions made under certain annuities issued in connection with structured settlement agreements.
6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).
7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 591/2 and (b) 5 years have elapsed since the first of these periodic payments.
e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f.  Required Distributions
i.  Death of Contract Owner or Primary Annuitant
Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:
1.  If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;
2.  If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and
3.  If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.
ii.  Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.
iii.  Spouse Beneficiary
If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.
iv.  Civil Union or Domestic Partner

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Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.
Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner, rather than the spouse of the Contract Owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract Owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract Owner.
g.  Addition of Rider or Material Change.
The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h.  Partial Exchanges.
The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange").
The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash surrender value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.
Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.
If a transfer falls within the scope of the Rev. Proc. but is not described above (for example — if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, pre-existing contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company, but will instead treat the contracts as separate annuity contracts. The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.
3.  Diversification Requirements.
The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.
The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:
•  no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,
•  no more than 70% is represented by any two investments,
•  no more than 80% is represented by any three investments, and
•  no more than 90% is represented by any four investments.

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In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.
A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.
Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.
4.  Tax Ownership of the Assets in the Separate Account.
In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.
Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, indicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.
Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:
1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.
2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the

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time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.
Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.
F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser's beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 371/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendant) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.
H. Tax Disclosure Obligations
In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

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Information Regarding Tax-Qualified Retirement Plans
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance with regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the Owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the Owner of a Contract, as recorded on our books and records. If you are purchasing a Contract through a Qualified Plan, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Contract Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities ("IRAs").
In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.
a.  Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 701/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 591/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below.

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Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.
IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
b.  SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
c.  SIMPLE IRAs
The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.
d.  Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible

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to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA to a Roth IRA under certain circumstances. The conversion in the year of conversion (special rules apply to 2010 conversions) of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.
In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.
3. Tax Sheltered Annuity under Section 403(b) ("TSA")
Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.
A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:
a.  after the employee reaches age 591/2;
b.  upon the employee's separation from service;
c.  upon the employee's death or disability;
d.  in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or
e.  as a qualified reservist distribution upon certain calls to active duty.
An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.
Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or

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Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. § 1.403(b)-8(c)(2).
Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.
4. Deferred Compensation Plans under Section 457 ("Section 457 Plans")
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($18,000 for 2016). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 701/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).
5. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

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In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
6. Penalty Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.
a.  Penalty Taxes on Premature Distributions
Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 591/2. However, this 10% penalty tax does not apply to a distribution that is either:
(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;
(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);
(iii)  part of a series of substantially equal periodic payments (not less frequently than annually — "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;
(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);
(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);
(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or
(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.
In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:
(viii)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;
(ix)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or
(x)  for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).
If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 591/2 and (b) 5 years have elapsed since the first of these periodic payments.
For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.
b.  RMDs and 50% Penalty Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.
An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of —
(i)  the calendar year in which the individual attains age 701/2, or
(ii)  (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

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A special rule applies to individuals who attained age 701/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over —
(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or
(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 701/2.
If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.
The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.
8. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.
For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either —

44	Union Security Life Insurance Company of New York

a.  an RMD amount;
b.  one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or
c.  any distribution made upon hardship of the employee.
Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457 (e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

Union Security Life Insurance Company of New York	45

Accumulation Unit Values
(For an Accumulation Unit outstanding throughout the period)
The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

	As of December 31,
Sub-Account	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006
Hartford Balanced HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$6.000	$5.539	$4.633	$4.192	$4.171	$3.770	$2.933	$4.349	$4.134	$3.785
Accumulation Unit Value at end of period	$5.930	$6.000	$5.539	$4.633	$4.192	$4.171	$3.770	$2.933	$4.349	$4.134
Number of Accumulation Units outstanding at end of period (in thousands)	49	50	57	60	62	66	78	103	147	175
Hartford Capital Appreciation HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$3.292	$3.109	$2.266	$1.941	$2.221	$1.932	$1.344	$2.504	$2.173	$1.889
Accumulation Unit Value at end of period	$3.281	$3.292	$3.109	$2.266	$1.941	$2.221	$1.932	$1.344	$2.504	$2.173
Number of Accumulation Units outstanding at end of period (in thousands)	12	12	16	17	44	51	63	72	55	89
Hartford Disciplined Equity HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$42.540	$37.113	$27.696	$23.867	$23.916	$21.255	$17.147	$27.706	$25.920	$23.363
Accumulation Unit Value at end of period	$44.838	$42.540	$37.113	$27.696	$23.867	$23.916	$21.255	$17.147	$27.706	$25.920
Number of Accumulation Units outstanding at end of period (in thousands)	14	15	18	19	21	25	33	42	53	63
Hartford Dividend and Growth HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.573	$2.309	$1.774	$1.583	$1.584	$1.418	$1.153	$1.729	$1.619	$1.363
Accumulation Unit Value at end of period	$2.509	$2.573	$2.309	$1.774	$1.583	$1.584	$1.418	$1.153	$1.729	$1.619
Number of Accumulation Units outstanding at end of period (in thousands)	6	7	9	10	21	27	25	29	33	40
Hartford Global Growth HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$37.099	$35.212	$26.186	$21.508	$25.316	$22.459	$16.783	$35.782	$29.003	$25.755
Accumulation Unit Value at end of period	$39.543	$37.099	$35.212	$26.186	$21.508	$25.316	$22.459	$16.783	$35.782	$29.003
Number of Accumulation Units outstanding at end of period (in thousands)	6	6	7	8	9	10	11	17	22	26
Hartford Growth Opportunities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$11.857	$10.529	$7.862	$6.281	$6.987	$6.023	$4.711	$8.788	$6.870	$6.214
Accumulation Unit Value at end of period	$13.070	$11.857	$10.529	$7.862	$6.281	$6.987	$6.023	$4.711	$8.788	$6.870
Number of Accumulation Units outstanding at end of period (in thousands)	104	140	144	160	177	202	228	126	144	166
Hartford High Yield HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.235	$23.947	$22.806	$20.222	$19.578	$17.085	$11.509	$15.602	$15.386	$14.028
Accumulation Unit Value at end of period	$22.881	$24.235	$23.947	$22.806	$20.222	$19.578	$17.085	$11.509	$15.602	$15.386
Number of Accumulation Units outstanding at end of period (in thousands)	7	7	7	8	10	11	15	18	27	31
Hartford International Opportunities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.661	$2.806	$2.340	$1.973	$2.325	$2.058	$1.563	$2.743	$2.182	$1.777
Accumulation Unit Value at end of period	$2.675	$2.661	$2.806	$2.340	$1.973	$2.325	$2.058	$1.563	$2.743	$2.182
Number of Accumulation Units outstanding at end of period (in thousands)	116	118	127	141	163	192	189	292	366	207

46	Union Security Life Insurance Company of New York

	As of December 31,
Sub-Account	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006
Hartford MidCap Value HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$19.406	$18.176	$13.676	$11.094	$12.297	$10.271	$—	$—	$—	$—
Accumulation Unit Value at end of period	$18.913	$19.406	$18.176	$13.676	$11.094	$12.297	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	14	14	16	17	20	22	—	—	—	—
Hartford Small/Mid Cap Equity HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$24.760	$23.850	$17.580	$15.378	$15.766	$12.700	$8.705	$16.602	$15.071	$13.606
Accumulation Unit Value at end of period	$23.271	$24.760	$23.850	$17.580	$15.378	$15.766	$12.700	$8.705	$16.602	$15.071
Number of Accumulation Units outstanding at end of period (in thousands)	7	7	8	8	10	11	12	21	25	36
Hartford SmallCap Growth HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$54.848	$52.528	$36.751	$31.731	$31.711	$23.537	$17.621	$28.542	$29.473	$27.956
Accumulation Unit Value at end of period	$53.816	$54.848	$52.528	$36.751	$31.731	$31.711	$23.537	$17.621	$28.542	$29.473
Number of Accumulation Units outstanding at end of period (in thousands)	6	7	7	8	9	11	13	18	24	30
Hartford Stock HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.338	$2.129	$1.632	$1.446	$1.482	$1.309	$0.937	$1.670	$1.599	$1.413
Accumulation Unit Value at end of period	$2.370	$2.338	$2.129	$1.632	$1.446	$1.482	$1.309	$0.937	$1.670	$1.599
Number of Accumulation Units outstanding at end of period (in thousands)	3	3	3	6	6	6	7	33	34	56
Hartford Total Return Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$3.585	$3.432	$3.526	$3.324	$3.149	$2.969	$2.616	$2.871	$2.780	$2.688
Accumulation Unit Value at end of period	$3.516	$3.585	$3.432	$3.526	$3.324	$3.149	$2.969	$2.616	$2.871	$2.780
Number of Accumulation Units outstanding at end of period (in thousands)	69	72	78	85	100	111	119	152	218	270
Hartford U.S. Government Securities HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$26.100	$25.730	$26.526	$25.928	$25.059	$24.471	$23.993	$24.477	$23.769	$23.162
Accumulation Unit Value at end of period	$26.152	$26.100	$25.730	$26.526	$25.928	$25.059	$24.471	$23.993	$24.477	$23.769
Number of Accumulation Units outstanding at end of period (in thousands)	5	6	7	7	10	12	19	15	20	23
Hartford Ultrashort Bond HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$1.707	$1.728	$1.752	$1.776	$1.800	$1.824	$1.848	$1.834	$1.771	$1.715
Accumulation Unit Value at end of period	$1.686	$1.707	$1.728	$1.752	$1.776	$1.800	$1.824	$1.848	$1.834	$1.771
Number of Accumulation Units outstanding at end of period (in thousands)	17	20	29	51	57	58	92	110	45	56
Hartford Value HLS Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$2.108	$1.918	$1.474	$1.277	$1.320	$1.167	$0.951	$1.461	$1.359	$1.131
Accumulation Unit Value at end of period	$2.015	$2.108	$1.918	$1.474	$1.277	$1.320	$1.167	$0.951	$1.461	$1.359
Number of Accumulation Units outstanding at end of period (in thousands)	140	139	156	173	209	260	3	2	2	26

Union Security Life Insurance Company of New York	47

	As of December 31,
Sub-Account	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006
HIMCO VIT Index Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$32.076	$29.627	$—	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$31.983	$32.076	$—	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	22	23	—	—	—	—	—	—	—	—
Invesco V.I. Money Market Fund
Without Any Optional Benefits
Accumulation Unit Value at beginning of period	$9.791	$9.923	$9.984	$—	$—	$—	$—	$—	$—	$—
Accumulation Unit Value at end of period	$9.661	$9.791	$9.923	$—	$—	$—	$—	$—	$—	$—
Number of Accumulation Units outstanding at end of period (in thousands)	—	—	—	—	—	—	—	—	—	—

48	Union Security Life Insurance Company of New York

Further Information About Union Security Life Insurance Company of New York
ITEM 3. RISK FACTORS
Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.
Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts, number of employees, number of securities in an unrealized loss position and number of loans.
General economic, financial market and political conditions may materially adversely affect our results of operations and financial condition. Particularly, difficult conditions in financial markets and the global economy may negatively affect the results of Union Security Life Insurance Company of New York (the "Company").
General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. Limited availability of credit, deteriorations of the global mortgage and real estate markets, declines in consumer confidence and consumer spending, low interest rates, increases in prices or in the rate of inflation, continuing high unemployment, or disruptive geopolitical events could contribute to increased volatility and diminished expectations for the economy and the financial markets. Specifically, during periods of economic downturn:
•  individuals and businesses may (i) choose not to purchase our insurance products and other related products and services, (ii) terminate existing policies or contracts or permit them to lapse, (iii) choose to reduce the amount of coverage they purchase, and (iv) in the case of business customers have fewer employees requiring insurance coverage due to reductions in their staffing levels;
•  disability insurance claims and claims on other specialized insurance products tend to rise;
•  clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums from such clients and the collection of receivables from such clients for items such as unearned premiums; and
•  there is an increased risk of fraudulent insurance claims.
Our actual claims losses may exceed our reserves for claims, and this may require us to establish additional reserves that may materially affect our results of operations, profitability and capital.
We maintain reserves to cover our estimated ultimate exposure for claims and claim adjustment expenses with respect to reported claims and incurred but not reported claims (“IBNR”) as of the end of each accounting period. Whether calculated under GAAP, Statutory Accounting Principles (“SAP”) or accounting principles applicable in foreign jurisdictions, reserves are estimates. Reserving is inherently a matter of judgment; our ultimate liabilities could exceed reserves for a variety of reasons, including changes in macroeconomic factors (such as unemployment and interest rates), case development and other factors. From time to time, we also adjust our reserves, and may adjust our reserving methodology, as these factors and our claims experience changes. Reserve development, changes in our reserving methodology and paid losses exceeding corresponding reserves could have a material adverse effect on our results of operations.
A.M. Best rates the financial strength of the Company, and A.M. Best, Moody's and S&P rate the financial strength of many of the Company’s affiliates, and a decline in these ratings could affect our standing in the insurance industry and cause our sales and earnings to decrease.
Ratings are an important factor in establishing the competitive position of insurance companies. A.M. Best Company ("A.M. Best"), Moody's Investor Services ("Moody's") and Standard & Poor's Inc. ("S&P") ratings reflect their opinions of our financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. These ratings are subject to periodic review by A.M. Best, Moody's, and S&P, and we cannot assure that we will be able to retain these ratings.
Any reduction in our ratings could materially adversely affect the demand for our products by intermediaries and consumers, and materially adversely affect our results. In addition, any reduction in our financial strength ratings could materially adversely affect our cost of borrowing.
As of December 31, 2015, contracts representing approximately 17% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A-" or better. The Company's clients may terminate the agreements and in some instances recapture in force business if the Company's ratings fall below "A-".

Union Security Life Insurance Company of New York	49

The Company is also subject to additional risks associated with its business. These risks include, among others:
•  Reliance on relationships with significant clients, distributors and other parties. Our relationships and contractual arrangements with significant clients, distributors and other parties with whom we do business are important to the success of our business. If our significant clients, distributors and/or other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.
•  An impairment of goodwill could materially affect our results of operations and book value. We review our goodwill annually in the fourth quarter for impairment or more frequently if circumstances indicating that the asset may be impaired exist. Such circumstances could include a decline in our actual or expected future cash flows or income, a significant adverse change in the business climate, or slower growth rates, among others. Circumstances such as those mentioned above could trigger an impairment of some or all of the remaining goodwill on our balance sheet, which could have a material adverse effect on our profitability.
•  Failure to attract and retain sales representatives or develop and maintain distribution sources. Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.
•  Market conditions, changes in interest rates, and prolonged periods of low interest rates may materially affect our results. Recent periods have been characterized by low interest rates. A prolonged period during which interest rates remain at historically low levels may result in lower-than-expected net investment income and larger required reserves. In addition, certain statutory capital requirements are based on formulas or models that consider interest rates and a prolonged period of low interest rates may increase the statutory capital we are required to hold.
Changes in interest rates may materially adversely affect the performance of some of our investments. Interest rate volatility may increase or reduce unrealized gains or unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control.
The fair market value of the fixed maturity securities in our portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. Because all of our fixed maturity securities are classified as available for sale, changes in the market value of these securities are reflected in our consolidated balance sheets. Their fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income from fixed maturity investments increases or decreases directly with interest rates. In addition, actual net investment income and cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations. An increase in interest rates will also decrease the net unrealized gains in our current investment portfolio.
 We employ asset/liability management strategies to manage the adverse effects of interest rate volatility and the likelihood that cash flows are unavailable to pay claims as they become due. Our asset/liability management strategies do not completely eliminate the adverse effects of interest rate volatility, and significant fluctuations in the level of interest rates may require us to liquidate investments prior to maturity at a significant loss to pay claims and policyholder benefits. This could have a material adverse effect on our results of operations and financial condition.
•  Our investment portfolio is subject to various risks that may result in realized investment losses. We are subject to credit risk in our investment portfolio, primarily from our investments in corporate bonds, preferred stocks, municipal bonds, and commercial mortgages. Defaults by third parties in the payment or performance of their obligations could reduce our investment income and realized investment gains or result in the continued recognition of investment losses. The value of our investments may be materially adversely affected by increases in interest rates, downgrades in the corporate bonds included in the portfolio and by other factors that may result in the continued recognition of other-than-temporary impairments. Each of these events may cause us to reduce the carrying value of our investment portfolio.
 Further, the value of any particular fixed maturity security is subject to impairment based on the creditworthiness of a given issuer. A significant increase in defaults and impairments on our fixed maturity investment portfolio could materially adversely affect our results of operations and financial condition.

50	Union Security Life Insurance Company of New York

We currently invest in a small amount of equity securities. However, we have had higher percentages in the past and may make more such investments in the future. Investments in equity securities generally provide higher expected total returns but present greater risk to preservation of capital than our fixed maturity investments.
 If treasury rates or credit spreads were to increase, the Company may have additional realized and unrealized investment losses and increases in other-than-temporary impairments. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Inherently, there are risks and uncertainties involved in making these judgments. Changes in facts, circumstances, or critical assumptions could cause management to conclude that further impairments have occurred. This could lead to additional losses on investments.
•  Our commercial mortgage loans and real estate investments subject us to liquidity risk. Our commercial mortgage loans on real estate investments are relatively illiquid. If we require extremely large amounts of cash on short notice, we may have difficulty selling these investments at attractive prices and in a timely manner.
•  Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments. Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may weaken our financial strength and reduce our profitability.
•  Failure to protect our clients’ confidential information and privacy could harm our reputation, cause us to lose customers, reduce our profitability, and subject us to fines, litigation and penalties, and the costs of compliance with privacy and security laws could adversely affect our business. Our businesses are subject to a variety of privacy regulations and confidentiality obligations. If we do not comply with state and federal privacy and security laws and regulations, or contractual provisions, requiring us to protect confidential information and provide notice to individuals whose information is improperly disclosed, we could experience adverse consequences, including loss of customers and related revenue, regulatory problems (including fines and penalties), harm to our reputation and civil litigation, which could adversely affect our business and results of operations. As have other entities in the insurance industry, we have incurred and will continue to incur substantial costs in complying with the requirements of applicable privacy and security laws.
•  System security risks, data protection breaches and cyber-attacks could adversely affect our business and results of operations. Our information technology systems are vulnerable to threats from computer viruses, natural disasters, unauthorized access, cyber-attack and other similar disruptions. Although we have network security measures in place, experienced computer programmers and hackers may be able to penetrate our network and misappropriate or compromise confidential information, create system disruptions or cause shutdowns.
 As an insurer, we receive and are required to protect confidential information from customers, vendors and other third parties that may include personal health or financial information. If any disruption or security breach results in a loss or damage to our data, or inappropriate disclosure of our confidential information or that of others, it could damage to our reputation, affect our relationships with our customers and clients, lead to claims against the Company, result in regulatory action and harm our business. In addition, we may be required to incur significant costs to mitigate the damage caused by any security breach or to protect against future damage.
•  Failure to accurately predict benefits and other costs and claims. We may be unable to accurately predict benefits, claims and other costs or to manage such costs through our loss limitation methods. This ability could be affected by factors such as inflation, changes in the regulatory environment, changes in industry practices or changes in legal, social or environmental conditions. Political or economic conditions can also affect the availability of programs on which our business may rely to accurately predict benefits and claims. The inability to accurately predict and price for benefits, claims and other costs could materially adversely affect our results of operations and financial condition.
•  Changes in regulation. Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.
For example, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and the rules and regulations thereunder (together, the "Affordable Care Act and related reforms have made and will continue to make sweeping and fundamental changes to the U.S. health care system. Uncertainty remains with respect to a number of provisions of the Affordable Care Act, which could disrupt revenues in our business.
•  Reinsurers' failure to fulfill obligations. In the past, the Parent has sold, and in the future the Parent may sell, businesses through reinsurance ceded to third parties. For example, in 2016, the Parent sold the Assurant Employee Benefits segment to Sun Life Assurance Company of Canada (“Sun Life”), a subsidiary of Sun Life Financial Inc. In 2001 the Parent sold the insurance operations of its Fortis Financial Group ("FFG") division to The Hartford Financial Services Group, Inc. ("The Hartford") and in 2000 the Parent sold its Long Term Care division to John Hancock Life Insurance Company ("John Hancock"), now a subsidiary of Manulife Financial Corporation. Most of the assets backing reserves coinsured under these sales are held in

Union Security Life Insurance Company of New York	51

trusts or separate accounts. However, if the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert to us.
The A.M. Best ratings of The Hartford and John Hancock are currently A- and A+, respectively. A.M. Best currently maintains a stable outlook on both The Hartford's and John Hancock's financial strength ratings. The A.M. Best ratings of Sun Life is currently A+. A.M. Best currently maintains a stable outlook on Sun Life’s financial strength rating.
We also face the risk of again becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process these businesses. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition. In addition, third parties to whom we have sold businesses in the past may in turn sell these businesses to other third parties, and we could face risks related to the new administrative systems and capabilities of these third parties in administering these businesses.
•  Risks related to litigation and regulatory actions. From time to time we may be involved in various regulatory investigations and examinations relating to our insurance and other related business operations. We are subject to comprehensive regulation and oversight by the New York Department of Financial Services ("NYDFS") in jurisdictions in which we do business. The NYDFS has broad administrative powers with respect to all aspects of the insurance business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.
In recent years, significant attention has been focused on the procedures that life insurers follow to identify unreported death claims. In November 2011, the National Conference of Insurance Legislators ("NCOIL") proposed a model rule that would govern unclaimed property policies for insurers and mandate the use of the SSA's Death Master File (the "Death Master File") to identify deceased policyholders and beneficiaries. Certain state insurance regulators have also focused on this issue. For example, the NYDFS issued a letter requiring life insurers doing business in New York to use data from the Death Master File to search proactively for deceased policyholders and to pay claims without the receipt of a valid claim by or on behalf of a beneficiary.
In addition, regulators in certain states have hired third party auditors to audit the unclaimed property records of insurance companies operating in those states. The Company may become subject to such third party audit.
The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.
As part of a previously disclosed settlement between the Parent and the U.S. Securities and Exchange Commission (the "SEC"), the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940. If the Company fails to continue to meet the conditions in the application for permanent relief, then the Company could lose its ability to act as depositor of the separate accounts related to the FFG businesses sold to the Hartford in 2001. This could result in significant costs to restructure the modified coinsurance structure currently in place.
We depend on the Parent for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on Assurant or our business, but any adverse outcome could have a material adverse effect on our business, results of operations or financial condition.
For additional risks that relate to our business and additional detail on the risks outlined above, please see the Risk Factors in Assurant's 2015 Annual Report on Form 10-K filed with the SEC and available on Assurant's website at www.assurant.com.
ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL
Jessica M. Olich, Esq., who has given a legal opinion as to the validity of the Contracts, serves as Assistant Secretary of the Company and owns less than 1% of shares of common stock of the Company's parent, Assurant, Inc.
ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT
(A) DESCRIPTION OF THE BUSINESS
Legal Organization
Union Security Life Insurance Company of New York is a stock life insurance company formed in 1971 and organized under the laws of the State of New York. It is a direct wholly-owned subsidiary of Assurant, Inc. ("Assurant"), which owns and operates

52	Union Security Life Insurance Company of New York

companies that globally provides specialized protection products and related services in North America, Latin America, Europe and other select worldwide markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.
In this report, references to the "Company," "Union Security Life," "we," "us" or "our" refer to Union Security Life Insurance Company of New York.
Business Organization
Union Security Life, which is licensed to sell life, health and annuity insurance only in the State of New York, writes insurance products that are marketed in New York, mainly by the Assurant Employee Benefits and Assurant Solutions operating segments of Assurant (see Assurant’s 2015 Form 10-K for a full description of each of these segments). Within the Assurant Employee Benefits segment, we write group life, group dental, group vision and group disability insurance products. In addition, we reinsure disability and life products through our affiliate, Disability Reinsurance Management Services, Inc (“DRMS”). Within the Assurant Solutions segment, we market, sell and issue credit life and credit disability products. Of our total revenues, excluding net realized gains on investments, generated during 2015, approximately 92% was from the Assurant Employee Benefits segment, approximately 3% from the Assurant Solutions segment, and the remaining from the other Assurant segments. It is possible that our sales of credit life and credit disability for the Assurant Solutions segment will continue to decline, as almost all of the largest credit card issuing institutions in the U.S. have switched from offering credit insurance to their credit card customers to offering their own banking-approved debt protection programs. Debt protection is not an insurance product, but rather a service that is voluntarily added by customers as an addendum to a loan.
As previously announced, the Parent concluded a comprehensive review of its portfolio and decided to sharpen its focus on specialty housing and lifestyle protection products and services. As a result, the Parent sold its Assurant Employee Benefits (“AEB”) segment to Sun Life Assurance Company of Canada ("Sun Life"), a subsidiary of Sun Life Financial Inc. on March 1, 2016. The AEB segment sold group disability insurance, group dental insurance, group vision insurance and group life insurance. The sale of AEB will have a material impact to the results of operations and cash flows of the Company. See Note 3 for more information.
Also, as part of the comprehensive review, the Parent will substantially exit its Assurant Health segment. The exit of the health insurance market will have an immaterial impact to the results of operations and cash flow of the Company.
As a direct wholly-owned subsidiary of Assurant, Union Security Life does not have any publicly issued equity or debt securities. We are however, subject to certain filing requirements under the federal securities laws because we have issued certain variable and market value adjusted annuity contracts, which are required to be registered as securities. Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as FFG, to The Hartford. This sale was accomplished by means of coinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.
As of December 31, 2015, we had one employee in our New York, New York sales office. In addition, two Assurant employees spent at least a portion of their time working for us at our Fayetteville, New York headquarters. We believe that employee relations are satisfactory.
For additional information that relates to Assurant’s businesses, we refer you to Assurant’s 2015 Annual Report on Form 10-K filed with the SEC and available on the SEC’s website at www.sec.gov or through Assurant’s website at www.assurant.com.
(B) DESCRIPTION OF THE PROPERTY
Our parent leases office space for the Company in Fayetteville, New York that serves as our headquarters. We also have one employee in New York City that serves as our sales office for our employee benefits products. We believe that our leased properties are adequate for our current business operations.
(C) LEGAL PROCEEDINGS
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff and may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. Although the Company cannot predict the outcome of any litigation, regulatory examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company’s results of operations or cash flows for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect individually or in the aggregate, on the Company’s financial position.
(D) NOT APPLICABLE.

Union Security Life Insurance Company of New York	53

(E) FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:
In our opinion, the accompanying balance sheets and the related statements of operations, comprehensive income, changes in stockholder’s equity, and cash flows present fairly, in all material respects, the financial position of Union Security Life Insurance Company of New York (the “Company”) at December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Schedule I, Schedule III, Schedule IV, and Schedule V (the “financial statement schedules”) have been subjected to audit procedures performed in conjunction with the audit of the Company’s financial statements. The financial statement schedules are the responsibility of the Company’s management. Our audit procedures included determining whether the financial statement schedules reconcile to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the financial statement schedules. In our opinion, the financial statement schedules are fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ PricewaterhouseCoopers LLP
April 21, 2016

54	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
Balance Sheets
At December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
	(in thousands except per share and share amounts)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost — $77,093 in 2015 and $85,562 in 2014)	$85,748	$97,469
Equity securities available for sale, at fair value (cost — $6,932 in 2015 and $7,333 in 2014)	7,419	7,968
Commercial mortgage loans on real estate, at amortized cost	15,311	19,772
Policy loans	244	217
Short-term investments	10,498	7,202
Other investments	—	172
Total investments	119,220	132,800
Cash and cash equivalents	995	120
Premiums and accounts receivable	1,575	1,679
Reinsurance recoverables	260,281	250,172
Tax receivable	—	738
Accrued investment income	1,137	1,239
Other assets	751	487
Assets held in separate accounts	11,308	11,953
Total assets	$395,267	$399,188
Liabilities
Future policy benefits and expenses	$216,602	$210,978
Unearned premiums	4,004	4,281
Claims and benefits payable	107,075	108,426
Commissions payable	202	266
Reinsurance balances payable	40	46
Funds held under reinsurance	190	167
Deferred gain on disposal of businesses	2,158	2,489
Accounts payable and other liabilities	2,961	4,591
Due to affiliates	233	276
Tax payable	886	—
Liabilities related to separate accounts	11,308	11,953
Total liabilities	345,659	343,473
Commitments and contingencies (Note 15)
Stockholder's equity
Common stock, par value $20 per share, 100,000 shares authorized, issued, and outstanding	2,000	2,000
Additional paid-in capital	41,557	44,174
Retained earnings	—	1,280
Accumulated other comprehensive income	6,051	8,261
Total stockholder's equity	49,608	55,715
Total liabilities and stockholder's equity	$395,267	$399,188
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York	55

Union Security Life Insurance Company of New York
Statements of Operations
Years Ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	2014	2013
	(in thousands)
Revenues
Net earned premiums	$21,669	$23,702	$27,343
Net investment income	5,965	6,834	7,000
Net realized gains on investments, excluding other-than-temporary impairment losses	624	263	838
Total other-than-temporary impairment losses	(186)	—	—
Portion of net loss recognized in other comprehensive income, before taxes	92	—	—
Net other-than-temporary impairment losses recognized in earnings	(94)	—	—
Amortization of deferred gain on disposal of businesses	331	(228)	398
Fees and other income	101	147	139
Total revenues	28,596	30,718	35,718
Benefits, losses and expenses
Policyholder benefits	16,327	15,941	21,281
Underwriting, general and administrative expenses	6,689	7,755	9,935
Total benefits, losses and expenses	23,016	23,696	31,216
Income before provision for income taxes	5,580	7,022	4,502
Provision for income taxes	1,402	1,852	929
Net income	$4,178	$5,170	$3,573
See the accompanying Notes to the Financial Statements

56	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
Statements of Comprehensive Income
Years Ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	2014	2013
	(in thousands)
Net income	$4,178	$5,170	$3,573
Other comprehensive (loss) income:
Change in unrealized gains on securities, net of taxes of $1,147, $(1,076), and $2,448, respectively	(2,131)	1,998	(4,545)
Change in other-than-temporary impairment gains recognized in other comprehensive income, net of taxes of $43, $(27), and $(83), respectively	(79)	50	153
Total other comprehensive (loss) income	(2,210)	2,048	(4,392)
Total comprehensive income (loss)	$1,968	$7,218	$(819)
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York	57

Union Security Life Insurance Company of New York
Statements of Changes in Stockholder's Equity
At December 31, 2015, 2014 and 2013

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	(in thousands)
Balance, January 1, 2013	$2,000	$45,133	$6,460	$10,605	$64,198
Dividends	—	—	(10,033)	—	(10,033)
Return of capital	—	(959)	—	—	(959)
Net income	—	—	3,573	—	3,573
Other comprehensive loss	—	—	—	(4,392)	(4,392)
Balance, December 31, 2013	$2,000	$44,174	$—	$6,213	$52,387
Dividends	—	—	(3,890)	—	(3,890)
Net income	—	—	5,170	—	5,170
Other comprehensive income	—	—	—	2,048	2,048
Balance, December 31, 2014	$2,000	$44,174	$1,280	$8,261	$55,715
Dividends	—	—	(5,458)	—	(5,458)
Return of capital	—	(2,617)	—	—	(2,617)
Net income	—	—	4,178	—	4,178
Other comprehensive loss	—	—	—	(2,210)	(2,210)
Balance, December 31, 2015	$2,000	$41,557	$—	$6,051	$49,608
See the accompanying Notes to the Financial Statements

58	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
Statements of Cash Flows
Years Ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	2014	2013
	(in thousands)
Operating activities
Net income	$4,178	$5,170	$3,573
Adjustments to reconcile net income to net cash used in operating activities:
Change in reinsurance recoverable	223	235	902
Change in premiums and accounts receivable	(92)	(163)	469
Change in accrued investment income	102	113	150
Change in insurance policy reserves and expenses	(6,336)	(9,002)	(7,613)
Change in accounts payable and other liabilities	(190)	(2,689)	765
Change in commissions payable	(64)	(450)	(184)
Change in reinsurance balances payable	(6)	6	(24)
Change in funds held under reinsurance	23	8	67
Amortization of deferred gain on disposal of businesses	(331)	228	(398)
Change in income taxes	1,374	572	371
Net realized gains on investments	(530)	(263)	(838)
Other	(172)	(20)	80
Net cash used in operating activities	(1,821)	(6,255)	(2,680)
Investing activities
Sales of:
Fixed maturity securities available for sale	2,153	6,045	11,921
Equity securities available for sale	909	258	3,144
Other invested assets	172	161	149
Maturities, prepayments, and scheduled redemption of:
Fixed maturity securities available for sale	6,887	7,050	8,775
Commercial mortgage loans on real estate	4,727	5,199	2,349
Purchases of:
Fixed maturity securities available for sale	(253)	(3,350)	(8,605)
Equity securities available for sale	(501)	(673)	(3,606)
Change in short-term investments	(3,296)	(5,291)	215
Change in policy loans	(27)	2	(11)
Net cash provided by investing activities	10,771	9,401	14,331
Financing activities
Dividends paid	(5,458)	(3,890)	(10,033)
Return of capital	(2,617)	—	(959)
Net cash used in financing activities	(8,075)	(3,890)	(10,992)
Change in cash and cash equivalents	875	(744)	659
Cash and cash equivalents at beginning of period	120	864	205
Cash and cash equivalents at end of period	$995	$120	$864
Supplemental information:
Income taxes paid	$1,953	$2,105	$1,215
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York	59

Notes to the Financial Statements
Years Ended December 31, 2015, 2014 and 2013
(In thousands except number of shares, per share amounts, number of securities in an unrealized loss position and number of loans)
1. NATURE OF OPERATIONS
Union Security Life Insurance Company of New York (the "Company") is a provider of life and health insurance products including group disability insurance, group dental insurance, group vision insurance, group life insurance and credit insurance. The Company is a wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.
The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.
As previously announced, the Parent concluded a comprehensive review of its portfolio and decided to sharpen its focus on specialty housing and lifestyle protection products and services. As a result, the Parent sold its Assurant Employee Benefits (“AEB”) segment to Sun Life Assurance Company of Canada ("Sun Life"), a subsidiary of Sun Life Financial Inc. on March 1, 2016. The AEB segment sold group disability insurance, group dental insurance, group vision insurance and group life insurance. The sale of AEB will have a material impact to the results of operations and cash flows of the Company. See Note 3 for more information.
Also, as part of the comprehensive review, the Parent will substantially exit its Assurant Health segment. The exit of the health insurance market will have an immaterial impact to the results of operations and cash flow of the Company.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts, number of securities in an unrealized loss position and number of loans.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheets affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates recorded. The Company believes all amounts reported are reasonable and adequate.
Comprehensive Income (Loss)
Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available for sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.
Fair Value
The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 5 for further information.
Investments
Fixed maturity and equity securities are classified as available for sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on securities classified as available for sale, less deferred income taxes, are included in accumulated other comprehensive income (“AOCI”).
Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management’s analysis of factors including actual loan loss

60	Union Security Life Insurance Company of New York

experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan’s facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment (“OTTI”) losses.
The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loans are both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.
Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.
Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.
Other investments consist primarily of investments in Certified Capital Companies ("CAPCOs"). The Company's CAPCOs consist of debt instruments that are recorded at amortized cost, which approximates fair value.
The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 4 for further information.
Realized gains and losses on sales of investments are recognized on the specific identification basis.
Investment income is recorded as earned and reported net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.
The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.
Cash and Cash Equivalents
The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.
Uncollectible Receivable Balance
The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.
Reinsurance
Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company’s primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management’s experience and current economic conditions.
Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Union Security Life Insurance Company of New York	61

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.
Income Taxes
The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record current tax benefits to the extent such losses are recognized in the consolidated federal tax return.
Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.
The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.
Other Assets
Other assets primarily include prepaid items, goodwill, deferred acquisition costs and held for sale assets. See Note 3 for further information on held for sale assets.
Only direct incremental costs associated with the successful acquisition of new or renewal insurance contracts are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits.
Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: significant adverse change in legal factors, adverse action or assessment by a regulator, unanticipated competition, loss of key personnel, or a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. In the 2015 and 2014 annual goodwill tests, we concluded that the estimated fair value exceeded its respective book value and therefore goodwill was not impaired.
Amortization expense is included in underwriting, general and administrative expenses in the statement of operations.
Separate Accounts
Assets and liabilities associated with separate accounts relate to considerations for variable annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because the accounts are administered by reinsurers.
Reserves
Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverage, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.
Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves may be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

62	Union Security Life Insurance Company of New York

Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.
Long Duration Contracts
The Company’s long duration contracts primarily include traditional life insurance policies no longer offered and policies disposed of via reinsurance (FFG and LTC contracts).
Future policy benefits and expense reserves for LTC and the traditional life insurance contracts no longer offered, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company’s experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.
Risks related to the reserves recorded for policies under FFG, LTC and life insurance no longer offered have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic mortality, morbidity, and expense assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.
Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised
Short Duration Contracts
The Company’s short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, vision contracts and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported (“IBNR”) reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.
For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long-term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.
Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.
Deferred Gain on Disposal of Businesses
On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue accordingly. Based on the Company's 2015 annual review, there were no adjustments to the estimates affecting the deferred gain. Based on the Company's 2014 annual review, the Company re-established $516 of the FFG deferred gain.
Premiums
Long Duration Contracts
Premiums for LTC insurance and life insurance contracts no longer offered are recognized as revenue when due from the policyholder. For investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold and life insurance contracts no longer offered, all revenue is ceded.
Short Duration Contracts
The Company’s short duration contracts revenue is recognized over the contract term in proportion to the amount of insurance protection provided. The Company’s short duration contracts primarily include group term life, group disability, dental, vision and credit life and disability.

Union Security Life Insurance Company of New York	63

Total Other-Than-Temporary Impairment Losses
For debt securities with credit losses and non-credit losses or gains, total OTTI losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.
Fees and Other Income
The Company derives fees and other income from providing administrative services. These fees are recognized monthly when services are performed.
Underwriting, General and Administrative Expenses
Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.
Leases
The Company records expenses for operating leases on a straight-line basis over the lease term.
Contingencies
The Company evaluates each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are reasonable.
Recent Accounting Pronouncements — Adopted
On January 1, 2014, the Company adopted the new guidance on presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this guidance state that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. An exception to this guidance would be where a net operating loss carryforward or similar tax loss or credit carryforward would not be available under the tax law to settle any additional income taxes that would result from the disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such a case, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The adoption of this new presentation guidance did not impact the Company's financial position or results of operations.
On January 1, 2014, the Company adopted the other expenses guidance that addresses how health insurers should recognize and classify in their statements of operations fees mandated by the Affordable Care Act. The Affordable Care Act imposes an annual fee on health insurers for each calendar year beginning on or after January 1, 2014. The amendments specify that the liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the applicable calendar year in which the fee is payable with a corresponding deferred cost that is amortized to expense ratably over the calendar year during which it is payable. For the calendar years ended December 31, 2015 and 2014, the Company ratably recorded $165 and $146 in underwriting, general and administrative expenses in the statements of operations, and paid, in full, the final assessment during the third quarter of 2015.
Recent Accounting Pronouncements — Not Yet Adopted
In January 2016, the Financial Accounting Standards Board (“FASB”) issued amended guidance on the measurement and classification of financial instruments. This amended guidance requires that all equity investments be measured at fair value with changes in fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). The amendments also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the fair value option has been elected for financial liabilities. The amendments eliminate the requirement to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost, however public business entities will be required to use the exit price

64	Union Security Life Insurance Company of New York

when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. In addition, the new guidance requires financial assets and financial liabilities to be presented separately in the notes to the financial statements, grouped by measurement category and form of financial asset. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. For the provision related to presentation of financial liabilities, early adoption is permitted for financial statements that have not been previously issued. The Company is evaluating the requirements of this amended measurement and classification of financial instruments guidance and the potential impact on the Company’s financial position and results of operations.
In February 2015, the FASB issued new consolidation guidance that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. The new guidance eliminates specialized guidance for limited partnerships and similar legal entities, and removes the indefinite deferral for certain investment funds. The new guidance is effective for interim and annual periods beginning after December 15, 2015. Therefore, the Company is required to adopt the guidance on January 1, 2016. Early adoption is permitted, including adoption in an interim period. The new guidance may be applied retrospectively or through a cumulative effect adjustment to retained earnings as of the beginning of the year of adoption. The Company does not expect the adoption of this new consolidation guidance to have an impact on the Company’s financial position and results of operations.
In May 2014, the FASB issued amended guidance on revenue recognition. The amended guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. Insurance contracts are within the scope of other standards and therefore are specifically excluded from the scope of the amended revenue recognition guidance. The core principle of the amended guidance is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, the entity applies a five step process outlined in the amended guidance. The amended guidance also includes a cohesive set of disclosure requirements. In August 2015, the FASB issued guidance to defer the effective date of the revenue recognition guidance. The amended guidance is effective for interim and annual periods beginning after December 15, 2017 and earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Therefore, the Company is required to adopt the guidance on January 1, 2018. An entity can choose to apply the amended guidance using either the full retrospective approach or a modified retrospective approach. The Company is evaluating the requirements of the revenue recognition guidance as it relates to its non-insurance contract revenue and the potential impact on the Company’s financial position and results of operations.
3. DISPOSITIONS
On March 1, 2016, the Parent sold its Assurant Employee Benefits segment for cash consideration of approximately $940,000, subject to adjustments in accordance with the terms of the sale agreement, consisting primarily of a ceding commission to Sun Life Assurance Company of Canada, a subsidiary of Sun Life Financial Inc. The sale structure includes the following: coinsurance agreements, with related trust accounts, for the insurance business; stock sale for certain legal entities; administrative agreement for certain non-insurance contracts; and asset sale of certain software and fixed assets. The transaction was subject to regulatory approvals and other customary closing conditions. As of December 31, 2015 the assets and liabilities related to the coinsurance agreements do not qualify as held for sale. The sale of the legal entities and other non-insurance assets and liabilities meets the criteria for held for sale accounting.
As of December 31, 2015, the Company’s other non-insurance assets of $153 consisted of premiums and accounts receivable. These assets are classified as held for sale and are included in other assets in the Company’s Balance Sheet. The Company does not have any liabilities that qualify for held for sale accounting.

4. INVESTMENTS
The following tables show the cost or amortized cost, gross unrealized gains and losses, fair value and other-than-temporary impairment ("OTTI") of the Company's fixed maturity and equity securities as of the dates indicated:

Union Security Life Insurance Company of New York	65

	December 31, 2015
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$646	$167	$—	$813	$—
States, municipalities and political subdivisions	24,128	1,547	(1)	25,674	—
Foreign governments	255	114	—	369	—
Commercial mortgage-backed	385	6	—	391	—
Residential mortgage-backed	6,356	925	(9)	7,272	438
Corporate	45,323	6,111	(205)	51,229	(79)
Total fixed maturity securities	$77,093	$8,870	$(215)	$85,748	$359
Equity securities:
Non-redeemable preferred stocks	$6,932	$611	$(124)	$7,419	$—
	December 31, 2014
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$608	$189	$—	$797	$—
States, municipalities and political subdivisions	26,614	2,304	—	28,918	—
Foreign governments	255	121	—	376	—
Commercial mortgage-backed	470	29	—	499	—
Residential mortgage-backed	6,653	1,059	(11)	7,701	481
Corporate	50,962	8,343	(127)	59,178	—
Total fixed maturity securities	$85,562	$12,045	$(138)	$97,469	$481
Equity securities:
Non-redeemable preferred stocks	$7,333	$678	$(43)	$7,968	$—
(a)  Represents the amount of OTTI recognized in accumulated other comprehensive income ("AOCI"). Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.
The Company's states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state's exposure (including both general obligation and revenue securities) exceeding 4% of the overall investment portfolio as of December 31, 2015 and 2014. At December 31, 2015 and 2014, the securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers, including $13,820 and $13,075, respectively, of advance refunded or escrowed-to-maturity bonds (collectively referred to as "pre-refunded bonds"), which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest. As of December 31, 2015 and 2014, revenue bonds account for 55% of the holdings. Excluding pre-refunded revenue bonds, the activities supporting the income streams of the Company's revenue bonds are across a broad range of sectors, primarily higher education, highway, water, transit, specifically pledged tax revenues, and other miscellaneous sources such as bond banks, finance authorities and appropriations.
The Company has European investment exposure in its corporate fixed maturity and equity securities of $4,852 with a net unrealized gain of $501 at December 31, 2015 and $5,833 with a net unrealized gain of $711 at December 31, 2014. Approximately 3% of the corporate European exposure is held in the financial industry at December 31, 2015. The Company's largest European country exposure represented approximately 6% of the fair value of the Company's corporate securities as of December 31, 2015 and 2014. All the European investments are denominated in U.S. dollars. The Company's international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.

66	Union Security Life Insurance Company of New York

The Company has exposure to the energy sector in its corporate fixed maturity securities of $5,285 with a net unrealized gain of $387 at December 31, 2015 and $7,852 with a net unrealized gain of $968 at December 31, 2014. Approximately 96% and 97% of the energy exposure is rated as investment grade as of December 31, 2015 and 2014, respectively.
The cost or amortized cost and fair value of fixed maturity securities at December 31, 2015 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$4,193	$4,285
Due after one year through five years	11,517	12,468
Due after five years through ten years	21,678	23,514
Due after ten years	32,964	37,818
Total	70,352	78,085
Commercial mortgage-backed	385	391
Residential mortgage-backed	6,356	7,272
Total	$77,093	$85,748
Major categories of net investment income were as follows:

	Years Ended December 31,
	2015	2014	2013
Fixed maturity securities	$4,444	$4,892	$5,251
Equity securities	460	477	462
Commercial mortgage loans on real estate	1,252	1,681	1,496
Policy loans	11	12	16
Other investments	8	20	31
Total investment income	6,175	7,082	7,256
Investment expenses	(210)	(248)	(256)
Net investment income	$5,965	$6,834	$7,000
No material investments of the Company were non-income producing for the years ended December 31, 2015, 2014, and 2013.
The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

	For the Years Ended December 31,
	2015	2014	2013
Proceeds from sales	$3,062	$6,303	$15,065
Gross realized gains	416	404	929
Gross realized losses	27	106	264
For securities sold at a loss during 2015, the average period of time these securities were trading continuously at a price below book value was approximately 9 months.
The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

Union Security Life Insurance Company of New York	67

	Years Ended December 31,
	2015	2014	2013
Net realized gains related to sales and other:
Fixed maturity securities	$354	$248	$430
Equity securities	4	3	295
Commercial mortgage loans on real estate	266	12	113
Total net realized gains related to sales and other	624	263	838
Net realized losses related to other-than-temporary impairments:
Fixed maturity securities	(94)	—	—
Total net realized gains	$530	$263	$838
Other-Than-Temporary Impairments
The Company follows the OTTI guidance, which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.
For the twelve months ended December 31, 2015, the Company recorded $186 of OTTI, of which $94 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $92, related to all other factors and was recorded as an unrealized loss component of AOCI. For the twelve months ended December 31, 2014, no OTTI was recorded.
The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

	Years Ended December 31,
	2015	2014	2013
Balance, beginning of year	$552	$446	$1,496
Additions for credit loss impairments recognized in the current period on securities not previously impaired	94	—	—
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(68)	(132)	(11)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	(27)	238	(1,039)
Balance, end of year	$551	$552	$446
The Company regularly monitors its investment portfolio to ensure investments that may be other-than-temporarily impaired are timely identified, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any

68	Union Security Life Insurance Company of New York

equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.
The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.
In periods subsequent to the recognition of an OTTI, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.
The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2015 and 2014 were as follows:

	December 31, 2015
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
States, municipalities and political subdivisions	$101	$(1)	$—	$—	$101	$(1)
Residential mortgage-backed	—	—	522	(9)	522	(9)
Corporate	1,688	(100)	395	(105)	2,083	(205)
Total fixed maturity securities	$1,789	$(101)	$917	$(114)	$2,706	$(215)
Equity securities:
Non-redeemable preferred stocks	$2,561	$(81)	$385	$(43)	$2,946	$(124)

Union Security Life Insurance Company of New York	69

	December 31, 2014
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
Residential mortgage-backed	$—	$—	$526	$(11)	$526	$(11)
Corporate	683	(39)	697	(88)	1,380	(127)
Total fixed maturity securities	$683	$(39)	$1,223	$(99)	$1,906	$(138)
Equity securities:
Non-redeemable preferred stocks	$615	$(28)	$235	$(15)	$850	$(43)
Total gross unrealized losses represent approximately 6% and 7% of the aggregate fair value of the related securities at December 31, 2015 and 2014, respectively. Approximately 54% and 37% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2015 and 2014, respectively. The total gross unrealized losses are comprised of 15 and 9 individual securities at December 31, 2015 and 2014, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2015 and 2014. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2015, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in the Company’s corporate fixed maturity securities and in non-redeemable preferred stocks. The non-redeemable preferred stocks are perpetual preferred securities that have characteristics of both debt and equity securities. To evaluate these securities, the Company applies an impairment model similar to that used for the Company’s fixed maturity securities. As of December 31, 2015, the Company did not intend to sell these securities and it was not more likely than not that the Company would be required to sell them and no underlying cash flow issues were noted. Therefore, the Company did not recognize an OTTI on those perpetual preferred securities that had been in a continuous unrealized loss position for twelve months or more. As of December 31, 2015, the Company did not intend to sell the fixed maturity securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.
The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2015, by contractual maturity, is shown below.

	Cost or Amortized Cost	Fair Value
Due after one year through five years	$376	$370
Due after ten years	2,014	1,814
Total	$2,390	$2,184
Residential mortgage-backed	531	522
Total	$2,921	$2,706
The Company has exposure to sub-prime and related mortgages within the Company's fixed maturity security portfolio. At December 31, 2015, approximately 9% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented less than 1% of the total fixed income portfolio and approximately 5% of the total unrealized gain position. The one security with sub-prime exposure is below investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.
The Company has entered into commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the United States. At December 31, 2015, approximately 52% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of Colorado, California and Texas. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The

70	Union Security Life Insurance Company of New York

outstanding balance of commercial mortgage loans range in size from $340 to $1,832 at December 31, 2015 and from $373 to $1,880 at December 31, 2014.
Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property’s net operating income to its debt-service payments and is commonly expressed as a ratio. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter.
The following summarizes the Company's loan-to-value and average debt-service coverage ratios as of the dates indicated:

	December 31, 2015
Loan-to-Value	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage Ratio
70% and less	$12,682	82.2%	2.39
71 - 80%	2,749	17.8%	1.17
Gross commercial mortgage loans on real estate	15,431	100.0%	2.17
Less valuation allowance	(120)
Net commercial mortgage loans on real estate	$15,311

	December 31, 2014
Loan-to-Value	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage Ratio
70% and less	$15,073	74.8%	2.28
71 - 80%	2,266	11.2%	1.15
81 - 95%	2,819	14.0%	1.15
Gross commercial mortgage loans on real estate	20,158	100.0%	2.00
Less valuation allowance	(386)
Net commercial mortgage loans on real estate	$19,772
All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. An additional valuation allowance is established for incurred, but not specifically identified impairments. Changing economic conditions affect the Company’s valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, the Company continues to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, the Company has established or increased a valuation allowance based upon this analysis.
The commercial mortgage loan valuation allowance for losses was $120 and $386 at December 31, 2015 and 2014, respectively. In 2015 and 2014, the loan valuation allowance was decreased $266 and $12, respectively, due to changing economic conditions and geographic concentrations.
The Company has fixed maturity securities of $813 and $797 at December 31, 2015 and 2014, respectively, on deposit with governmental authorities as required by law.
5. FAIR VALUE DISCLOSURES
Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures
The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction

Union Security Life Insurance Company of New York	71

between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.
The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and takes into account factors specific to the asset or liability.
The levels of the fair value hierarchy are described below:
•  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access.
•  Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.
•  Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.
The Company reviews fair value hierarchy classifications on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

72	Union Security Life Insurance Company of New York

The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2015 and 2014. The amounts presented below for Cash equivalents and Assets and Liabilities held in separate accounts differ from the amounts presented in the balance sheet because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets and Liabilities held in separate accounts are received directly from third parties.

	December 31, 2015
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States Government and government agencies and authorities	$813	$—		$813		$—
State, municipalities and political subdivisions	25,674	—		25,674		—
Foreign governments	369	—		369		—
Commercial mortgage-backed	391	—		391		—
Residential mortgage-backed	7,272	—		7,272		—
Corporate	51,229	—		50,209		1,020
Equity securities:
Non-redeemable preferred stocks	7,419	—		7,419		—
Short-term investments	10,498	10,498	(b)	—		—
Cash equivalents	702	702	(b)	—		—
Assets held in separate accounts	11,259	7,097	(a)	4,162	(c)	—
Total financial assets	$115,626	$18,297		$96,309		$1,020
Financial Liabilities
Liabilities related to separate accounts	$11,259	$7,097	(a)	$4,162	(c)	$—

	December 31, 2014
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States Government and government agencies and authorities	$797	$—		$797		$—
State, municipalities and political subdivisions	28,918	—		28,918		—
Foreign governments	376	—		376		—
Commercial mortgage-backed	499	—		499		—
Residential mortgage-backed	7,701	—		7,701		—
Corporate	59,178	—		57,970		1,208
Equity securities:
Non-redeemable preferred stocks	7,968	—		7,968		—
Short-term investments	7,202	7,202	(b)	—		—
Cash equivalents	50	50	(b)	—		—
Assets held in separate accounts	11,930	8,028	(a)	3,902	(c)	—
Total financial assets	$124,619	$15,280		$108,131		$1,208
Financial Liabilities
Liabilities related to separate accounts	$11,930	$8,028	(a)	$3,902	(c)	$—
a.  Mainly includes mutual funds.
b.  Mainly includes money market funds.
c.  Mainly includes fixed maturity securities.
There were no transfers between Level 1 and Level 2 financial assets during 2015 or 2014. However, there were transfers between Level 2 and Level 3 financial assets in 2015 and 2014, which are reflected in the "Transfers out" column below. Transfers between Level 2 and Level 3 most commonly occur from changes in the availability of observable market information and re-evaluation of the observability of pricing inputs. Any remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

Union Security Life Insurance Company of New York	73

The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2015 and 2014:

	Year Ended December 31, 2015
	Balance, beginning of period	Total losses (realized/ unrealized) included in earnings (1)	Net unrealized losses included in other comprehensive income (2)	Purchases	Sales	Transfers out (3)	Balance, end of period
Fixed maturity securities:
Corporate	$1,208	(9)	(11)	—	(95)	(73)	$1,020

	Year Ended December 31, 2014
	Balance, beginning of period	Total losses (realized/ unrealized) included in earnings (1)	Net unrealized gains included in other comprehensive income (2)	Purchases	Sales	Transfers out (3)	Balance, end of period
Fixed maturity securities:
States, municipalities and political subdivisions	$1,101	$—	$—	$—	$—	$(1,101)	$—
Corporate	1,308	(13)	13	232	(332)	—	1,208
Total level 3 assets	$2,409	$(13)	$13	$232	$(332)	$(1,101)	$1,208
(1)  Included as part of net realized gains on investments in the statement of operations.
(2)  Included as part of change in unrealized gains on securities in the statement of comprehensive income.
(3) Transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.
Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.
Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques and the multi-period excess earnings method.
Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.
While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, the market valuation technique is generally used. For the years ended December 31, 2015 and 2014, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.

74	Union Security Life Insurance Company of New York

Level 1 Securities
The Company's investments and liabilities classified as Level 1 as of December 31, 2015 and 2014, consisted of mutual funds and money market funds that are publicly listed and/or actively traded in an established market.
Level 2 Securities
The Company values Level 2 securities using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for the Company’s Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The Company uses the following observable market inputs (“standard inputs”), listed in the approximate order of priority, in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:
United States Government and government agencies and authorities: U.S. government and government agencies and authorities securities are priced by the Company's pricing service utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.
State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by the Company's pricing service utilizing material event notices and new issue data inputs in addition to the standard inputs.
Foreign governments: Foreign government securities are priced by the Company's pricing service utilizing standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.
Commercial mortgage-backed and residential mortgage-backed: Commercial mortgage-backed and residential mortgage-backed securities are priced by the Company's pricing service utilizing monthly payment information and collateral performance information in addition to the standard inputs. Additionally, commercial mortgage-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.
Corporate: Corporate securities are priced by the Company's pricing service utilizing standard inputs. Non-investment grade securities within this category are priced by the Company's pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by the Company's pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Assets/liabilities held in separate accounts: To price the fixed maturity securities in these categories, the pricing service utilizes the standard inputs.
Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.
Level 3 Securities
The Company's investments classified as Level 3 as of December 31, 2015 and 2014, consisted of fixed maturity securities. All of the Level 3 fixed maturity securities are priced using non-binding broker quotes which cannot be corroborated with Level 2 inputs. At December 31, 2015, no securities were priced by a pricing service using single broker quotes. At December 31, 2014, of the Company's total Level 3 fixed maturity securities, $74 were priced by a pricing service using single broker quotes due to insufficient information to provide an evaluated price. The single broker quotes are provided by market makers or broker-dealers who are recognized as market participants in the markets in which they are providing the quotes. The remaining $1,020 and $1,134 were priced internally using independent and non-binding broker quotes as of December 31, 2015 and 2014, respectively. The inputs factoring into the broker quotes include trades in the actual bond being priced, trades of comparable bonds, quality of the issuer, optionality, structure and liquidity. Significant changes in interest rates, issuer credit, liquidity, and overall market conditions would result in a significantly lower or higher broker quote. The prices received from both the pricing service and internally are reviewed for reasonableness by management and if necessary, management works with the pricing service or broker to further understand how they developed their price.

Union Security Life Insurance Company of New York	75

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:
•  There are few recent transactions,
•  Little information is released publicly,
•  The available prices vary significantly over time or among market participants,
•  The prices are stale (i.e., not current), and
•  The magnitude of the bid-ask spread.
Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.
The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.
Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis
The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans.
Fair Value of Financial Instruments Disclosures
The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the balance sheet. However, this guidance excludes certain financial instruments, such as those related to insurance contracts.
For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the balance sheet equals or approximates fair value. Please refer to the Fair Value Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:
•  Cash and cash equivalents
•  Fixed maturity securities
•  Equity securities
•  Short-term investments
•  Assets held in separate accounts
•  Liabilities related to separate accounts
In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the balance sheet, the Company used the following methods and assumptions:
Commercial mortgage loans: the fair values of mortgage loans are estimated using discounted cash flow models. The model inputs include mortgage amortization schedules and loan provisions, an internally developed credit spread based on the credit risk associated with the borrower and the U.S. Treasury spot curve. Mortgage loans with similar characteristics are aggregated for purposes of the calculations.
Policy loans: the carrying value of policy loans reported in the balance sheet approximates fair value.
Other investments: Other investments include Certified Capital Company tax credits which are recorded at amortized cost. The carrying value reported for these investments approximates fair value. Due to the nature of these investments, there is a lack of liquidity in the primary market which results in the holdings being classified as Level 3.

76	Union Security Life Insurance Company of New York

Policy reserves under investment products: the fair values for the Company's policy reserves under investment products are determined using discounted cash flow analysis. Key inputs to the valuation include projections of policy cash flows, reserve run-off, market yields and risk margins.
Funds held under reinsurance: the carrying value reported approximates fair value due to the short maturity of the instruments.
The following tables disclose the carrying value, fair value amount and hierarchy level of the financial instruments that are not recognized or are not carried at fair value in the balance sheet:

	December 31, 2015
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Assets
Commercial mortgage loans on real estate	$15,311	$16,217	$—	$—	$16,217
Policy loans	244	244	244	—	—
Total financial assets	$15,555	$16,461	$244	$—	$16,217
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$4,899	$5,389	$—	$—	$5,389
Funds withheld under reinsurance	190	190	190	—	—
Total financial liabilities	$5,089	$5,579	$190	$—	$5,389

	December 31, 2014
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Assets
Commercial mortgage loans on real estate	$19,772	$22,366	$—	$—	$22,366
Policy loans	217	217	217	—	—
Other investments	172	172	—	—	172
Total financial assets	$20,161	$22,755	$217	$—	$22,538
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$4,487	$5,074	$—	$—	$5,074
Funds withheld under reinsurance	167	167	167	—	—
Total financial liabilities	$4,654	$5,241	$167	$—	$5,074
(1)  Only the fair value of the Company's policy reserves for investment-type contracts (those without significant mortality or morbidity risk) are reflected in the table above.

Union Security Life Insurance Company of New York	77

6. INCOME TAXES
The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent. All of the Company’s income comes from domestic sources. Information about the Company’s current and deferred federal tax expense (benefit) follows:

	Years Ended December 31,
	2015	2014	2013
Current expense	$1,744	$378	$256
Deferred (benefit) expense	(342)	1,474	673
Total income tax expense	$1,402	$1,852	$929
A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

	December 31,
	2015	2014	2013
Federal income tax rate:	35.0%	35.0%	35.0%
Reconciling items:
Tax exempt interest	(9.4)	(8.0)	(12.3)
Dividend received deduction	(1.7)	(1.4)	(2.2)
Non deductible health insurer fee	1.0	0.7	—
Other	0.2	0.1	0.1
Effective income tax rate:	25.1%	26.4%	20.6%
The 2014 decrease in the deduction for tax-exempt interest and dividends received is primarily due to the increase in pre-tax income.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the year ended December 31, 2015 is as follows:

Balance at beginning of year	$—
Reductions for tax positions of prior years	93
Balance at end of year	$93

The total unrecognized tax benefit of $3 for 2015, which includes interest, would impact the Company’s consolidated effective tax rate if recognized. The liability for unrecognized tax benefits is included in the Company’s tax payable on its consolidated balance sheets. As of December 31, 2014, and 2013, the Company had no liability for unrecognized tax benefits.
The Company's continuing practice is to recognize interest expense related to income tax matters in income tax expense. During the years ended December 31, 2015, 2014 and 2013, the Company’s interest expense amounts related to income tax matters were immaterial. The interest accrued as of December 31, 2015, 2014, and 2013, respectively, was also immaterial. No penalties have been accrued.
The Company does not anticipate any significant increase or decrease of unrecognized tax benefit within the next 12 months.
The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2011.

78	Union Security Life Insurance Company of New York

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

	December 31,
	2015	2014
Deferred tax assets
Deferred gain on disposal of business	$755	$871
Investments, net	1,374	1,740
Deferred acquisition costs	1,143	1,059
Employee and post-retirement benefits	89	—
Compensation related	1	2
Other	—	4
Total deferred tax asset	3,362	3,676
Deferred tax liabilities
Policyholder and separate account reserves	(1,157)	(1,324)
Net unrealized appreciation on securities	(3,200)	(4,390)
Employee and post-retirement benefits	—	(375)
Other	(15)	(37)
Total deferred tax liability	(4,372)	(6,126)
Net deferred income tax liability	$(1,010)	$(2,450)

The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. No cumulative valuation allowance has been recorded because it is management’s assessment that it is more likely than not that deferred tax assets of $3,362 will be realized.
The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future taxable income, the Company considered all sources of taxable income available to realize its deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company’s tax-planning strategies or in the scheduling of the reversal of the Company’s deferred tax liabilities, the valuation allowance may need to be adjusted in the future.
At December 31, 2015, the Company had no net operating loss carryforward or capital loss carryforward for U.S. federal income tax purposes.
7. PREMIUMS AND ACCOUNTS RECEIVABLE
Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

	As of December 31,
	2015	2014
Insurance premiums receivable	$1,563	$1,459
Other receivables	12	220
Total (1)	$1,575	$1,679
(1)  For the years ended December 31, 2015 and 2014, the Company did not have any material allowances for uncollectable items.
8. STOCKHOLDER'S EQUITY
The Board of Directors of the Company has authorized 100,000 shares of common stock with a par value of $20 per share. All the shares are issued and outstanding as of December 31, 2015 and 2014 and are owned by the Parent (see Note 1). The Company paid dividends of $5,458, $3,890, and $10,033 during the year ended December 31, 2015, 2014 and 2013,

Union Security Life Insurance Company of New York	79

respectively. The Company returned capital of $2,617 and $959 during the years ended December 31, 2015 and 2013, respectively. There was no return of capital in 2014.
The maximum amount of dividends which can be paid by State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 9).
9. STATUTORY INFORMATION
The Company prepares financial statements on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Financial Services. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners (“NAIC”) as well as state laws, regulations and administrative rules.
The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.
Reconciliations of net income and stockholder’s equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

	Net Income			Shareholder's Equity
	2015	2014	2013	2015	2014
Based on statutory accounting principles	$3,302	$5,590	$5,441	$39,534	$42,756
Deferred acquisition costs	117	(97)	(113)	121	4
Deferred and uncollected premiums	(40)	(40)	6	(40)	—
Policy and claim reserves	(108)	(850)	(1,067)	4,787	4,895
Investment valuation difference	315	(62)	175	9,040	12,127
Commissions and fees	—	1	6	—	—
Deferred taxes	342	(1,474)	(673)	(4,210)	(5,180)
Deferred gain on disposal of businesses	113	4	135	(2,158)	(2,489)
Goodwill and intangibles	—	—	—	324	324
Pension	—	2,032	(353)	(252)	(253)
Reinsurance in unauthorized companies	—	—	—	—	2
Interest maintenance reserve, deferral and amortization	137	66	16	763	626
Asset valuation reserve	—	—	—	650	768
Non-admitted assets and other	—	—	—	956	2,135
Current income taxes	—	—	—	93	—
Based on generally accepted accounting principles	$4,178	$5,170	$3,573	$49,608	$55,715
Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $4,075 and extraordinary dividends of $4,000 during the year ended December 31, 2015. (For GAAP purposes, the $2,617 of the extraordinary dividend was classified as a return of capital.) The Company declared and paid ordinary dividends of $3,890 during the year ended December 31, 2014. No extraordinary dividends were declared and paid in 2014. The Company declared and paid dividends of $10,992, of which $4,492 was ordinary and $6,500 was extraordinary during the year ended December 31, 2013. (For GAAP purposes, the $959 of the extraordinary dividend was classified as a return of capital.) A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the lesser of 10% of the insurer’s surplus as regards to

80	Union Security Life Insurance Company of New York

policyholders on December 31 of the next year, or the net gain from operations. The Company has the ability, under state regulatory requirements, to dividend up to approximately $3,405 to the Parent in 2016 without permission from New York regulators. No assurance can be given that there will not be further regulatory actions restricting the ability of the Company to pay dividends.
State regulators require insurance companies to meet minimum capitalization standards designed to ensure that they can fulfill obligations to policyholders. Minimum capital requirements are expressed as a ratio of a company’s total adjusted capital (“TAC”) to its RBC (the “RBC Ratio”). TAC is equal to statutory surplus adjusted to exclude certain statutory liabilities. RBC is calculated by applying specified factors to various asset, premium, expense, liability, and reserve items.
Generally, if a company's RBC Ratio is below 100% (the "Authorized Control Level"), the insurance commissioner of the company's state of domicile is authorized to take control of the company, to protect the interests of policyholders. If the RBC Ratio is greater than 100% but less than 200% (the “Company Action Level”), the company must submit a RBC plan to the commissioner of the state of domicile. Corrective actions may also be required if the RBC Ratio is greater than the Company Action Level but the company fails certain trend tests.
As of December 31, 2015, the TAC of the Company exceeded the Company Action Level and no trend tests that would require regulatory action were violated. As of December 31, 2015, the TAC of the Company subject to RBC requirements was $40,184, and the corresponding Authorized Control Level was $4,043.
10. REINSURANCE
In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance as of December 31:

	2015	2014
Ceded future policyholder benefits and expense	$213,792	$208,022
Ceded unearned premium	3,743	3,857
Ceded claims and benefits payable	41,266	36,809
Ceded paid losses	1,480	1,484
Total	$260,281	$250,172

A key credit quality indicator for reinsurance is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer’s ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2015 grouped by A.M. Best rating:

A.M. Best ratings of reinsurer	Ceded future policyholder benefits and expense	Ceded unearned premiums	Ceded claims and benefits payable	Ceded paid losses	Total
A++ or A+	$208,742	$3,743	$40,546	$125	$253,156
A or A–	5,050	—	1	—	5,051
B or B-	—	—	—	6	6
Not rated	—	—	719	1,349	2,068
Reinsurance recoverable	$213,792	$3,743	$41,266	$1,480	$260,281

A.M. Best ratings for The Hartford and John Hancock, the reinsurers with the largest reinsurance recoverable balances, are A- and A+, respectively. A.M. Best currently maintains a stable outlook on the financial strength ratings of John Hancock and The Hartford. The total amount of recoverable for these two reinsurers is $253,641 as of December 31, 2015. Most of the assets backing reserves relating to reinsurance recoverables from these 2 counterparties are held in trust.

Union Security Life Insurance Company of New York	81

The effect of reinsurance on premiums earned and benefits incurred was as follows:

	Years Ended December 31,
	2015			2014			2013
	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total
Direct earned premiums	$9,070	$17,273	$26,343	$8,254	$18,990	$27,244	$10,353	$22,284	$32,637
Premiums assumed	—	5,251	5,251	295	5,458	5,753	350	5,981	6,331
Premiums ceded	(9,070)	(855)	(9,925)	(8,254)	(1,041)	(9,295)	(10,353)	(1,272)	(11,625)
Net earned premiums	$—	$21,669	$21,669	$295	$23,407	$23,702	$350	$26,993	$27,343
Direct policyholder benefits	20,437	10,967	31,404	80,833	12,604	93,437	18,380	14,181	32,561
Policyholder benefits assumed	21	6,077	6,098	258	3,911	4,169	151	8,022	8,173
Policyholder benefits ceded	(20,437)	(738)	(21,175)	(80,833)	(832)	(81,665)	(18,380)	(1,073)	(19,453)
Net policyholder benefits	$21	$16,306	$16,327	$258	$15,683	$15,941	$151	$21,130	$21,281

The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions, client risk and profit sharing.
Loss Protection and Capital Management
As part of the Company’s overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual risks. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.
Business Divestitures
The Company has used reinsurance to exit certain businesses, such as the disposals of FFG and LTC. Reinsurance was used in these cases to facilitate the transactions because the businesses shared legal entities with operating segments that the Company retained. Assets supporting liabilities ceded relating to these businesses are held mainly in trusts for LTC and the separate accounts relating to FFG are still reflected in the Company’s balance sheet.
If the reinsurers became insolvent, the Company would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $5,050 and $4,671 as of December 31, 2015 and 2014, respectively. The reinsurance recoverable from John Hancock was $248,591 and $238,637 as of December 31, 2015 and 2014, respectively.
The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.
In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. The Company does not currently have the administrative systems and capabilities to process this business. Accordingly, the Company would need to obtain those capabilities in the event of an insolvency of 1 or more of the reinsurers of these businesses. The Company might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.
As of December 31, 2015, the Company was not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses and the Company has not been obligated to fulfill any of such reinsurers’ obligations.
John Hancock and The Hartford have paid their obligations when due and there have been no disputes.

82	Union Security Life Insurance Company of New York

11. RESERVES
The following table provides reserve information of the Company's major product lines at the dates shown:

	December 31, 2015				December 31, 2014
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts:
Universal life and other products no longer offered	$667	$1	$616	$1	$672	$2	$633	$1
FFG, LTC and other disposed businesses	213,124	3,741	33,611	3,164	207,348	3,854	29,099	3,003
Other	2,811	6	104	27	2,958	12	131	38
Short Duration Contracts:
Group term life	—	36	6,749	443	—	51	7,176	503
Group disability	—	70	58,339	2,466	—	134	63,087	3,007
Medical	—	2	643	25	—	2	672	23
Dental	—	103	30	332	—	175	34	368
Credit life and disability	—	44	62	458	—	48	148	499
Other	—	1	—	5	—	3	—	4
Total	$216,602	$4,004	$100,154	$6,921	$210,978	$4,281	$100,980	$7,446

Union Security Life Insurance Company of New York	83

The following table provides a roll forward of the Company’s product lines with the most significant short duration claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

	Group Term Life	Group Disability
Balance as of December 31, 2012, gross of reinsurance	$9,031	$79,661
Less: Reinsurance ceded and other (1)	(173)	(4,670)
Balance as of January 1, 2013, net of reinsurance	8,858	74,991
Incurred losses related to:
Current year	1,976	8,438
Prior year's interest	385	3,450
Prior year(s)	(621)	20
Total incurred losses	1,740	11,908
Paid losses related to:
Current year	1,133	1,467
Prior year(s)	1,190	16,344
Total paid losses	2,323	17,811
Balance as of December 31, 2013, net of reinsurance	8,275	69,088
Plus: Reinsurance ceded and other (1)	150	4,347
Balance as of December 31, 2013, gross of reinsurance	$8,425	$73,435
Less: Reinsurance ceded and other (1)	(150)	(4,347)
Balance as of January 1, 2014, net of reinsurance	8,275	69,088
Incurred losses related to:
Current year	1,977	7,014
Prior year's interest	361	3,047
Prior year(s)	(323)	(1,765)
Total incurred losses	2,015	8,296
Paid losses related to:
Current year	1,484	1,761
Prior year(s)	1,258	13,857
Total paid losses	2,742	15,618
Balance as of December 31, 2014, net of reinsurance	7,548	61,766
Plus: Reinsurance ceded and other (1)	131	4,328
Balance as of December 31, 2014, gross of reinsurance	$7,679	$66,094
Less: Reinsurance ceded and other (1)	(131)	(4,328)
Balance as of January 1, 2015, net of reinsurance	7,548	61,766
Incurred losses related to:
Current year	1,228	6,000
Prior year's interest	324	2,809
Prior year(s)	(723)	1,070
Total incurred losses	829	9,879
Paid losses related to:
Current year	717	2,139
Prior year(s)	569	12,784
Total paid losses	1,286	14,923
Balance as of December 31, 2015, net of reinsurance	7,091	56,722
Plus: Reinsurance ceded and other (1)	101	4,083
Balance as of December 31, 2015, gross of reinsurance	$7,192	$60,805
(1)  Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

84	Union Security Life Insurance Company of New York

Short Duration Contracts
The Company’s short duration contracts are comprised of group term life, group disability, medical, dental, and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.
Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.
Since case and IBNR reserves include estimates developed from various actuarial methods, the Company’s actual losses incurred may be more or less than the Company’s previously developed estimates. As shown in the table above, if the amounts listed on the line labeled “Incurred losses related to: Prior years” are negative (redundant) this means that the Company’s actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled “Incurred losses related to: Prior years” are positive (deficient) this means that the Company’s actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.
Group term life case and IBNR reserve redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.
Group disability case and IBNR reserves show redundancies in 2015 and 2014 due to actual claim recovery rates exceeding those assumed in prior year reserves. However, case and IBNR reserves show a small deficiency in 2013 due to actual claim recovery rates being less than those assumed in prior year reserves. The relatively small size of the block can lead to volatile results year over year.
The Company’s group disability products include short and long-term disability coverage. Case and IBNR reserves for long-term disability claims have been discounted at 5.25% for claims incurred in 2010 and prior years, and between 4.25% and 4.75% for claims incurred after 2010. The amount of discounts deducted from outstanding reserves as of December 31, 2015 and 2014 are $16,479 and $18,195, respectively.
Long Duration Contracts
The Company’s long duration contracts are primarily comprised of life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.
FFG and LTC
Reserves for business previously disposed of by FFG and LTC are included in the Company’s reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 10 for further information.
12. RETIREMENT AND OTHER EMPLOYEE BENEFITS
The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent’s pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee pensionable earnings. Pension costs allocated to the Company amounted to $72 and $339 for 2014 and 2013, respectively. There were no pension costs in 2015.
As of January 1, 2014, the Parent's Pension and Executive Pension Plans are no longer offered to new hires. Subsequently, effective January 1, 2016, the Parent’s Pension Plan was amended and split into two separate plans (Plan No. 1 and Plan No. 2). The new Plan No. 2 will include a subset of the terminated vested population and total in-payment population as of January 1, 2016. Assets for both plans will remain in the Parent’s Pension Plan Trust, however separate accounting entities will be maintained for Plan No. 1 and Plan No. 2.

Union Security Life Insurance Company of New York	85

Effective March 1, 2016, the Parent's Pension Plan and various non-qualified pension plans (including an Executive Pension Plan) were frozen. No additional benefits will be earned after February 29, 2016.
The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant’s death. The amounts expensed by the Company related to this plan were $9, $16 and $41 in 2015, 2014 and 2013, respectively.
With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. On July 1, 2011, the Parent terminated certain health care benefits for employees who do not qualify for “grandfathered” status and will no longer offer these benefits to new hires. The Parent contribution, plan design and other terms of remaining benefits will not change for those grandfathered employees. The Parent has the right to modify or terminate these benefits. During 2014 and 2013 the Company incurred expenses related to postretirement benefits of $3 and $13, respectively. There were no pension expenses in 2015.
13. ACCUMULATED OTHER COMPREHENSIVE INCOME
Certain amounts included in the statement of comprehensive income are net of reclassification adjustments. The following tables summarize those reclassification adjustments (net of taxes):

	Year Ended December 31, 2015
	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2014	$7,948	$313	$8,261
Other comprehensive loss before reclassifications	(2,386)	(16)	(2,402)
Amounts reclassified from accumulated other comprehensive income (loss)	255	(63)	192
Net current-period other comprehensive income	(2,131)	(79)	(2,210)
Balance at December 31, 2015	$5,817	$234	$6,051

	Year Ended December 31, 2014
	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2013	$5,950	$263	$6,213
Other comprehensive income before reclassifications	1,802	50	1,852
Amounts reclassified from accumulated other comprehensive income	196	—	196
Net current-period other comprehensive income	1,998	50	2,048
Balance at December 31, 2014	$7,948	$313	$8,261

	Year Ended December 31, 2013
	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2012	$10,495	$110	$10,605
Other comprehensive loss before reclassifications	(4,840)	(43)	(4,883)
Amounts reclassified from accumulated other comprehensive income	295	196	491
Net current-period other comprehensive (loss) income	(4,545)	153	(4,392)
Balance at December 31, 2013	$5,950	$263	$6,213

86	Union Security Life Insurance Company of New York

The following tables summarize the reclassifications out of accumulated other comprehensive income:

Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income			Affected line item in the statement where net income is presented
	Years Ended December 31,
	2015	2014	2013
Unrealized gains on securities	$392	$301	$454	Net realized gains on investments, excluding other-than-temporary impairment losses
	(137)	(105)	(159)	Provision for income taxes
	$255	$196	$295	Net of tax
OTTI	$(97)	$—	$301	Portion of net (loss) gain recognized in other comprehensive income, before taxes
	34	—	(105)	Provision for income taxes
	$(63)	$—	$196	Net of Tax
Total reclassifications for the period	$192	$196	$491	Net of tax
14. RELATED PARTY TRANSACTIONS
The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial, property management and other administrative functions. The net fees paid for these services to the Parent and its affiliates for the years ended December 31, 2015, 2014 and 2013 were $4,826, $6,497 and $7,232, respectively.
Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.
15. COMMITMENTS AND CONTINGENCIES
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations.
Although the Company cannot predict the outcome of any pending or future litigation, examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company's results of operations or cash flows for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect, individually or in the aggregate, on the Company's financial condition.

Union Security Life Insurance Company of New York	87

Union Security Life Insurance Company of New York
at December 31, 2015
Schedule I — Summary of Investments
Other-Than-Investments in Related Parties

	Cost or Amortized Cost	Fair Value	Amount at which shown in balance sheet
	(in thousands)
Fixed maturity securities:
United States Government and government agencies and authorities	$646	$813	$813
States, municipalities and political subdivisions	24,128	25,674	25,674
Foreign governments	255	369	369
Commercial mortgage-backed	385	391	391
Residential mortgage-backed	6,356	7,272	7,272
Corporate	45,323	51,229	51,229
Total fixed maturity securities	77,093	85,748	85,748
Equity securities:
Non-redeemable preferred stocks	6,932	7,419	7,419
Commercial mortgage loans on real estate, at amortized cost	15,311	16,217	15,311
Policy loans	244	244	244
Short-term investments	10,498	10,498	10,498
Total investments	$110,078	$120,126	$119,220

88	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
for the years ended December 31, 2015, 2014 & 2013
Schedule III — Supplementary Insurance Information

	Future policy benefits and expenses	Unearned premiums	Claims and benefits payable	Premium revenue	Net investment income	Benefits claims, losses and settlement expenses	Other operating expenses
	(in thousands)
2015	$216,602	$4,004	$107,075	$21,669	$5,965	$16,327	$6,689
2014	$210,978	$4,281	$108,426	$23,702	$6,834	$15,941	$7,755
2013	$146,041	$2,996	$110,544	$27,343	$7,000	$21,281	$9,935

Union Security Life Insurance Company of New York	89

Union Security Life Insurance Company of New York
for the year ended December 31, 2015
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$947,211	$82,721	$—	$864,490	—%
Premiums:
Life insurance	$4,090	$764	$—	$3,326	—%
Accident and health insurance	22,253	9,161	5,251	18,343	28.6%
Total earned premiums	$26,343	$9,925	$5,251	$21,669	24.2%
Benefits:
Life insurance	$3,109	$1,782	$—	$1,327	—%
Accident and health insurance	28,295	19,393	6,098	15,000	40.7%
Total policyholder benefits	$31,404	$21,175	$6,098	$16,327	37.3%

90	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
for the year ended December 31, 2014
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$907,453	$132,724	$—	$774,729	—%
Premiums:
Life insurance	$4,715	$1,064	$—	$3,651	—%
Accident and health insurance	22,529	8,231	5,753	20,051	28.7%
Total earned premiums	$27,244	$9,295	$5,753	$23,702	24.3%
Benefits:
Life insurance	$3,775	$1,462	$—	$2,313	—%
Accident and health insurance	89,662	80,203	4,169	13,628	30.6%
Total policyholder benefits	$93,437	$81,665	$4,169	$15,941	26.1%

Union Security Life Insurance Company of New York	91

Union Security Life Insurance Company of New York
for the year ended December 31, 2013
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$1,305,072	$144,288	$—	$1,160,784	—%
Premiums:
Life insurance	$6,088	$1,616	$—	$4,472	—%
Accident and health insurance	26,549	10,009	6,331	22,871	27.7%
Total earned premiums	$32,637	$11,625	$6,331	$27,343	23.2%
Benefits:
Life insurance	$4,617	$2,226	$—	$2,391	—%
Accident and health insurance	27,944	17,227	8,173	18,890	43.3%
Total policyholder benefits	$32,561	$19,453	$8,173	$21,281	38.4%

92	Union Security Life Insurance Company of New York

Union Security Life Insurance Company of New York
as of December 31, 2015, 2014 and 2013
Schedule V — Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Year
2015:
Valuation allowance for mortgage loans on real estate	$386	$(266)	$—	$—	$120
Total	$386	$(266)	$—	$—	$120
2014:
Valuation allowance for mortgage loans on real estate	$398	$(12)	$—	$—	$386
Total	$398	$(12)	$—	$—	$386
2013:
Valuation allowance for mortgage loans on real estate	$512	$(114)	$—	$—	$398
Total	$512	$(114)	$—	$—	$398

Union Security Life Insurance Company of New York	93

(F) SELECTED FINANCIAL DATA
Union Security Life Insurance Company of New York
Five-Year Summary of Selected Financial Data

	For the Years Ended December 31,
	2015	2014	2013	2012	2011
Statements of Operations Data:
Revenues
Net earned premiums	$21,669	$23,702	$27,343	$30,077	$35,543
Net investment income	5,965	6,834	7,000	7,561	8,249
Net realized gains on investments (1)	530	263	838	365	299
Amortization of deferred gain on disposal of businesses	331	(228)	398	436	480
Fees and other income	101	147	139	155	140
Total revenues	28,596	30,718	35,718	38,594	44,711
Benefits, losses and expenses
Policyholder benefits	16,327	15,941	21,281	19,617	32,214
Underwriting, general and administrative expenses	6,689	7,755	9,935	12,454	10,946
Total benefits, losses and expenses	23,016	23,696	31,216	32,071	43,160
Income before provision (benefit) for income taxes	5,580	7,022	4,502	6,523	1,551
Provision (benefit) for income taxes	1,402	1,852	929	1,639	(227)
Net income	$4,178	$5,170	$3,573	$4,884	$1,778
Selected Balance Sheet Data:
Cash and cash equivalents and investments	$120,215	$132,920	$139,565	$159,238	$160,679
Total assets	$395,267	$399,188	$332,600	$341,151	$334,268
Policy liabilities (2)	$327,681	$323,685	$259,581	$255,771	$258,179
Total stockholder's equity	$49,608	$55,715	$52,387	$64,198	$57,333
(1)  Included in net realized gains are other-than-temporary impairments of $94, $6 and $21 for 2015, 2012 and 2011, respectively.
(2)  Policy liabilities include future policy benefits and expenses, unearned premiums and claims and benefits payable.
(G) SUPPLEMENTAL FINANCIAL DATA. Not applicable.
(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Some of the statements under “Business,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this registration statement, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words such as “will,” “may,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this registration statement are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.

94	Union Security Life Insurance Company of New York

In addition to other factors described in this registration statement, the following risk factors could cause our actual results to differ materially from those currently estimated by management:

(1)	loss of significant client relationships or business, distribution sources and contracts;

(2)	failure to attract and retain sales representatives or key managers;

(3)
general global economic, financial market and political conditions (including difficult conditions in financial, capital, credit and currency markets, the global economic slowdown, fluctuations in interest rates or a prolonged period of low interest rates, monetary policies, unemployment and inflationary pressure);

(4)	current or new laws and regulations that could increase our costs and decrease our revenues;

(5)	failure to adequately predict or manage benefits, claims and other costs;

(6)	inadequacy of reserves established for future claims;

(7)	significant competitive pressures in our businesses;

(8)	data breaches compromising client information and privacy;

(9)
diminished value of invested assets in our investment portfolio (due to, among other things, volatility in financial markets; the global economic slowdown; credit, currency, and liquidity risk; other-than-temporary impairments and increases in interest rates);

(10)	inability of reinsurers to meet their obligations;

(11)	insolvency of third parties to whom we have sold or may sell businesses through reinsurance or modified co-insurance;

(12)	a decline in our credit or financial strength ratings (including the risk of ratings downgrades in the insurance industry);

(13)	deterioration in the Company's market capitalization compared to its book value that could impair the Company's goodwill;

(14)	credit risk of some of our agents;

(15)	negative publicity and impact on our business due to unfavorable outcomes in litigation and/or regulatory investigations; and

(16)	cyclicality of the insurance industry.
These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this registration statement. For a more detailed discussion of the risk factors that could affect our actual results, please refer to the section entitled “Risk Factors” in this registration statement.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and accompanying notes which appear elsewhere in this registration statement. It contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this registration statement, particularly under the headings the section titled “Risk Factors” and “Forward-Looking Statements.”
The following discussion covers the twelve months ended December 31, 2015 (“Twelve Months 2015”), twelve months ended December 31, 2014 (“Twelve Months 2014”) and twelve months ended December 31, 2013 (“Twelve Months 2013”). Please see the discussion that follows for a more detailed analysis of the fluctuations.
Critical Factors Affecting Results
Our results depend on the appropriateness of our product pricing, underwriting and the accuracy of our methodology for the establishment of reserves for future policyholder benefits and claims, returns on and values of invested assets and our ability to manage our expenses. Factors affecting these items, including unemployment, difficult conditions in financial markets and the global economy, may have a material adverse effect on our results of operations or financial condition. For more information on these factors see “Risk Factors.”
Management believes the Company will have sufficient liquidity to satisfy its needs over the next twelve months.

Union Security Life Insurance Company of New York	95

For Twelve Months 2015, net cash used in operating activities totaled $1,821; net cash provided by investing activities totaled $10,771 and net cash used in financing activities totaled $8,075. We had $995 in cash and cash equivalents as of December 31, 2015. Please see “Liquidity and Capital Resources,” below for further details.
Revenues
We generate revenues primarily from the sale of our insurance policies, administrative services to certain clients and from investment income earned on our investments. Sales of insurance policies are recognized in revenue as earned premiums while sales of administrative services are recognized as fee income.
Our premium income is supplemented by income earned from our investment portfolio. We recognize revenue from interest payments, dividends and sales of investments. Currently, our investment portfolio is primarily invested in fixed maturity securities. Both investment income and realized capital gains on these investments can be significantly affected by changes in interest rates.
Interest rate volatility can increase or reduce unrealized gains or losses in our investment portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, fixed maturity and short-term investments.
The fair market value of the fixed maturity securities in our investment portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. The fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed maturity securities will generally increase or decrease with interest rates. We also have investments that carry pre-payment risk, such as mortgage-backed securities. Interest rate fluctuations may cause actual net investment income and/or cash flows from such investments to differ from estimates made at the time of investment. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities, commercial mortgage obligations and bonds are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Therefore, in these circumstances we may be required to reinvest those funds in lower-interest earning investments.
Expenses
Our expenses are primarily policyholder benefits, underwriting, general and administrative expenses and interest expense.
Policyholder benefits are affected by our claims management programs, reinsurance coverage, contractual terms and conditions, regulatory requirements, economic conditions, and numerous other factors. Benefits paid or reserves required for future benefits could substantially exceed our expectations, causing a material adverse effect on our business, results of operations and financial condition.
Underwriting, general, and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of deferred costs and general operating expenses.
Critical Accounting Estimates
Certain items in our financial statements are based on estimates and judgment. Differences between actual results and these estimates could in some cases have material impacts on our financial statements.
The following critical accounting policies require significant estimates. The actual amounts realized in these areas could ultimately be materially different from the amounts currently provided for in our financial statements.
Health Insurance Premium Rebate Liability
The Affordable Care Act was signed into law in March 2010. One provision of the Act, effective January 1, 2011, established a minimum medical loss ratio (“MLR”) designed to ensure that a minimum percentage of premiums is paid for clinical services or health care quality improvement activities. The Affordable Care Act established an MLR of 80% for individual and small group business and 85% for large group business. If the actual loss ratios, calculated in a manner prescribed by the Department of Health and Human Services (“HHS”), are less than the required MLR, premium rebates are payable to the policyholders by August 1 of the subsequent year.

96	Union Security Life Insurance Company of New York

The MLR regulation is not applicable if an entity's covered lives are less than a prescribed level. The Company does not have sufficient business volume to meet this threshold, and thus is not financially impacted by the MLR regulation for 2015. The Company does not expect to reach this threshold in future years.
Affordable Care Act Risk Mitigation Programs
Beginning in 2014, the Affordable Care Act introduced new and significant premium stabilization programs. These programs, discussed in further detail below, are meant to mitigate the potential adverse impact to individual health insurers as a result of Affordable Care Act provisions that became effective January 1, 2014.
A three-year (2014-2016) reinsurance program provides reimbursement to insurers for high cost individual business sold on or off the public marketplaces. The reinsurance entity established by HHS is funded by a per-member reinsurance fee assessed on all commercial medical plans, including self-insured group health plans. Only Affordable Care Act individual plans are eligible for recoveries if claims exceed a specified threshold, up to a reinsurance cap. Reinsurance contributions associated with Affordable Care Act individual plans are reported as a reduction in net earned premiums in the statements of operations, and estimated reinsurance recoveries are established as reinsurance recoverables in the balance sheets with an offsetting reduction in policyholder benefits in the statement of operations. During 2015, the Company did not have reinsurance recoverable associated with this program. There were reinsurance fee contributions for non-Affordable Care Act business, which were reported in underwriting, general and administrative expenses in the statement of operations.
A permanent risk adjustment program transfers funds from insurers with lower risk populations to insurers with higher risk populations based on the relative risk scores of participants in Affordable Care Act plans in the individual and small group markets, both on and off the public marketplaces. Based on the risk of its members compared to the total risk of all members in the same state and market, considering data obtained from industry studies, the Company estimates its year-to-date risk adjustment transfer amount. The Company records a risk adjustment transfer receivable (payable) in premiums and accounts receivable (unearned premium) in the consolidated balance sheets, with an offsetting adjustment to net earned premiums in the statements of operations when the amounts are reasonably estimable and collection is reasonably assured. During 2015, the Company did not issue any plans eligible to participate in the permanent risk adjustment program, so there was no impact on the Company’s 2015 operations.
A three-year (2014-2016) risk corridor program limits insurer gains and losses by comparing allowable medical costs to a target amount as defined by HHS. This program applies to a subset of Affordable Care Act eligible individual and small group products certified as Qualified Health Plans. The public marketplace can only sell Qualified Health Plans. In addition, carriers who sell Qualified Health Plans on the public marketplace can also sell them off the public marketplace. Variances from the target amount exceeding certain thresholds may result in amounts due to or due from HHS. During 2015, the Company did not participate in any insurance public marketplaces so the risk corridor program had no impact on the Company’s 2015 operations.
Reserves
Reserves are established in accordance with GAAP using generally accepted actuarial methods and reflect judgments about expected future claim payments. Calculations incorporate assumptions about inflation rates, the incidence of incurred claims, the extent to which all claims have been reported, future claims processing, lags and expenses and future investment earnings, and numerous other factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the calculation of reserves is not an exact process.
Reserves do not represent precise calculations of expected future claims, but instead represent our best estimates at a point in time of the ultimate costs of settlement and administration of a claim or group of claims, based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation.
Many of the factors affecting reserve adequacy are not directly quantifiable and not all future events can be anticipated when reserves are established. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations in the period in which such estimates are updated.
Because establishment of reserves is an inherently complex process involving significant judgment and estimates, there can be no certainty that ultimate losses will not exceed existing claim reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

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The following table provides reserve information for our major product lines for the years ended December 31, 2015 and 2014:

	December 31, 2015				December 31, 2014
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts:
Universal life and other products no longer offered	$667	$1	$616	$1	$672	$2	$633	$1
FFG, LTC and other disposed businesses	213,124	3,741	33,611	3,164	207,348	3,854	29,099	3,003
Other	2,811	6	104	27	2,958	12	131	38
Short Duration Contracts:
Group term life	—	36	6,749	443	—	51	7,176	503
Group disability	—	70	58,339	2,466	—	134	63,087	3,007
Medical	—	2	643	25	—	2	672	23
Dental	—	103	30	332	—	175	34	368
Credit life and disability	—	44	62	458	—	48	148	499
Other	—	1	—	5	—	3	—	4
Total	$216,602	$4,004	$100,154	$6,921	$210,978	$4,281	$100,980	$7,446
For a description of our reserving methodology, see Note 11 to the Notes to Financial Statements included elsewhere in this report.
Long Duration Contracts
Reserves for future policy benefits represent the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions reflect best estimates for expected investment yield, inflation, mortality, morbidity, expenses and withdrawal rates. These assumptions are based on our experience to the extent it is credible, modified where appropriate to reflect current trends, industry experience and provisions for possible unfavorable deviation. We also record an unearned revenue reserve which represents premiums received which have not yet been recognized in our statement of operations.
Historically, premium deficiency testing on continuing lines of business has not resulted in material adjustments to deferred acquisition costs or reserves. Such adjustments could occur, however, if economic or mortality conditions significantly deteriorated.
Risks related to the reserves recorded for certain discontinued individual life, annuity, and long-term care insurance policies have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic and mortality assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.
Short Duration Contracts
Claims and benefits payable reserves for short duration contracts include: (1) case reserves for known claims which are unpaid as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to us as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims. Periodically, we review emerging experience and make adjustments to our reserves and assumptions where necessary. Below are further discussions on the reserving process for our major short duration products.
Group Disability and Group Term Life
Case or claim reserves are set for active individual claims on group long-term disability policies and for waiver of premium benefits on group term life policies. Reserve factors used to calculate these reserves reflect assumptions regarding disabled life mortality and claim recovery rates, claim management practices, awards for social security and other benefit offsets and yield rates earned on assets supporting the reserves. Group long term disability and group term life waiver of premium

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reserves are discounted because the payment pattern and ultimate cost are fixed and determinable on an individual claim basis.
Factors considered when setting IBNR reserves include patterns in elapsed time from claim incidence to claim reporting, and elapsed time from claim reporting to claim payment.
Key sensitivities at December 31, 2015 for group long term disability claim reserves include the discount rate and claim termination rates.

	Claims and Benefits Payable		Claims and Benefits Payable
Group disability, discount rate decreased by 100 basis points	$63,651	Group disability, claim termination rate 10% lower	$61,955
Group disability, as reported	$60,805	Group disability, as reported	$60,805
Group disability, discount rate increased by 100 basis points	$58,209	Group disability, claim termination rate 10% higher	$59,737
The discount rate is also a key sensitivity for group term life waiver of premium reserves (included within group term life reserves).

Claims and Benefits Payable
Group term life, discount rate decreased by 100 basis points	$7,526
Group term life, as reported	$7,192
Group term life, discount rate increased by 100 basis points	$6,891
Investments
We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities, and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities.
Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date, with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company analyzes its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between its amortized cost and its net present value.
Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, or unforeseen events which affect one or more companies, industry sectors or countries could result in additional impairments in future periods for other-than-temporary declines in value. See Note 4 to the Financial Statements included elsewhere in this report.
Reinsurance
Reinsurance recoverables include amounts we are owed by reinsurers. Reinsurance costs are expensed over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in our balance sheets. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management’s experience and current economic conditions. The ceding of insurance does not discharge our primary liability to our insureds.

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The following table sets forth our reinsurance recoverables as of the dates indicated:

	December 31, 2015	December 31, 2014
Reinsurance recoverables	$260,281	$250,172
We have used reinsurance to exit certain businesses, including blocks of individual life, annuity, and long-term care business. The reinsurance recoverables relating to these dispositions amounted to $253,641 and $243,308 at December 31, 2015 and 2014, respectively.
In the ordinary course of business, we are involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

	2015	2014
Ceded future policyholder benefits and expense	$213,792	$208,022
Ceded unearned premium	3,743	3,857
Ceded claims and benefits payable	41,266	36,809
Ceded paid losses	1,480	1,484
Total	$260,281	$250,172
We utilize reinsurance for loss protection and capital management and business dispositions. See also “Quantitative and Qualitative Disclosures About Market Risk-Credit Risk.”
Retirement and Other Employee Benefits
The Parent sponsors a qualified pension plan and various non-qualified pension plans, along with a retirement health benefits plan covering our employees who meet specified eligibility requirements. Effective March 1, 2016, benefit accruals for the Parent’s Pension Plan, the various non-qualified pension plans and the retirement health benefits plan were frozen. The reported expense and liability associated with these plans are allocated to the Company by the Parent. The Parent’s calculation of the reported expense and liability requires an extensive use of assumptions which include, but are not limited to, the discount rate, expected return on plan assets and rate of future compensation increases. The Parent determines these assumptions based upon currently available market and industry data, and historical performance of the plan and its assets. The actuarial assumptions used in the calculation of our aggregate projected benefit obligation vary and include an expectation of long-term appreciation in equity markets which is not changed by minor short-term market fluctuations, but does change when large interim deviations occur. The assumptions used by the Parent may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of the participants. See Note 12 to our Financial Statements for more information on our retirement and other employee benefits.
Contingencies
We account for contingencies by evaluating each contingent matter separately. A loss is accrued if reasonably estimable and probable. We establish reserves for these contingencies at the best estimate, or, if no one estimated amount within the range of possible losses is more probable than any other, we report an estimated reserve at the low end of the estimated range. Contingencies affecting the Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.
Deferred Taxes
Deferred income taxes are recorded for temporary differences between the financial reporting and income tax bases of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets if, based on the weight of all available evidence, it is more likely than not that some portion of the asset will not be realized. The valuation allowance is sufficient to reduce the asset to the amount that is more likely than not to be realized. The Company has deferred tax assets resulting from temporary differences that may reduce taxable income in future periods. The detailed components of our deferred tax assets, liabilities and valuation allowance are included in Note 6 to the financial statements included elsewhere in this report.
The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. As of December 31, 2015 the

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Company had no cumulative valuation allowance against deferred tax assets, as it is management’s assessment that it is more likely than not that all deferred tax assets will be realized.
In determining whether the deferred tax asset is realizable, the Company weighed all available evidence, both positive and negative. We considered all sources of taxable income available to realize the asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences, carry forwards and tax-planning strategies.
The Company believes it is more likely than not that the remainder of its deferred tax assets will be realized in the foreseeable future. Accordingly, a valuation allowance has not been established.
In determining the appropriate valuation allowance, management makes judgments about recoverability of deferred tax assets, use of tax loss and tax credit carryforwards, levels of expected future taxable income and available tax planning strategies. The assumptions used in making these judgments are updated periodically by management based on current business conditions that affect the Company and overall economic conditions. These management judgments are therefore subject to change based on factors that include, but are not limited to, changes in expected capital gain income in the foreseeable future and the ability of the Company to successfully execute its tax planning strategies.
Recent Accounting Pronouncements
Please see Note 2 of the Notes to the Financial Statements.
Results of Operations
The table below presents information regarding our results of operations:

	For the Years Ended December 31,
	2015	2014	2013
Revenues:
Net earned premiums	$21,669	$23,702	$27,343
Net investment income	5,965	6,834	7,000
Net realized gains on investments	530	263	838
Amortization of deferred gains on disposal of businesses	331	(228)	398
Fees and other income	101	147	139
Total revenues	28,596	30,718	35,718
Benefits, losses and expenses:
Policyholder benefits	16,327	15,941	21,281
Selling, underwriting and general expenses	6,689	7,755	9,935
Total benefits, losses and expenses	23,016	23,696	31,216
Income before provision for income taxes	5,580	7,022	4,502
Provision for income taxes	1,402	1,852	929
Net income	$4,178	$5,170	$3,573
Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014
Net Income
Net income decreased $992, or 19% to $4,178 for Twelve Months 2015 from $5,170 for Twelve Months 2014. The decrease is primarily attributable to unfavorable claim experience in the assumed disability business and a decrease of net investment income $565 (after tax). This was partially off-set by an increase of $363 (after tax) in amortization of deferred gain on disposal of businesses as 2014 had a change in estimate that was previously disclosed.
Total Revenues
Total revenues decreased $2,122, or 7%, to $28,596 for Twelve Months 2015 from $30,718 for Twelve Months 2014. The decrease is primarily attributable to a decrease in net earned premiums of $2,033 mainly related to group dental, disability and life products. Also contributing to the decrease is lower net investment income of $869. These items were partially

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offset by an increase of $559 in amortization of deferred gain on disposal of business as 2014 had a change in estimate that was previously disclosed.
Total Benefits, Losses and Expenses
Total benefits, losses and expenses decreased $680, or 3%, to $23,016 for Twelve Months 2015 from $23,696 for Twelve Months 2014. The decrease is primarily attributable to a decrease in selling, underwriting and general expenses of $1,066 as a result of lower employee related expenses and lower commission expense. This is partially offset by an increase in policyholder benefits of $386 due to unfavorable claim experience in the assumed disability business.
Income Taxes
Income taxes decreased $450 to $1,402 for Twelve Months 2015 from $1,852 for Twelve Months 2014. The decrease was mainly related to a decrease in pre-tax income.
Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013
Net Income
Net income increased $1,597 to $5,170 for Twelve Months 2014 from $3,573 for Twelve Months 2013. The increase is primarily attributable to a reduction of policyholder benefits related to improved assumed disability experience. This was partially off-set by a decrease of $407 (after tax) in amortization of deferred gain on disposal of businesses and lower net realized gains on investments of $374 (after tax). The reduction in the amortization of deferred gain is related to a change in estimate for the recognition of a deferred gain associated with FFG that we previously sold through reinsurance.
Total Revenues
Total revenues decreased $5,000, or 14%, to $30,718 for Twelve Months 2014 from $35,718 for Twelve Months 2013. The decrease is primarily attributable to a decrease in net earned premiums of $3,641 mainly related to group dental, disability and life products. Also contributing to the decrease is a reduction of $626 in amortization of deferred gain on disposal of businesses and lower net realized gains on investments of $575.
Total Benefits, Losses and Expenses
Total benefits, losses and expenses decreased $7,520, or 24%, to $23,696 for Twelve Months 2014 from $31,216 for Twelve Months 2013. The decrease is primarily attributable to a decrease of $5,340 in policyholder benefits mainly related to improved assumed disability experience. Also contributing to the decrease is lower selling, underwriting and general expenses of $2,180 as a result of lower employee related expenses and lower commission expense.
Income Taxes
Income taxes increased $923 to $1,852 for Twelve Months 2014 from $929 for Twelve Months 2013. The increase was mainly related to the increase in pre-tax income.
Investments
See Notes 4 and 5 to the Notes to Financial Statements included elsewhere in this report.
Liquidity and Capital Resources
The primary sources of funds for the Company consist of premiums and fees collected, proceeds from the sales and maturity of investments and investment income. Cash is primarily used to pay insurance claims, agent commissions, operating expenses and taxes. We generally invest our excess funds in order to generate investment income. We also have the ability to receive capital infusions from our Parent, if needed. Please see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for additional information related to our Parent.
Cash Flows
We monitor cash flows, and forecasts are provided on a monthly basis. Trend and variance analyses are used to project future cash needs making adjustments to the forecasts when needed.

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The table below shows our recent net cash flows:

	For the Years Ended December 31,
	2015	2014	2013
Net cash (used in) provided by:
Operating activities	$(1,821)	$(6,255)	$(2,680)
Investing activities	10,771	9,401	14,331
Financing activities	(8,075)	(3,890)	(10,992)
Net change in cash	$875	$(744)	$659
Cash Flows for the Years Ended December 31, 2015, 2014, and 2013
Operating activities:
We typically generate operating cash inflows from premiums collected from our insurance products and income received from our investments while outflows consist of policy acquisition costs, benefits paid, and operating expenses. These net cash flows are then invested to support the obligations of our insurance products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees, and investment income received and expenses paid.
Net cash used in operating activities was $1,821 and $6,255 for the years ended December 31, 2015 and 2014, respectively. The decrease in cash used in operating activities is primarily due to the timing of payments related to employee related liabilities and net written premiums declining at a slower rate in 2015 compared to 2014.
Net cash used in operating activities was $6,255 and $2,680 for the years ended December 31, 2014 and 2013, respectively. The increase in cash used in operating activities is primarily due to a decrease in net written premiums across all major products, and timing of payments related to employee related liabilities.
Investing Activities:
Net cash provided by investing activities was $10,771 compared to $9,401 for the years ended December 31, 2015 and 2014, respectively. The change in investing activities is primarily due to a decrease in purchases of fixed maturity securities and a decrease in short term investments needed for portfolio and operating cash flows. These are partially offset by a decrease in sales of fixed maturity securities.
Net cash provided by investing activities was $9,401 compared to $14,331 for the years ended December 31, 2014 and 2013, respectively. The change in investing activities is primarily due to an increase in short term investments needed for portfolio and operating cash flows, and lower sales of fixed maturity securities. These are partially offset by a decrease in purchases of fixed maturity securities.
Financing Activities:
Net cash used in financing activities was $8,075 and $3,890 for the years ended December 31, 2015 and 2014, respectively. The increase in cash used in financing activities is due to an increase in the amount of dividends paid and a return of capital to our Parent.
Net cash used in financing activities was $3,890 and $10,992 for the years ended December 31, 2014 and 2013, respectively. The decrease in cash used in financing activities is due to a decrease in the amount of dividends paid to our Parent.

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Commitments and Contingencies
We have obligations to third parties as a result of our operations. These obligations as of December 31, 2015, are detailed in the table below by maturity date as of the dates indicated:

	As of December 31, 2015
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Contractual obligations:
Insurance liabilities (1)	$739,205	$18,411	$25,246	$28,709	$666,839
Liability for unrecognized tax benefit	$3	$3	$—	$—	$—
Total obligations and commitments	$739,208	$18,414	$25,246	$28,709	$666,839
(1)  Insurance liabilities reflect estimated cash payments to be made to policyholders.
Liabilities for future policy benefits and expenses of $216,602 and claims and benefits payable of $107,075 have been included in the commitments and contingencies table. Significant uncertainties relating to these liabilities include mortality, morbidity, expenses, persistency, investment returns, inflation, contract terms and the timing of payments.
Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company.
(I) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.
None.
(J) QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers’ and our stockholder’s interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.
Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in investment yields and changes in spreads due to credit risks and other factors.
Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed maturity investment portfolio and, to a lesser extent, in our reinsurance recoverables.
Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when either invested assets or liabilities, but not both, are indexed to inflation.
Interest Rate Risk
Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity securities, mortgage-backed securities and commercial mortgage loans, primarily in the United States. There are two forms of interest rate risk-price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rise. Reinvestment risk is primarily associated with the need to reinvest cash flows (primarily coupons and maturities) in an unfavorable lower interest rate environment. In addition, for securities with embedded options such as callable bonds and mortgage-backed securities, reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely, as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment.

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We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.
Our group long-term disability and group term life waiver of premium reserves are also sensitive to interest rates. These reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.
The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following tables summarize the results of this analysis for bonds and mortgage-backed securities held in our investment portfolio as of the dates indicated:
Interest Rate Movement Analysis
of Market Value of Fixed Maturity Securities Investment Portfolio
As of December 31, 2015

	–100	–50	0	50	100
Total market value	$90,151	$87,974	$85,748	$83,472	$81,152
% Change in market value from base case	5.13%	2.60%	—%	(2.65)%	(5.36)%
$ Change in market value from base case	$4,403	$2,226	$—	$(2,276)	$(4,596)
As of December 31, 2014

	–100	–50	0	50	100
Total market value	$102,732	$100,187	$97,469	$94,613	$91,701
% Change in market value from base case	5.40%	2.79%	—%	(2.93)%	(5.92)%
$ Change in market value from base case	$5,263	$2,718	$—	$(2,856)	$(5,768)
Credit Risk
We have exposure to credit risk primarily from customers, as a holder of fixed maturity securities and by entering into reinsurance cessions.
Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA- and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody’s or S&P’s ratings to determine an issuer’s rating.
The following table presents our fixed maturity investment portfolio by ratings of the nationally recognized securities rating organizations as of the dates indicated:

	December 31, 2015		December 31, 2014
Rating	Fair Value	Percentage of Total	Fair Value	Percentage of Total
Aaa/Aa/A	$60,337	71%	$70,518	73%
Baa	22,678	26%	23,692	24%
Ba	1,996	2%	2,282	2%
B and lower	737	1%	977	1%
Total	$85,748	100%	$97,469	100%

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We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.
The Company had $260,281 and $250,172 of reinsurance recoverables as of December 31, 2015 and 2014, respectively, the majority of which are protected from credit risk by various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $248,591 and $238,637 as of December 31, 2015 and 2014, respectively, relating to a large coinsurance arrangement with John Hancock (a subsidiary of Manulife Financial Corporation), related to sales of businesses are held in trusts. If the value of the assets in this trust falls below the value of the associated liabilities, John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of John Hancock, whose A.M. Best rating is A+. As of December 31, 2015, A.M. Best maintained a stable outlook on the financial strength ratings of John Hancock. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See the section entitled “Risk Factors” for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.
Inflation Risk
Inflation risk arises as we invest substantial funds in nominal assets, which are not indexed to the level of inflation, whereas the corresponding liabilities are indexed to the level of inflation. We have inflation risk in our small employer group medical insurance business to the extent that medical costs increase with inflation, and we have not been able to increase premiums to keep pace with inflation. Medical reserves represent less than 1% of total claims and benefits payable.

106	Union Security Life Insurance Company of New York

(K) EXECUTIVE OFFICERS
The table below sets forth certain information, as of April 21, 2016, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Julie E. Cosio	46	Chairman of the Board and Vice President
Tamrha V. Mangelsen	54	Treasurer and Chief Financial Officer; Vice President, Enterprise Business Services — Statutory Accounting, Assurant, Inc.
Paula M. SeGuin	48	Chief Executive Officer, President, Assistant Secretary and Director; Director of Compliance, Assurant, Inc.
Julie E. Cosio, Chairman of the Board and Vice President. Please see Ms. Cosio’s biography in the section below entitled “DIRECTORS”.
Tamrha V. Mangelsen, Treasurer and Chief Financial Officer; Vice President, Statutory Accounting, Assurant, Inc. Ms. Mangelsen has served as Treasurer and Chief Financial Officer of the Company since 2007 and as Vice President, Enterprise Business Services - Statutory Accounting of Assurant, Inc. since 2012. Previously, she served as Assistant Vice President, Statutory Accounting of Assurant, Inc. from 2008 to 2012.
Paula M. SeGuin, Chief Executive Officer, President, Assistant Secretary and Director; Director of Compliance, Assurant, Inc. Please see Ms. SeGuin's biography in the section below entitled "DIRECTORS".
DIRECTORS
We currently have seven directors. The biographies of each of the directors below contain information regarding the person's service as a director, business experience, director positions held currently and/or during the last five years, and experience that led the Company to conclude that they should serve as directors.
Larry M. Cains, Director. Mr. Cains, 69, has served as a director of the Company since May 2013. Previously, he served as Senior Vice President of Assurant, Inc. from 1988 until his retirement in September 2006. His strong financial and operational experience, both at Assurant and other companies, led the Company to conclude that he should serve as a director.
Julie E. Cosio, Director. Ms. Cosio, 46, began serving as Chairman of the Board on March 1, 2016. She has served as a director and Vice President of the Company since January 2013. She also serves as Senior Vice President of Connected Living (a business line within Assurant Solutions, a division of Assurant, Inc.) since January 1, 2014. Prior to this, she served as Senior Vice President of Diversified Financial Services (a business line within Assurant Solutions, a division of Assurant, Inc.) from November 2012 to December 2013, having previously served as Vice President of this business. Ms. Cosio's deep operational knowledge and expertise led the Company to conclude that she should serve as a director.
Melissa J.T. Hall, Director. Ms. Hall, age 51, has served as a director of the Company since September 2005. She has also served as Senior Vice President, Tax of Assurant, Inc. since August 2005, having previously served as Vice President, Tax and Financial Ratings since July 1997. Ms. Hall's 18 years of experience at the Parent and her valuable financial and tax experience led the Company to conclude that she should serve as a director.
Eric Kurzrok, Director. Mr. Kurzrok, 39, was appointed as a director of the Company in March, 2016. He has also served as a Vice President and Actuary, Ratings and Capital, of Assurant, Inc. since 2008. Mr. Kurzrok is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.
Terry J. Kryshak, Director. Mr. Kryshak, age 65, has served as a director of the Company since April 1991. Previously, he served as Senior Vice President of the Company from 1999 until he retired in January 2011. Mr. Kryshak's extensive experience in the administration and operation of the Company led the Company to conclude that he should serve as a director.
Esther L. Nelson, Director. Ms. Nelson, age 63, has served as a director of the Company since April 1999. Ms. Nelson currently serves as the General and Artistic Director of the Boston Lyric Opera Association, having held this position since September 2008. Prior to this position, Ms. Nelson was a Management Consultant to various artistic associations in New York, Virginia, Tennessee, Maine and Germany. Ms. Nelson also served as general director of Glimmerglass Opera from 1996 to 2002. Ms. Nelson's valuable leadership and management experience led the Company to conclude that she should serve as a director.

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Paula M. SeGuin, Director. Ms. SeGuin, age 48, began serving as Chief Executive Officer as of March 1, 2016. She has served as President of the Company since January 2013, as Assistant Secretary of the Company since 2000 and as a director of the Company since May 2007. She also served as Chief Administrative Officer from 2004 to 2013 and as Vice President from 2000 to 2013. Ms. SeGuin has also served as Director of Compliance at Assurant, Inc. since January 2005. Ms. SeGuin's day-to-day administrative experience at the Parent led the Company to conclude that she should serve as a director.

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(L) EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
I. Executive Summary
Introduction
This Compensation Discussion and Analysis ("CD&A") provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers during 2015:

Miles B. Yakre	Chief Executive Officer and Chairman of the Board
Tamrha V. Mangelsen	Treasurer and Chief Financial Officer; Vice President, Enterprise Business Services — Statutory Accounting, Assurant, Inc.
Paula M. SeGuin	President and Assistant Secretary; Director of Compliance, Assurant, Inc.
Julie E. Cosio	Vice President
Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs." Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs had a role at the Parent (or a division of the Parent) as of December 31, 2015 in addition to serving as an officer of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.
The 2015 compensation of Mr. Yakre was based on a compensation program focused on the goals and objectives of Assurant Employee Benefits, a division of Assurant. The 2015 compensation of Ms. Mangelsen and Ms. SeGuin was based on a compensation program focused on the goals and objectives of the Parent. The 2015 compensation of Ms. Cosio was based on a compensation program focused principally on the goals and objectives of Assurant Solutions, a division of Assurant. All of our NEOs participate in the Parent's long-term equity incentive program.
For more detailed information on Assurant's 2015 compensation programs, awards and objectives, please see Assurant's Proxy Statement, as filed with the SEC on March 29, 2016.
Our Executive Compensation Principles
Our core executive compensation principles are based on the principles of Assurant and are set forth below:

•
Executive compensation opportunities at the Company should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company's business strategy while remaining at levels that are aligned with the long-term interests of shareholders.[1]

•
Annual incentive and long-term equity incentive programs at Assurant, including at the Company, should support both Assurant's and the Company's business strategy and motivate our executives to deliver above-average results over a sustained period.

•	A substantial portion of target total direct compensation provided to our named executive officers should be tied to business performance.

•
Our executive compensation programs should be informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

II. The Compensation Decision Making Process
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[1]	Union Security Life Insurance Company of New York does not have securities that are traded publicly and therefore, all references to shares and shareholders in this CD&A refer to those of the Parent.
The Compensation Committee of the Parent's Board of Directors (the "Assurant Compensation Committee") oversees Assurant's executive compensation program and advises the full Assurant Board on general aspects of Assurant's compensation and benefit policies.

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As part of its process, the Assurant Compensation Committee evaluates the recommendations of Assurant's Chief Executive Officer along with information and analysis provided by Semler Brossy ("Semler Brossy"), its independent compensation consultant.
The Assurant Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the Chief Executive Officer's recommendations, and makes all final decisions with regard to base salary, short term incentives and long-term incentives for Assurant's executive officers. The Assurant Compensation Committee meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of Assurant's executive officers.
The compensation of Mr. Yakre was determined through a process whereby senior management at Assurant Employee Benefits annually reviews his performance and compensation and makes decisions regarding her compensation. The compensation of Ms. Cosio was determined through a process whereby senior management at Assurant Solutions annually reviews her performance and compensation and makes decisions regarding her compensation. The compensation of Ms. Mangelsen and Ms. SeGuin was determined through a process whereby members of senior management at the Parent annually review the performance and compensation of these NEOs, and make decisions regarding their compensation.
Level of Compensation Provided
Market Positioning. Assurant and the Company believe that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms that are competitive with the market and/or peer companies, as further described below. The relative levels of each element of total direct compensation (base salary, annual incentive and long-term equity incentive) are also determined by reference to these benchmarks.
Company-Level Named Executive Officers - Company Market Survey Data. The Company is not a publicly-traded company and does not have a compensation peer group; however, it does rely on certain market survey data to set target total direct compensation that is competitive with the market. The Company targets base salary at the 50th percentile of market. Compensation levels for total direct compensation (including mix of base pay, short- and long-term incentive compensation) are established based upon market data for comparable positions at comparable companies in the insurance and financial services industries. Short- and long-term incentive compensation are aligned with recommended targets for each NEO's grade and scope of responsibility.
III. Elements of Our Executive Compensation Program
Base Salaries
The base salary for each NEO is intended to be competitive with that of available market data reviewed by Assurant. In 2015, base salaries for certain NEOs were increased to the amounts shown in column (c) of the Summary Compensation Table below.
Annual Incentive Compensation
Overview.  Consistent with its sustainable growth strategy, Assurant has allocated 60% of the target annual incentive opportunity provided to its executives to profitability measures and 40% to top-line revenue growth for specified areas. As further described below, Assurant uses operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. Management takes a number of factors into account when developing recommended performance goals. In any given year, these factors may include results from prior years, opportunities for strategic growth and economic trends that may impact our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).
2015 Annual Incentive Compensation for the Company's NEOs: Financial Metrics.  For 2015, the Assurant Compensation Committee sought to establish financial targets that were challenging and would motivate its senior executives to deliver growth in a difficult economic environment. For Mr. Yakre, financial targets apply to the Assurant Employee Benefits business segment. Top-line growth, weighted at 40% for Mr. Yakre, is measured through a combination of net earned premiums and fees: all business (50%), net earned premiums and fees: targeted growth (25%) and gross written premiums: core and targeted growth (25%). Profitability, weighted at 60% for Mr. Yakre, is measured through a combination of measures: net operating income ("NOI"), weighted at 25%, consolidated operating earnings per diluted share (“EPS”), weighted at 20%, and operating return on equity ("ROE"), weighted at 15%, for the segment.2

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For Ms. Mangelsen and Ms. SeGuin top-line revenue growth (40%) is measured by a weighted average of the performance results of the business segments, and profitability (60%) is measured using EPS (20%), NOI (25%) and operating ROE (15%).3
Financial targets for Ms. Cosio are measured with respect to the Assurant Solutions business segment. 75% of Ms. Cosio's annual incentive compensation is measured by performance of this division and 20% is measured by a combination of financial metrics for Assurant Solutions (i.e., top-line growth, NOI and operating ROE).
Annual Incentive Performance Results for Mr. Yakre. For Mr. Yakre, the 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for NOI were $35, $40, $45, $50 and $55 million, respectively. Assurant Employee Benefits' 2015 NOI was $47 million. The performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for operating ROE were 6.4%, 7.3%, 9.1%, 10.7% and 10.9%, respectively. Assurant Employee Benefits' 2015 operating ROE was 8.8%. With respect to revenue growth, the 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premiums and fee income: all business were $1.06 billion, $1.08 billion, $1.11 billion, $1.14 billion and $1.17 billion, respectively. 2015 net earned premiums and fee income: all business for the segment was $1.09 billion. The 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premiums and fee income: targeted growth were $450, $470, $500, $520 and $550 million, respectively. Net earned premiums and fee income: targeted growth for the segment was $486 million. The 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for gross written premiums: core and targeted growth were $140, $150, $153, $160 and $170 million, respectively. Gross written premiums: core and targeted growth for the segment was $146 million. Based on the above metrics and performance results, the 2015 composite annual incentive performance multiplier for Mr. Yakre was to be a 0.92. However, all employees of Assurant Employee Benefits, including Mr. Yakre, were granted a 1.0 multiplier

Annual Incentive Performance Results for Ms. Mangelsen and Ms. SeGuin.  For Ms. Mangelsen and Ms. SeGuin the 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for consolidated operating EPS were $3.90, $4.80, $5.48, $6.10 and $6.59 per diluted share, respectively. Assurant's 2015 operating EPS was $6.59. The 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for operating ROE were 6.8%, 8.3%, 9.4%, 9.9% and 10.5%, respectively. Assurant's 2015 operating ROE was 11.5%. With respect to revenue growth, the corporate-level revenue growth multiplier is determined based on a weighted average of the performance multipliers applicable to each of the Parent's four business segments, which are weighted as follows: Assurant Specialty Property - 33%; Assurant Solutions - 40%; and Assurant Employee Benefits - 27%. The revenue growth multiplier for: (i) Assurant Specialty Property was 1.19 based on weighted targets of $2.40 billion for net earned premiums and fee income: all business (50%), $607 million for net earned premiums and fee income: targeted growth (25%) and $2.19 billion for gross written premiums: core and targeted growth (25%), and results of $2.44billion, $609 million and $2.12 billion in each of these respective categories; (ii) Assurant Solutions was 0.69, based on weighted targets of $3.73 billion for net earned premiums and fee income: all business (50%), $972 million for net earned premiums and fee income: targeted growth (25%) and $6.83 billion for gross written premiums: core and targeted growth (25%), and results of $3.69 billion, $956 million and $6.38 billion in each of these respective categories; and (iii) Assurant Employee Benefits was 0.60, based on weighted targets of $1.11 billion for net earned premiums and fee income: all business (50%), $500 million for net earned premiums and fee income: targeted growth (25%) and $153 million for gross written premiums: core and targeted growth (25%), and results of $1.09 billion, $486 million and $146 million in each of these respective categories. Based on the above metrics and performance results, the 2015 composite annual incentive performance multiplier for 2015 for Ms. Mangelsen and Ms. SeGuin was 1.47.

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[2]
NOI is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for the business segment is determined by dividing NOI for the segment by average stockholders' equity for the segment. For additional information regarding these measures, please see the Parent's earnings release, Exhibit 99.1 to its Current Report on Form 8-K furnished to the SEC on February 16, 2016, and the financial supplement posted on the "Investor Relations" section of the Parent's website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference herein.

[3]
Consolidated operating EPS is determined by dividing NOI for Assurant as a whole by the weighted average number of diluted shares of Assurant Common Stock outstanding during the year. Operating ROE for Assurant is determined by dividing NOI for Assurant as a whole by average stockholders' equity for the year, excluding accumulated other comprehensive income ("AOCI").

Annual Incentive Performance Results for Ms. Cosio. Ms. Cosio's annual incentive performance multiplier is comprised in part by the metrics applicable to the Assurant Solutions business segment. The 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for NOI were $154, $176, $200, $228 and $235 million, respectively. Assurant Solutions' 2015 NOI was $198 million. The performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for operating ROE were

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7.2%, 8.3%, 9.4%, 10.7% and 11.0%, respectively. Assurant Solutions' 2015 operating ROE was 9.4.%. With respect to revenue growth, the 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premiums and fee income: all business were $3.54 billion, $3.64 billion, $3.73 billion, $3.82 billion and $3.92 billion, respectively. 2015 net earned premiums and fee income: all business for the segment was $3.69 billion. The 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premiums and fee income: targeted growth were $880 million, $920 million, $972 million, $1.02 billion and $1.07 billion, respectively. 2015 net earned premiums and fee income: targeted growth for the segment was $956 million. The 2015 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for gross written premiums: core and targeted growth were $6.14 billion, $6.48 billion, $6.83 billion, $7.17 billion and $7.51 billion, respectively. 2015 gross written premiums: core and targeted growth for the segment was $6.38 billion.
Ms. Cosio's annual incentive performance multiplier was also comprised of certain metrics applicable to a division of Assurant Solutions. Senior management of Assurant Solutions set the targets for this division to be challenging, but reasonably attainable. The maximum award is intended to be very difficult to achieve. Based on historical performance, Assurant Solutions senior management believes the target award is somewhat likely, but not easily achieved. Based on the above metrics and performance results, the 2015 composite annual incentive performance multiplier for 2015 for Ms. Cosio was 1.23.
The performance targets described above are disclosed only to assist investors and other readers in understanding executive compensation provided to certain of the Company's executive officers. They are not intended to provide guidance on, and should not be relied on as predictive of, Assurant's future performance or the future performance of the Company or any of Assurant's operating segments.
The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2015:

Named Executive Officer	2015 Target Annual Incentive	2015 Multiplier	2015 Annual Incentive Payment
Miles B. Yakre	$180,949.96	1.00	$180,949.96
Tamrha V. Mangelsen	$42,075.00	1.47	$61,850.25
Paula M. SeGuin	$25,580.40	1.47	$37,603.19
Julie E. Cosio	$60,863.40	1.23	$74,861.98
Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs." Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs had a role at the Parent (or a division of the Parent) as of December 31, 2015 in addition to serving as an officer of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.
Long-term Equity Incentive Compensation
All of the NEOs participate in Assurant's long-term equity incentive compensation program.
Assurant uses performance share units ("PSUs") and restricted stock units ("RSUs") as equity compensation vehicles under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). A stock unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. For each year in the applicable performance cycle, Assurant's performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period. In accordance with the terms of the ALTEIP, measurement of the Assurant designated financial performance metrics includes unusual or non-recurring events and other extraordinary items.

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PSU Relative Performance Metrics and Relative Index

Metrics and Weighting	Growth in Book Value Per Share Excluding AOCI (1) — 1/3
Revenue Growth (2) — 1/3
Total Shareholder Return ("TSR") (3) — 1/3
Performance Measured	For 2014 and subsequent performance periods:
Against an Industry Index	Adjusted S&P Total Market Index

S&P Total Market Index, excluding companies with revenues of less than $1 billion or those that are not in (i) GICS Insurance Industry (code 4030) or (ii) the Managed Health Care Sub-Industry in GICS Health Care Equipment & Services Industry (code 3510); and including companies that are part of our compensation peer group ("S&P Total Market Index")

The new S&P Total Market Index is substantially similar in composition to the previous A.M. Best U.S. Insurance Index
For 2011-2013 and previous performance periods (4):
Adjusted A.M. Best U.S. Insurance Index

A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes (3510 and 4030) ("A.M. Best U.S. Insurance Index")

(1)  Year-over-year growth in the Company's total stockholder equity, excluding AOCI, divided by diluted shares outstanding at year-end
(2)  Year-over-year growth in total GAAP revenue (net earned premiums, fee and investment income)
(3)  Percentage change on Company stock plus dividend yield percentage
(4)  This index was discontinued as of January 1, 2014
Changes to Relative Index beginning with 2014 Performance Period. As of January 1, 2014, A.M. Best ceased publication of its U.S. Insurance Index, the index that we previously used to assess our relative performance ranking. Thus, for outstanding awards, beginning with the 2014 performance period, and for future performance periods, Assurant's performance is measured against the S&P Total Market Index with the adjustments described in the Performance-Based Long-Term Equity Plan Design Attributes table above. The Assurant Compensation Committee believes that this index will enable Assurant to continue accurate benchmarking of Assurant's performance against the performance of companies of comparable size that operate businesses similar to Assurant's. The new S&P Total Market Index is substantially similar in composition to the previous A.M. Best U.S. Insurance Index.
Executives do not receive any payout if the Parent's composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained.
Payments in respect of PSUs awarded under the ALTEIP are determined by the Compensation Committee and based on the composite average percentile ranking relative to an industry index with regard to three specified financial metrics: (i) growth in book value per share excluding AOCI, (ii) revenue growth, and (iii) total shareholder return, all averaged over the three years of the relevant performance period. Historically, such payments were generally intended to be deductible as “performance-based compensation” within the meaning of IRC Section 162(m)(4). However, compensation in excess of $500,000 is non-deductible under Section 162(m)(6) of the IRC, which was added as part of the Patient Protection and Affordable Care Act. Therefore, as long as the Company is subject to Section 162(m)(6), the qualified performance-based exception under Section 162(m)(4) has no effect of the deductibility of executive compensation over $1 million (as it would for “covered employees” under Section 162(m)). In 2016, Assurant anticipates that it will be exempt from Section 162(m)(6) based on the de minimis exception applicable to companies whose revenue from certain health premiums accounts for less than 2% of total revenue. Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under the heading "Narrative to the Summary Compensation Table and Grants of Plan-based Awards Table - Long Term Incentive Awards" below.
In support of Assurant's pay for performance philosophy, in 2015 the Assurant Compensation Committee approved equity payments for performance share units granted in 2012 based on the above metrics. The Assurant Compensation Committee determined that Assurant's composite average percentile ranking relative to companies in the A.M. Best U.S. Insurance Index for 2012 and 2013 and the S&P Total Market Index for 2014 with regard to the three specified financial metrics over the 2012-2014 performance period was in the 59th percentile. Because Assurant achieved above median performance relative to

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the designated index of peer companies, our NEOs received shares of common stock equal to 118% of their target long term equity incentive opportunity.

Yearly Average PSU Percentile Ranking
2012	27%
2013	93%
2014	57%
Final Three-Year Average Percentile Ranking	59%
Payout as a Percentage of Long-Term Equity Incentive Opportunity	118%
RSUs. RSUs typically vest in equal annual installments over a three-year vesting period.
Compensation Levels and Pay Mix for 2016
Company-level Named Executive Officers. For 2016, Mr. Yakre and Ms. Cosio, Ms. Mangelsen and Ms. SeGuin received base salary increases to $338,000, $260,293, $173,000 and$131,100 , respectively. The target short-term incentive opportunity for Ms. Cosio and Ms. Seguin remained at 30% and 20% of their base salaries, respectively, and for Mr. Yakre at 55% of his base salary. Ms. Mangelsen’s target short-term incentive opportunity remained at 25% of her base salary. The target long-term incentive opportunities for Ms. Cosio and Ms. Seguin remained at 30% and 15% as a percentage of their base salaries, respectively, and for Mr. Yakre at 55% as a percentage of his base salary. Ms. Mangelsen’s target long-term incentive opportunity remained at 15% as a percentage of her base salary.
IV. Benefits and Perquisites
The Company's named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to Assurant's U.S. employees. In addition, some of these executives are eligible for certain change of control benefits, supplemental retirement plans and limited perquisites described below.
Change of Control Benefits. In 2015, Assurant was party to a change of control agreement (each, a "COC Agreement") with Mr. Yakre. The purpose of these COC Agreements was to enable an executive to focus on maximizing shareholder value in the context of a control transaction without regard to personal concerns related to job security. COC Agreements with the Named Executive Officers apply in the context of a change of control of Assurant Employee Benefits (as defined in the COC Agreement) for Mr. Yakre. The COC Agreement with each NEO contains a "double trigger," meaning that benefits are generally payable only upon a termination of employment "without cause" or for "good reason" within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. The COC Agreement for Mr. Yakre was expressly assumed by Sun Life as part of the Master Transaction Agreement by and between Assurant, Inc. and Sun Life Assurance Company of Canada, dated as of September 9, 2015. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading "Narrative to the Potential Payments upon Termination or Change of Control Table - Change of Control Agreements" below.
Retirement Plans. Certain NEOs participate in the Assurant Executive Pension Plan (the "Executive Pension Plan"), the Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") and/or the Assurant Pension Plan (the "Pension Plan"). The goals of these retirement plans are to provide certain senior executives with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($265,000 for 2015). Additional information regarding the terms and conditions of these plans is provided under the headings "Narrative to the Pension Benefits Table" below and "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.
Deferred Compensation Plans. Certain NEOs are also eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A ("Section 409A"). Prior to the adoption of Section 409A and the establishment of the ADC Plan in 2005, some of the NEOs were eligible to participate in the Assurant Investment Plan (the "AIP"). However, after the enactment of Section 409A, the AIP was frozen as of January 1, 2005 and, currently, only withdrawals may be made.
Additional information regarding the terms and conditions of these plans is provided under the heading "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.

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Long-Term Disability Benefits. As part of Assurant's general benefits program, it provides Long-Term Disability ("LTD") coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees' monthly plan pay (which is generally defined as base salary plus the annual incentive target award amount), up to a maximum monthly benefit of $15,000.
V. Related Policies and Considerations
Timing of Equity Grants
Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under Assurant's Equity Grant Policy, equity awards granted by the Assurant Compensation Committee pursuant to the ALTEIP are granted on the second Thursday in March each year.
Tax and Accounting Implications
IRC Section 162(m)(4) limits the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation's chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) unless such executive compensation was awarded under a performance-based plan approved by stockholders and meets certain additional requirements. Effective for 2013, Section 162(m)(6), which applies to compensation paid by health insurance companies and their affiliates including the Parent and its subsidiaries, was added to the IRC as part of the Patient Protection and Affordable Care Act. It limits deductible compensation to $500,000 per employee and has no exception for qualified performance-based compensation. The Assurant Compensation Committee continues to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Parent's business strategy. In 2016, Assurant anticipates that it will be exempt from Section 162(m)(6) based on the de minimis exception applicable to companies whose revenue from certain health premiums accounts for less than 2% of total revenue.
The compensation that Assurant pays to the NEOs is reflected in our consolidated financial statements as required by U.S. GAAP. The Assurant Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executive officers of Assurant. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation
The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2015, 2014 and 2013 as applicable.
Summary Compensation Table for Fiscal Years 2015, 2014 and 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Miles B. Yakre, Chief Executive Officer; Senior Vice President, Assurant, Inc.	2015 2014 2013	329,000 321,000 314,000	— — —	180,835 176,459 172,704	— — —	180,950 247,170 129,525	85,256 47,365 39,981	45,888 37,494 39,178	821,929 829,488 695,388
Tamrha V. Mangelsen, Treasurer and Chief Financial Officer; Vice President, Statutory Accounting, Assurant, Inc.	2015 2014 2013	168,300 161,160 158,000	— — —	25,233 16,113 15,829	— — —	61,850 53,183 53,878	20,662 17,995 13,818	16,450 16,567 13,674	292,495 265,018 255,199
Paula M. Seguin, President and Assistant Secretary; Director of Compliance, Assurant, Inc.	2015 2014 2013	127,902 125,394 122,634	— — —	19,172 18,841 18,393	— — —	37,603 37,618 38,017	22,203 19,634 11,466	11,096 10,887 10,217	217,976 212,374 200,727
Julie E. Cosio, Senior Vice President	2015 2014 2013	202,878 198,900 195,000	— — —	60,855 59,642 58,541	— — —	74,862 106,213 91,260	34,885 31,743 22,175	21,390 19,633 14,382	394,870 416,131 381,358

1
The amounts reported in column (e) for 2015, 2014 and 2013 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.

Union Security Life Insurance Company of New York	115

The 2015 PSU values included in column (e) are computed based on the achievement of target level of performance for each award. Assuming the achievement of maximum performance level for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: for Mr. Yakre $226,025; Ms. Mangelsen $31,538; for Ms. Seguin, $23,963; and for Ms. Cosio, $76,063. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 17, Stock Based Compensation-Performance Share Units , of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC (the “2015 Form 10-K”) for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

2
The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Parent’s three defined benefit pension plans (the Assurant SERP, the Assurant Executive Pension Plan and the Assurant Pension Plan) from December 31, 2014 to December 31, 2015, from December 31, 2013 to December 31, 2014 and from December 31, 2012 to December 31, 2013. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2013, December 31, 2014 or December 31, 2015 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2012, December 31, 2013 or December 31, 2014, as applicable. Present values of accumulated benefits at December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 use the same assumptions as included in the financial statements in Assurant’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015, respectively, as filed with the SEC. Effective February 29, 2016, the accrual of additional benefits under the Executive Pension and Pension Plans was frozen.

3
The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive Long Term Disability, Parent contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents, and certain other amounts during 2015:

Name	Executive LTD	Parent Contributions to Executive 401(k)	Parent Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Dividends and Dividend Equivalents(1)	Other Amounts(2)	Total
Miles B. Yakre	—	$18,670	$15,900	$—	$10,547	$771	$45,888
Tamrha V. Mangelsen	—	$—	$13,289	$—	$1,086	$2,075	$16,450
Paula M. Seguin	—	$—	$9,931	$—	$1,165	$—	$11,096
Julie E. Cosio	—	$2,645	$15,900	$—	$2,784	$61	$21,390

1
The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2015 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of restricted stock and RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2012 PSUs for shares vested in 2015; and on 2011 PSUs for shares vested in 2014. No dividends or dividend equivalents were paid on PSUs granted in 2015, 2014 or 2013.

2
Amounts in this column reflect (i) for Mr. Yakre, a credit made in 2015 in exchange for capping basic life insurance policy at $50,000 (ii) for Ms. Mangelsen, a credit made in 2015 to pay tuition reimbursement (iii) for Ms. Cosio a holiday gift

Grants of Plan-Based Awards
The table below sets forth individual grants of awards made to each NEO during 2015.

116	Union Security Life Insurance Company of New York

Grants of Plan-Based Awards Table for Fiscal Year 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh) (2)	Awards ($) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Miles B. Yakre	3/12/2015 3/12/2015 —	— — 0	— — 180,950	— — 361,900	— 731 —	— 1,462 —	— 2,193 —	1,462 — —	— — —	61.87 61.82 —	90,454 90,381 —
Tamrha V. Mangelsen	3/12/2015 3/12/2015 —	— — 0	— — 42,075	— — 84,150	— 102 —	— 204 —	— 306 —	204 — —	— — —	61.87 61.82 —	12,621 12,611 —
Paula M. Seguin	3/12/2015 3/12/2015 —	— — 0	— — 25,580	— — 51,161	— 78 —	— 155 —	— 233 —	155 — —	— — —	61.87 61.82 —	9,590 9,582 —
Julie E. Cosio	3/12/2015 3/12/2015 —	— — 0	— — 60,863	— — 121,727	— 246 —	— 492 —	— 738 —	492 — —	— — —	61.87 61.82 —	30,440 30,415 —

1
The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2015 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

2
The base price of 2015 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2015 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 17, Stock Based Compensation-Performance Share Units, of the Company’s 2015 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive Awards
Annual incentive payments for Mr. Yakre and Ms. Cosio, Ms. Mangelsen and Ms. SeGuin were paid pursuant to the annual incentive program applicable to the Parent, Assurant Employee Benefits or Assurant Solutions, as applicable. For more information regarding the performance criteria applicable to each of our NEOs, please see the section entitled “CD&A - Annual Incentive Compensation.”
Long Term Equity Incentive Awards
The Parent's equity-based awards have been granted under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). The ALTEIP was approved by the Parent's stockholders in May 2008. Since that time, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. The RSUs typically vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant's continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.
Outstanding Equity Awards at Fiscal Year End
The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2015.

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Outstanding Equity Awards Table for Fiscal Year 2015

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Miles B. Yakre
		—	—	—	—
				—	—
						651	(8)	52,432
						906	(9)	72,969
						1,462	(4)	117,749
									2,930	(5)	235,942
									2,037	(6)	164,060
									731	(7)	58,875
Tamrha V. Mangelsen
		—	—	—	—
				—	—
						60	(8)	4,832
						83	(9)	6,685
						204	(4)	16,430
									269	(5)	21,625
									186	(6)	14,980
									102	(7)	8,215
Paula M. Seguin
		—	—	—	—
				—	—
						70	(8)	5,638
						97	(9)	7,812
						155	(4)	12,484
									312	(5)	25,128
									218	(6)	17,517
									78	(7)	6,242
Julie E. Cosio
		—	—	—	—
				—	—
						221	(8)	17,799
						306	(9)	24,645
						492	(4)	39,626
									993	(5)	79,976
									689	(6)	55,452
									246	(7)	19,813

1	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

[2]
Prior to the adoption of the ALTEIP in May 2008, our NEOs were awarded stock appreciation rights (“SARs”) and shares of restricted stock under the ALTIP. All SARs and restricted stock awards granted to the NEOs under the ALTIP have vested.

[3]	Value was determined using the December 31, 2015 closing price of our Common Stock of $80.54.

[4]	This RSU award was granted on March 12, 2015 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

118	Union Security Life Insurance Company of New York

[5]
This PSU award was granted on March 14, 2013 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at maximum levels, as the Company’s ranked average performance for 2013-2014 relative to the applicable index exceed the applicable performance targets. Company’s ranked average performance for 2015 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2013-2015 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]
This PSU award was granted on March 13, 2014 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item (402)(f)(2), the values for this award in columns (i) and (j) are reported at maximum levels, as the Company’s ranked average performance for 2014 relative to the applicable index exceed the applicable performance targets. Company’s ranked average performance for 2015 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2014-2016 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[7]
This PSU award was granted on March 12, 2015 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item (402)(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2015 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2015-2017 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[8]	This RSU award was granted on March 14, 2013 and vested in three equal annual installments on each of the first three anniversaries of the grant date.

[9]	This RSU award was granted on March 13, 2014 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
Option Exercises and Stock Vested in Last Fiscal Year
The following table provides information regarding all of the RSUs and PSUs held by the NEOs that vested during 2015 on an aggregated basis.
Option Exercises and Stock Vested Table for Fiscal Year 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
(a)	(b)	(c)	(d)	(e)
Miles B. Yakre	—	—	614 651 452 2,172(2)	37,816 39,854 27,671 130,016
Tamrha V. Mangelsen	—	—	60 60 41 213(2)	3,695 3,673 2,510 12,750
Paula M. Seguin	—	—	69 69 48 245(2)	4,250 4,224 2,939 14,666
Julie E. Cosio	—	—	134 221 153 167 4,742	8,253 13,530 9,367 11,318 28,374

1
The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

2
These amounts represent the value of PSU awards granted in 2012 that, in accordance with the terms of the applicable award agreements, became fully vested in 2015. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 118% of target shares awarded. Accordingly, the amount of compensation actually realized upon a payout is based on the-fair market value of the Company’s Common Stock on the date the Assurant Compensation Committee approves the performance ranking, which was April 27, 2015.

Pension Benefits

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The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.
The table below describes each plan that provides for pension payments to the NEOs.
Pension Benefits Table for Fiscal Year 2015

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Miles B. Yakre	Pension Plan Executive Pension Plan SERP	23.08 23.08 n/a	300,263 275,421 n/a
Tamrha V. Mangelsen	Pension Plan Executive Pension Plan SERP	18 n/a n/a	153,545 n/a n/a
Paula M. Seguin	Pension Plan Executive Pension Plan SERP	22 n/a n/a	164,295 n/a n/a
Julie E. Cosio	Pension Plan Executive Pension Plan SERP	18.75 18.75 n/a	190,827 12,251 n/a
(1)  None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.
Narrative to the Pension Benefits Table
The following is a description of the plans and information reported in the Pension Benefits Table.
The Assurant Pension Plan
Eligible employees employed by the Company prior to January 1, 2014, may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with Assurant. Effective March 1, 2016, the Assurant Pension Plan was frozen to better align benefit offerings with the marketplace. No additional benefits will be earned after February 29, 2016. Employees who are participating in this plan will continue to earn vesting service as long as they remain employed with Assurant. Credited service for determining a participant’s benefit accrues after an employee begins participating in the plan and was frozen as of February 29, 2016. Eligible compensation under this plan is subject to the applicable limit under Internal Revenue Code (“IRC”) Section 401(a)(17) (which was $265,000 for 2015).
The lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings. Final average earnings is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%
The present value of accumulated benefits at December 31, 2015 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2015. Effective as of February 29, 2016, the accrual of additional benefits under the Assurant Pension Plan was frozen.

120	Union Security Life Insurance Company of New York

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. Participants may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits after three years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.
The Assurant Executive Pension Plan
Eligible employees employed by the Company prior to January 1, 2014 may generally begin participating in the Assurant Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit (which was $265,000 for 2015). Effective March 1, 2016, the Assurant Executive Pension Plan was frozen to better align benefit offerings with the marketplace. No additional benefits will be earned after February 29, 2016. Employees who are participating in this plan will continue to earn vesting service as long as they remain employed with Assurant. Eligible compensation for participants is not capped.
A participant’s benefit under the Assurant Executive Pension Plan is equal to the benefit he or she would have received under the Assurant Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Assurant Pension Plan. The benefits under the Assurant Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Credited service for determining a participant’s benefit begins after an employee begins participating in the plan and was frozen as of February 29, 2016. A participant becomes vested in the benefits under the Assurant Executive Pension Plan after three years of service. All of the participating NEOs are currently 100% vested in their Assurant Executive Pension Plan benefit.
The methodology for determining the present value of the accumulated benefits under the Assurant Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above. The present value of accumulated benefits at December 31, 2015 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2015 offset by the Assurant Pension Plan benefits.
The Assurant SERP
Effective January 1, 2014, the Assurant SERP was closed to any new participants. Effective March 1, 2016, the Assurant SERP was frozen to better align benefit offerings with the marketplace. None of the NEOs are eligible to participate in the Assurant SERP.
Number of Years of Credited Service
Eligibility for the Pension Plan and Assurant Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. No additional credited service will be earned after February 29, 2016 for the Pension Plan and Executive Pension Plan.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Parent currently maintains the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”), which provides for the deferral of compensation on a basis that is not tax qualified. The Assurant Investment Plan (the “AIP”) was frozen in December 2004. The Assurant Executive 401(k) Plan (the “Executive 401(k) Plan”) is a nonqualified defined contribution plan.

Union Security Life Insurance Company of New York	121

Nonqualified Defined Contribution and Other Nonqualified Deferred
Compensation Plans Table for Fiscal Year 2015

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1), (2) ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE (1) ($)
(a)		(b)	(c)	(d)	(e)	(f)
Miles B. Yakre	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	18,670	735	—	234,642
	TOTAL	—	18,670	735	—	234,642
Tamrha V. Mangelsen	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	—	—	—	—
	TOTAL	—	—	—	—	—
Paula M. Seguin	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	—	—	—	—
	TOTAL	—	—	—	—	—
Julie E. Cosio	ADC Plan	—	—	—	—	—
	AIP	—	—	—	—	—
	Executive 401(k) Plan	—	2,645	(35)	—	4,416
	TOTAL	—	2,645	(35)	—	4,416

1
The amounts in column (c) were reported as compensation in the last completed fiscal year in the “All Other Compensation” column of the Summary Compensation Table as follows: Mr. Yakre, $18,670 of Company contributions to the Executive 401(k); and for Ms. Cosio, $2,645 of Company contributions to the Executive 401(k).

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans, during 2015. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance, during 2015. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.
For the AIP and ASIC Plan, no contributions could have been made during the fiscal year 2015 because both plans have been frozen since December 2004.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2013, 2014 and 2015 fiscal years, as applicable: for Mr. Yakre, $14,380 for 2013; $11,431 for 2014; and $18,670 for 2015; and for Ms. Cosio, $1,810 for 2014; and $2,645 for 2015.

[2]
The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under IRC Section 401(a)(17)).

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]
Because the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2015. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table
The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.
The ADC Plan

122	Union Security Life Insurance Company of New York

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of Assurant. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earnings or losses are credited to a deemed investment account. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.
The AIP
Prior to the establishment of the ADC Plan in 2005, eligible employees were able to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. Assurant did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.
The Executive 401(k) Plan
Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Parent makes an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the IRC limit (which was $265,000 for 2015). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Please see footnote 3 to the Summary Compensation Table above, for quantification of Company contributions to the Executive 401(k) Plan in 2015.
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefits.
Potential Payments Upon Termination or Change of Control
The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2015.

Union Security Life Insurance Company of New York	123

Potential Payments Upon Termination or Change of Control Table

Name	Payout if Terminates Voluntarily 12/31/15 (Not Retirement) (1)	Payout if Terminates Voluntarily 12/31/15 (Retirement) (1)	Payout if Terminated Involuntarily 12/31/15 (2)	Payout if Terminated Upon Change of Control 12/31/15	Payout if Terminated Upon Death 12/31/15	Payout if Terminated Upon Disability 12/31/15
	(a)	(b)	(c)	(d)	(e)	(f)
Miles B. Yakre
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards (4)	—	—	$355,020	—	$355,020	$355,020
Executive Pension Plan (5)	$—	—	$275,421	—	$275,421	$275,421
Executive 401(k) Plan (6)	$—	—	$215,237	—	$234,642	$234,642
Welfare Benefit Lump Sum (7)	—	—	—	—	—	—
TOTAL	$—	—	$865,083	—	$757,129	$865,083
Tamrha V. Mangelsen
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards (4)	—	—	$35,760	—	$35,760	$35,760
Executive Pension Plan (5)	—	—	—	—	—	—
Executive 401(k) Plan (6)	—	—	—	—	—	—
Welfare Benefit Lump Sum (7)	—	—	—	—	—	—
TOTAL	—	—	$35,760	—	$35,760	$35,760
Paula M. Seguin
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards (4)	—	—	$37,854	—	$37,854	$37,854
Executive Pension Plan (5)	—	—	—	—	—	—
Executive 401(k) Plan (6)	—	—	—	—	—	—
Welfare Benefit Lump Sum (7)	—	—	—	—	—	—
TOTAL	—	—	$37,854	—	$37,854	$37,854
Julie E. Cosio
STIP Award	—	—	—	—	—	—
Long-Term Equity Awards (4)	—	—	$120,166	—	$120,166	$120,166
Executive Pension Plan (5)	$—	—	$12,251	—	$12,251	$12,251
Executive 401(k) Plan (6)	$—	—	$4,416	—	$4,416	$4,416
Welfare Benefit Lump Sum (7)	—	—	—	—	—	—
TOTAL	$—	—	$136,833	—	$136,833	$136,833

1
As of December 31, 2015, no NEO’s met the requirements for retirement eligibility (age 55 with 10 years of service). Since none of the NEOs qualify for retirement, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

[2]
The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

[3]	A sale of Union Security would not trigger any payments for the NEOs under their respective Change of Control Employment Agreements.

[4]
These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2015 based on the closing stock price of $80.54. These amounts also reflect pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

[5]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[6]	This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2015.

[7]
Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination, the Parent may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO’s termination.

Narrative to the Potential Payments Upon Termination or Change of Control Table
The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made

124	Union Security Life Insurance Company of New York

in calculating the Executive Pension Plan benefit payable in the event of disability or death. The material terms of the Executive Pension Plan are described in the section entitled "Narrative to the Pension Benefits Table" above. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" above. Additional information on the ALTEIP is described in the CD&A and the section entitled "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table" above.
Ms. Mangelsen and Ms. SeGuin would have only received payments in the event of involuntary termination not for cause or due to death or disability on December 31, 2015. In each case, Ms. Mangelsen would have received $35,760 and Ms. SeGuin would have received $37,854 in RSUs and PSUs on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Additionally, under an annual incentive program policy, each of Ms. Mangelsen and Ms. SeGuin would have also received an annual incentive award on March 15, 2016 based on full-year 2015 results in the case of involuntarily termination not for cause or due to death. For more information, including the amount of their annual incentive awards, please see the CD&A.
Treatment of Annual Incentive Awards
Under the STIP, if a participant's employment is terminated during a performance period due to retirement, death or a reduction in force or job elimination, the Parent may grant the participant a pro-rated award. Upon a change of control of the Parent, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.
Accelerated and Pro-rated Vesting of Equity Awards
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. In the event of a change of control of the Company, awards under the ALTEIP would be prorated based on treatment as an involuntary termination.
The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.
Change of Control Agreements
Assurant, Inc. was a party to COC Agreement with Mr. Yakre in 2015. The COC Agreement for Mr. Yakre was expressly assumed by Sun Life as part of the Master Transaction Agreement by and between Assurant, Inc. and Sun Life Assurance Company of Canada, dated as of September 9, 2015. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive's employment is terminated by the company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive's execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual short term incentive program ("STIP") award for the year in which the date of termination occurs, an amount of cash severance equal to two times the sum of the Mr. Yakre’s annual base salary plus target short term incentive program, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.
Termination in Anticipation of a Change of Control. In 2015 if Mr. Yakre’s employment was terminated by Assurant without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.
Funding of Severance Payment Obligations. In 2015, within five business days of the Mr. Yakre’s date of termination after a change of control, Assurant was obligated to establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive is entitled.
Definition of "Change of Control". For purposes of the agreement, change of control is defined to mean:

Union Security Life Insurance Company of New York	125

•
for the NEOs who are officers of an operating division of Assurant (such as Mr. Yakre), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to Assurant's stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

A sale or other disposition of the Company would not trigger the COC Agreements of Mr. Yakre.
Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with Assurant (including as an employee or officer of a competitor) or solicit customers of Assurant during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive's employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive's employment is terminated by Assurant for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive's employment is terminated by Assurant without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of Assurant or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive's employment.
COMPENSATION OF DIRECTORS
The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of USLICONY for all services in all capacities during the fiscal year ended December 31, 2015.
Director Compensation Table for Fiscal Year 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($) (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Esther Nelson	4,000	—	—	—	—	—	4,000
Terry J. Kryshak	5,000	—	—	—	—	—	5,000
Larry Cains	5,000	—	—	—	—	—	5,000
(1)  The amounts reported in this column reflect the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2015.
Narrative to the Director Compensation Table
The table above reflects payments made to independent outside directors of the Company. Mr. Yakre, Ms. Cosio, and Ms. SeGuin, who were employees of Assurant and served as directors of the Company during 2015, received no additional compensation for their service as directors. Ms. Mangelson did not serve as a director.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Company does not have a standing compensation committee of its Board, or any committee that performs similar functions. Compensation decisions regarding the executive officers of the Company are made either by the Chief Financial Officer of the Parent or by senior management at the Company, as applicable.
No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served as a director of the Company. No director of the Company had any relationship pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.
(M) SECURITY OWNERSHIP OF BENEFICIAL HOLDERS
Union Security Life Insurance Company of New York is a wholly-owned subsidiary of Assurant, Inc. and does not have any other voting securities held by any entity or individual other than Assurant, Inc.

126	Union Security Life Insurance Company of New York

SECURITY OWNERSHIP OF MANAGEMENT
The following table provides information concerning the beneficial ownership of Common Stock of Assurant, Inc., the parent company of the Company, as of December 31, 2015 by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s other two most highly compensated executive officers, each director, and all executive officers and directors as a group. As of December 31, 2015, Assurant, Inc. had 65,850,389 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially (1)	Percentage of Class
Miles B. Yakre	3,114	*
Tamrha V. Mangelsen	1,501	*
Paula M. Seguin	3,064	*
Julie E. Cosio	594	*
Larry M. Cains	600	*
Melissa J. T. Hall	533	*
Terry J. Kryshak	25	*
Esther L. Nelson	—	*
All directors and executive officers as a group (9 persons)	9,431	*
* Less than one percent of class.
1 Includes: for Ms. Mangelsen1,487 shares of Common Stock, and for all directors and executive officers as a group, 1,487 shares of Common Stock held through the Assurant 401(k) Plan as of December 31, 2015.
Includes restricted stock units (“RSUs”) that that will vest and/or become payable on or within 60 days of December 31, 2015 in exchange for the following amounts of Common Stock as of December 31, 2015; for Ms. Hall, 250 shares. For Mr. Yakre, includes 1,591 shares which were issued in accordance with agreement following the sale of the Assurant Employee Benefits segment to Sun Life Assurance Company of Canada. RSUs that will vest on or within 60 days of December 31, 2015 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 1,841 shares.
(N) TRANSACTIONS WITH RELATED PERSONS
The Company is a wholly-owned subsidiary of the Parent and therefore received various ordinary course services from the Parent during 2015. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial, property management and other administrative functions. The fees paid by the Company to the Parent for these services during 2015 totaled approximately $4,826,090. Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.
Review, Approval or Ratification of Transactions with Related Persons
The Parent has adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Parent's outstanding common stock). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
Policy:

•
Related person transactions must be approved by the Nominating and Corporate Governance Committee of the Parent's Board of Directors (the "Nominating Committee"), which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person's interest in the transaction, including the related person's position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director's independence if the related person is a director, an immediate family member of a director or an

Union Security Life Insurance Company of New York	127

entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Parent than terms generally available to an unrelated third-party under similar circumstances.

•
If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.

Procedures:

•
Prior to entering into a transaction, related persons must notify the Parent's law department of any potential related person transaction, as required by the Parent's Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•
If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•
The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.
Director Independence
We are not a listed issuer and therefore are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system. As a New York domiciled insurance company, we are subject to certain independence requirements under Section 1202 of the New York Insurance Law ("Section 1202"). Under Section 1202, our Board is required to have at least seven directors. Additionally one-third of the total directors must not be officers or employees of the Company or any entity controlling or under common control with the Company. The Company currently has seven directors. Three directors (Messrs. Cains and Kryshak and Ms. Nelson) are not officers or employees of the Company, the Parent or any affiliates, and therefore meet the independence requirements under Section 1202.

128	Union Security Life Insurance Company of New York

Table of Contents to Statement of Additional Information

General Information
Safekeeping of Assets
Experts
Independent Registered Public Accounting Firm
Non-Participating
Misstatement of Age or Sex
Principal Underwriter
Performance Related Information
Total Return for all Sub-Accounts
Yield for Sub-Accounts
Money Market Sub-Accounts
Additional Materials
Performance Comparisons
Financial Statements

Union Security Life Insurance Company of New York	129

Appendix I — Sample Market Value Adjustment Calculations
We will determine the Market Value Adjustment by multiplying the general account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:
[(1 + I)/(1 + J + .0025)]N/12 — 1
where,
•  I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.
•  J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).
•  N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).
Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		7%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .07 + .0025)]60/12 — 1]
	=	$354.57
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,354.57
Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		9%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .09 + .0025)]60/12 — 1]
	=	–$559.14
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,440.86
Sample Calculation 3: Negative Adjustment

130	Union Security Life Insurance Company of New York

Amount withdrawn or transferred		$10,000
Existing Guarantee Period		7 Years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		7.75%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment:	=	$10,000 x [[(1 + .08)/(1 + .0775 + .0025)]60/12 — 1]
	=	—
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000
Union Security Life Insurance Company of New York
Sample Calculation 4: Neutral Adjustment

Amount withdrawn or transferred:		$10,000
Existing Guarantee Period:		7 years
Time of withdrawal or transfer		Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)		8%*
Guaranteed Interest Rate for new 5-year guarantee (J)		8%*
Remaining Guarantee Period (N)		60 months
Market Value Adjustment	=	$10,000 x [[(1 + .08)/(1 + .08 + .0025)]60/12 — 1]
	=	–$114.94
Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06
*  Assumed for illustrative purposes only.

Union Security Life Insurance Company of New York	131

Appendix II — Investments by Union Security
Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.
We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:
•  federal, state and municipal obligations,
•  preferred and common stocks,
•  corporate bonds,
•  real estate mortgages and mortgage backed securities,
•  real estate, and
•  certain other investments, including various derivative investments.
See the Financial Statements for information on our investments.
When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods."
Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:
(1)  securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;
(2)  debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;
(3)  other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;
(4)  other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.
Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.
The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

132	Union Security Life Insurance Company of New York

To obtain a Statement of Additional Information, please call 1-800-668-6668 or complete the form below and mail to:

Union Security Life Insurance Company of New York
c/o Hartford Life Insurance Company
PO Box 14293
Lexington, KY 40512-4293
Please send a Statement of Additional Information for EmPower Variable Annuity to me at the following address:

Name

Address

City/State	Zip Code

Union Security Life Insurance Company of New York

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:
In our opinion, the accompanying balance sheets and the related statements of operations, comprehensive income, changes in stockholder’s equity, and cash flows present fairly, in all material respects, the financial position of Union Security Life Insurance Company of New York (the “Company”) at December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Schedule I, Schedule III, Schedule IV, and Schedule V (the “financial statement schedules”) have been subjected to audit procedures performed in conjunction with the audit of the Company’s financial statements. The financial statement schedules are the responsibility of the Company’s management. Our audit procedures included determining whether the financial statement schedules reconcile to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the financial statement schedules. In our opinion, the financial statement schedules are fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ PricewaterhouseCoopers LLP
April 21, 2016

Union Security Life Insurance Company of New York
Balance Sheets
At December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
	(in thousands except per share and share amounts)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost — $77,093 in 2015 and $85,562 in 2014)	$85,748	$97,469
Equity securities available for sale, at fair value (cost — $6,932 in 2015 and $7,333 in 2014)	7,419	7,968
Commercial mortgage loans on real estate, at amortized cost	15,311	19,772
Policy loans	244	217
Short-term investments	10,498	7,202
Other investments	—	172
Total investments	119,220	132,800
Cash and cash equivalents	995	120
Premiums and accounts receivable	1,575	1,679
Reinsurance recoverables	260,281	250,172
Tax receivable	—	738
Accrued investment income	1,137	1,239
Other assets	751	487
Assets held in separate accounts	11,308	11,953
Total assets	$395,267	$399,188
Liabilities
Future policy benefits and expenses	$216,602	$210,978
Unearned premiums	4,004	4,281
Claims and benefits payable	107,075	108,426
Commissions payable	202	266
Reinsurance balances payable	40	46
Funds held under reinsurance	190	167
Deferred gain on disposal of businesses	2,158	2,489
Accounts payable and other liabilities	2,961	4,591
Due to affiliates	233	276
Tax payable	886	—
Liabilities related to separate accounts	11,308	11,953
Total liabilities	345,659	343,473
Commitments and contingencies (Note 15)
Stockholder's equity
Common stock, par value $20 per share, 100,000 shares authorized, issued, and outstanding	2,000	2,000
Additional paid-in capital	41,557	44,174
Retained earnings	—	1,280
Accumulated other comprehensive income	6,051	8,261
Total stockholder's equity	49,608	55,715
Total liabilities and stockholder's equity	$395,267	$399,188
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Operations
Years Ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	2014	2013
	(in thousands)
Revenues
Net earned premiums	$21,669	$23,702	$27,343
Net investment income	5,965	6,834	7,000
Net realized gains on investments, excluding other-than-temporary impairment losses	624	263	838
Total other-than-temporary impairment losses	(186)	—	—
Portion of net loss recognized in other comprehensive income, before taxes	92	—	—
Net other-than-temporary impairment losses recognized in earnings	(94)	—	—
Amortization of deferred gain on disposal of businesses	331	(228)	398
Fees and other income	101	147	139
Total revenues	28,596	30,718	35,718
Benefits, losses and expenses
Policyholder benefits	16,327	15,941	21,281
Underwriting, general and administrative expenses	6,689	7,755	9,935
Total benefits, losses and expenses	23,016	23,696	31,216
Income before provision for income taxes	5,580	7,022	4,502
Provision for income taxes	1,402	1,852	929
Net income	$4,178	$5,170	$3,573
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Comprehensive Income
Years Ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	2014	2013
	(in thousands)
Net income	$4,178	$5,170	$3,573
Other comprehensive (loss) income:
Change in unrealized gains on securities, net of taxes of $1,147, $(1,076), and $2,448, respectively	(2,131)	1,998	(4,545)
Change in other-than-temporary impairment gains recognized in other comprehensive income, net of taxes of $43, $(27), and $(83), respectively	(79)	50	153
Total other comprehensive (loss) income	(2,210)	2,048	(4,392)
Total comprehensive income (loss)	$1,968	$7,218	$(819)
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Changes in Stockholder's Equity
At December 31, 2015, 2014 and 2013

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	(in thousands)
Balance, January 1, 2013	$2,000	$45,133	$6,460	$10,605	$64,198
Dividends	—	—	(10,033)	—	(10,033)
Return of capital	—	(959)	—	—	(959)
Net income	—	—	3,573	—	3,573
Other comprehensive loss	—	—	—	(4,392)	(4,392)
Balance, December 31, 2013	$2,000	$44,174	$—	$6,213	$52,387
Dividends	—	—	(3,890)	—	(3,890)
Net income	—	—	5,170	—	5,170
Other comprehensive income	—	—	—	2,048	2,048
Balance, December 31, 2014	$2,000	$44,174	$1,280	$8,261	$55,715
Dividends	—	—	(5,458)	—	(5,458)
Return of capital	—	(2,617)	—	—	(2,617)
Net income	—	—	4,178	—	4,178
Other comprehensive loss	—	—	—	(2,210)	(2,210)
Balance, December 31, 2015	$2,000	$41,557	$—	$6,051	$49,608
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York
Statements of Cash Flows
Years Ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	2014	2013
	(in thousands)
Operating activities
Net income	$4,178	$5,170	$3,573
Adjustments to reconcile net income to net cash used in operating activities:
Change in reinsurance recoverable	223	235	902
Change in premiums and accounts receivable	(92)	(163)	469
Change in accrued investment income	102	113	150
Change in insurance policy reserves and expenses	(6,336)	(9,002)	(7,613)
Change in accounts payable and other liabilities	(190)	(2,689)	765
Change in commissions payable	(64)	(450)	(184)
Change in reinsurance balances payable	(6)	6	(24)
Change in funds held under reinsurance	23	8	67
Amortization of deferred gain on disposal of businesses	(331)	228	(398)
Change in income taxes	1,374	572	371
Net realized gains on investments	(530)	(263)	(838)
Other	(172)	(20)	80
Net cash used in operating activities	(1,821)	(6,255)	(2,680)
Investing activities
Sales of:
Fixed maturity securities available for sale	2,153	6,045	11,921
Equity securities available for sale	909	258	3,144
Other invested assets	172	161	149
Maturities, prepayments, and scheduled redemption of:
Fixed maturity securities available for sale	6,887	7,050	8,775
Commercial mortgage loans on real estate	4,727	5,199	2,349
Purchases of:
Fixed maturity securities available for sale	(253)	(3,350)	(8,605)
Equity securities available for sale	(501)	(673)	(3,606)
Change in short-term investments	(3,296)	(5,291)	215
Change in policy loans	(27)	2	(11)
Net cash provided by investing activities	10,771	9,401	14,331
Financing activities
Dividends paid	(5,458)	(3,890)	(10,033)
Return of capital	(2,617)	—	(959)
Net cash used in financing activities	(8,075)	(3,890)	(10,992)
Change in cash and cash equivalents	875	(744)	659
Cash and cash equivalents at beginning of period	120	864	205
Cash and cash equivalents at end of period	$995	$120	$864
Supplemental information:
Income taxes paid	$1,953	$2,105	$1,215
See the accompanying Notes to the Financial Statements

Union Security Life Insurance Company of New York

Notes to the Financial Statements
Years Ended December 31, 2015, 2014 and 2013
(In thousands except number of shares, per share amounts, number of securities in an unrealized loss position and number of loans)
1. NATURE OF OPERATIONS
Union Security Life Insurance Company of New York (the "Company") is a provider of life and health insurance products including group disability insurance, group dental insurance, group vision insurance, group life insurance and credit insurance. The Company is a wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.
The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.
As previously announced, the Parent concluded a comprehensive review of its portfolio and decided to sharpen its focus on specialty housing and lifestyle protection products and services. As a result, the Parent sold its Assurant Employee Benefits (“AEB”) segment to Sun Life Assurance Company of Canada ("Sun Life"), a subsidiary of Sun Life Financial Inc. on March 1, 2016. The AEB segment sold group disability insurance, group dental insurance, group vision insurance and group life insurance. The sale of AEB will have a material impact to the results of operations and cash flows of the Company. See Note 3 for more information.
Also, as part of the comprehensive review, the Parent will substantially exit its Assurant Health segment. The exit of the health insurance market will have an immaterial impact to the results of operations and cash flow of the Company.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts, number of securities in an unrealized loss position and number of loans.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheets affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates recorded. The Company believes all amounts reported are reasonable and adequate.
Comprehensive Income (Loss)
Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available for sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.
Fair Value
The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 5 for further information.
Investments
Fixed maturity and equity securities are classified as available for sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. Net unrealized gains and losses on securities classified as available for sale, less deferred income taxes, are included in accumulated other comprehensive income (“AOCI”).
Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management’s analysis of factors including actual loan loss

Union Security Life Insurance Company of New York

experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan’s facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment (“OTTI”) losses.
The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loans are both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.
Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.
Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.
Other investments consist primarily of investments in Certified Capital Companies ("CAPCOs"). The Company's CAPCOs consist of debt instruments that are recorded at amortized cost, which approximates fair value.
The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 4 for further information.
Realized gains and losses on sales of investments are recognized on the specific identification basis.
Investment income is recorded as earned and reported net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.
The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.
Cash and Cash Equivalents
The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.
Uncollectible Receivable Balance
The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.
Reinsurance
Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company’s primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management’s experience and current economic conditions.
Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Union Security Life Insurance Company of New York

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.
Income Taxes
The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement. Entities with losses record current tax benefits to the extent such losses are recognized in the consolidated federal tax return.
Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.
The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.
Other Assets
Other assets primarily include prepaid items, goodwill, deferred acquisition costs and held for sale assets. See Note 3 for further information on held for sale assets.
Only direct incremental costs associated with the successful acquisition of new or renewal insurance contracts are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits.
Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: significant adverse change in legal factors, adverse action or assessment by a regulator, unanticipated competition, loss of key personnel, or a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. In the 2015 and 2014 annual goodwill tests, we concluded that the estimated fair value exceeded its respective book value and therefore goodwill was not impaired.
Amortization expense is included in underwriting, general and administrative expenses in the statement of operations.
Separate Accounts
Assets and liabilities associated with separate accounts relate to considerations for variable annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because the accounts are administered by reinsurers.
Reserves
Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverage, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.
Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves may be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Union Security Life Insurance Company of New York

Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.
Long Duration Contracts
The Company’s long duration contracts primarily include traditional life insurance policies no longer offered and policies disposed of via reinsurance (FFG and LTC contracts).
Future policy benefits and expense reserves for LTC and the traditional life insurance contracts no longer offered, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company’s experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.
Risks related to the reserves recorded for policies under FFG, LTC and life insurance no longer offered have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic mortality, morbidity, and expense assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.
Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised
Short Duration Contracts
The Company’s short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, vision contracts and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported (“IBNR”) reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.
For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long-term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.
Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.
Deferred Gain on Disposal of Businesses
On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue accordingly. Based on the Company's 2015 annual review, there were no adjustments to the estimates affecting the deferred gain. Based on the Company's 2014 annual review, the Company re-established $516 of the FFG deferred gain.
Premiums
Long Duration Contracts
Premiums for LTC insurance and life insurance contracts no longer offered are recognized as revenue when due from the policyholder. For investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold and life insurance contracts no longer offered, all revenue is ceded.
Short Duration Contracts
The Company’s short duration contracts revenue is recognized over the contract term in proportion to the amount of insurance protection provided. The Company’s short duration contracts primarily include group term life, group disability, dental, vision and credit life and disability.

Union Security Life Insurance Company of New York

Total Other-Than-Temporary Impairment Losses
For debt securities with credit losses and non-credit losses or gains, total OTTI losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.
Fees and Other Income
The Company derives fees and other income from providing administrative services. These fees are recognized monthly when services are performed.
Underwriting, General and Administrative Expenses
Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.
Leases
The Company records expenses for operating leases on a straight-line basis over the lease term.
Contingencies
The Company evaluates each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are reasonable.
Recent Accounting Pronouncements — Adopted
On January 1, 2014, the Company adopted the new guidance on presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this guidance state that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. An exception to this guidance would be where a net operating loss carryforward or similar tax loss or credit carryforward would not be available under the tax law to settle any additional income taxes that would result from the disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such a case, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The adoption of this new presentation guidance did not impact the Company's financial position or results of operations.
On January 1, 2014, the Company adopted the other expenses guidance that addresses how health insurers should recognize and classify in their statements of operations fees mandated by the Affordable Care Act. The Affordable Care Act imposes an annual fee on health insurers for each calendar year beginning on or after January 1, 2014. The amendments specify that the liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the applicable calendar year in which the fee is payable with a corresponding deferred cost that is amortized to expense ratably over the calendar year during which it is payable. For the calendar years ended December 31, 2015 and 2014, the Company ratably recorded $165 and $146 in underwriting, general and administrative expenses in the statements of operations, and paid, in full, the final assessment during the third quarter of 2015.
Recent Accounting Pronouncements — Not Yet Adopted
In January 2016, the Financial Accounting Standards Board (“FASB”) issued amended guidance on the measurement and classification of financial instruments. This amended guidance requires that all equity investments be measured at fair value with changes in fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). The amendments also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the fair value option has been elected for financial liabilities. The amendments eliminate the requirement to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost, however public business entities will be required to use the exit price

Union Security Life Insurance Company of New York

when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. In addition, the new guidance requires financial assets and financial liabilities to be presented separately in the notes to the financial statements, grouped by measurement category and form of financial asset. The amended guidance is effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2018. For the provision related to presentation of financial liabilities, early adoption is permitted for financial statements that have not been previously issued. The Company is evaluating the requirements of this amended measurement and classification of financial instruments guidance and the potential impact on the Company’s financial position and results of operations.
In February 2015, the FASB issued new consolidation guidance that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. The new guidance eliminates specialized guidance for limited partnerships and similar legal entities, and removes the indefinite deferral for certain investment funds. The new guidance is effective for interim and annual periods beginning after December 15, 2015. Therefore, the Company is required to adopt the guidance on January 1, 2016. Early adoption is permitted, including adoption in an interim period. The new guidance may be applied retrospectively or through a cumulative effect adjustment to retained earnings as of the beginning of the year of adoption. The Company does not expect the adoption of this new consolidation guidance to have an impact on the Company’s financial position and results of operations.
In May 2014, the FASB issued amended guidance on revenue recognition. The amended guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. Insurance contracts are within the scope of other standards and therefore are specifically excluded from the scope of the amended revenue recognition guidance. The core principle of the amended guidance is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, the entity applies a five step process outlined in the amended guidance. The amended guidance also includes a cohesive set of disclosure requirements. In August 2015, the FASB issued guidance to defer the effective date of the revenue recognition guidance. The amended guidance is effective for interim and annual periods beginning after December 15, 2017 and earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Therefore, the Company is required to adopt the guidance on January 1, 2018. An entity can choose to apply the amended guidance using either the full retrospective approach or a modified retrospective approach. The Company is evaluating the requirements of the revenue recognition guidance as it relates to its non-insurance contract revenue and the potential impact on the Company’s financial position and results of operations.

3. DISPOSITIONS
On March 1, 2016, the Parent sold its Assurant Employee Benefits segment for cash consideration of approximately $940,000, subject to adjustments in accordance with the terms of the sale agreement, consisting primarily of a ceding commission to Sun Life Assurance Company of Canada, a subsidiary of Sun Life Financial Inc. The sale structure includes the following: coinsurance agreements, with related trust accounts, for the insurance business; stock sale for certain legal entities; administrative agreement for certain non-insurance contracts; and asset sale of certain software and fixed assets. The transaction was subject to regulatory approvals and other customary closing conditions. As of December 31, 2015 the assets and liabilities related to the coinsurance agreements do not qualify as held for sale. The sale of the legal entities and other non-insurance assets and liabilities meets the criteria for held for sale accounting.
As of December 31, 2015, the Company’s other non-insurance assets of $153 consisted of premiums and accounts receivable. These assets are classified as held for sale and are included in other assets in the Company’s Balance Sheet. The Company does not have any liabilities that qualify for held for sale accounting.

Union Security Life Insurance Company of New York

4. INVESTMENTS
The following tables show the cost or amortized cost, gross unrealized gains and losses, fair value and other-than-temporary impairment ("OTTI") of the Company's fixed maturity and equity securities as of the dates indicated:

	December 31, 2015
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$646	$167	$—	$813	$—
States, municipalities and political subdivisions	24,128	1,547	(1)	25,674	—
Foreign governments	255	114	—	369	—
Commercial mortgage-backed	385	6	—	391	—
Residential mortgage-backed	6,356	925	(9)	7,272	438
Corporate	45,323	6,111	(205)	51,229	(79)
Total fixed maturity securities	$77,093	$8,870	$(215)	$85,748	$359
Equity securities:
Non-redeemable preferred stocks	$6,932	$611	$(124)	$7,419	$—
	December 31, 2014
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI (a)
Fixed maturity securities:
United States Government and government agencies and authorities	$608	$189	$—	$797	$—
States, municipalities and political subdivisions	26,614	2,304	—	28,918	—
Foreign governments	255	121	—	376	—
Commercial mortgage-backed	470	29	—	499	—
Residential mortgage-backed	6,653	1,059	(11)	7,701	481
Corporate	50,962	8,343	(127)	59,178	—
Total fixed maturity securities	$85,562	$12,045	$(138)	$97,469	$481
Equity securities:
Non-redeemable preferred stocks	$7,333	$678	$(43)	$7,968	$—
(a)  Represents the amount of OTTI recognized in accumulated other comprehensive income ("AOCI"). Amount includes unrealized gains and losses on impaired securities relating to changes in the value of such securities subsequent to the impairment measurement date.
The Company's states, municipalities and political subdivisions holdings are highly diversified across the United States, with no individual state's exposure (including both general obligation and revenue securities) exceeding 4% of the overall investment portfolio as of December 31, 2015 and 2014. At December 31, 2015 and 2014, the securities include general obligation and revenue bonds issued by states, cities, counties, school districts and similar issuers, including $13,820 and $13,075, respectively, of advance refunded or escrowed-to-maturity bonds (collectively referred to as "pre-refunded bonds"), which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest. As of December 31, 2015 and 2014, revenue bonds account for 55% of the holdings. Excluding pre-refunded revenue bonds, the activities supporting the income streams of the Company's revenue bonds are across a broad range of sectors, primarily higher education, highway, water, transit, specifically pledged tax revenues, and other miscellaneous sources such as bond banks, finance authorities and appropriations.
The Company has European investment exposure in its corporate fixed maturity and equity securities of $4,852 with a net unrealized gain of $501 at December 31, 2015 and $5,833 with a net unrealized gain of $711 at December 31, 2014.

Union Security Life Insurance Company of New York

Approximately 3% of the corporate European exposure is held in the financial industry at December 31, 2015. The Company's largest European country exposure represented approximately 6% of the fair value of the Company's corporate securities as of December 31, 2015 and 2014. All the European investments are denominated in U.S. dollars. The Company's international investments are managed as part of our overall portfolio with the same approach to risk management and focus on diversification.
The Company has exposure to the energy sector in its corporate fixed maturity securities of $5,285 with a net unrealized gain of $387 at December 31, 2015 and $7,852 with a net unrealized gain of $968 at December 31, 2014. Approximately 96% and 97% of the energy exposure is rated as investment grade as of December 31, 2015 and 2014, respectively.
The cost or amortized cost and fair value of fixed maturity securities at December 31, 2015 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost or Amortized Cost	Fair Value
Due in one year or less	$4,193	$4,285
Due after one year through five years	11,517	12,468
Due after five years through ten years	21,678	23,514
Due after ten years	32,964	37,818
Total	70,352	78,085
Commercial mortgage-backed	385	391
Residential mortgage-backed	6,356	7,272
Total	$77,093	$85,748
Major categories of net investment income were as follows:

	Years Ended December 31,
	2015	2014	2013
Fixed maturity securities	$4,444	$4,892	$5,251
Equity securities	460	477	462
Commercial mortgage loans on real estate	1,252	1,681	1,496
Policy loans	11	12	16
Other investments	8	20	31
Total investment income	6,175	7,082	7,256
Investment expenses	(210)	(248)	(256)
Net investment income	$5,965	$6,834	$7,000
No material investments of the Company were non-income producing for the years ended December 31, 2015, 2014, and 2013.
The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

	For the Years Ended December 31,
	2015	2014	2013
Proceeds from sales	$3,062	$6,303	$15,065
Gross realized gains	416	404	929
Gross realized losses	27	106	264
For securities sold at a loss during 2015, the average period of time these securities were trading continuously at a price below book value was approximately 9 months.

Union Security Life Insurance Company of New York

The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

	Years Ended December 31,
	2015	2014	2013
Net realized gains related to sales and other:
Fixed maturity securities	$354	$248	$430
Equity securities	4	3	295
Commercial mortgage loans on real estate	266	12	113
Total net realized gains related to sales and other	624	263	838
Net realized losses related to other-than-temporary impairments:
Fixed maturity securities	(94)	—	—
Total net realized gains	$530	$263	$838
Other-Than-Temporary Impairments
The Company follows the OTTI guidance, which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.
For the twelve months ended December 31, 2015, the Company recorded $186 of OTTI, of which $94 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $92, related to all other factors and was recorded as an unrealized loss component of AOCI. For the twelve months ended December 31, 2014, no OTTI was recorded.
The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

	Years Ended December 31,
	2015	2014	2013
Balance, beginning of year	$552	$446	$1,496
Additions for credit loss impairments recognized in the current period on securities not previously impaired	94	—	—
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life of the security	(68)	(132)	(11)
Reductions for credit loss impairments previously recognized on securities which matured, paid down, prepaid or were sold during the period	(27)	238	(1,039)
Balance, end of year	$551	$552	$446
The Company regularly monitors its investment portfolio to ensure investments that may be other-than-temporarily impaired are timely identified, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and

Union Security Life Insurance Company of New York

uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.
The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.
In periods subsequent to the recognition of an OTTI, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.
The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2015 and 2014 were as follows:

	December 31, 2015
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
States, municipalities and political subdivisions	$101	$(1)	$—	$—	$101	$(1)
Residential mortgage-backed	—	—	522	(9)	522	(9)
Corporate	1,688	(100)	395	(105)	2,083	(205)
Total fixed maturity securities	$1,789	$(101)	$917	$(114)	$2,706	$(215)
Equity securities:
Non-redeemable preferred stocks	$2,561	$(81)	$385	$(43)	$2,946	$(124)

Union Security Life Insurance Company of New York

	December 31, 2014
	Less than 12 months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturity securities:
Residential mortgage-backed	$—	$—	$526	$(11)	$526	$(11)
Corporate	683	(39)	697	(88)	1,380	(127)
Total fixed maturity securities	$683	$(39)	$1,223	$(99)	$1,906	$(138)
Equity securities:
Non-redeemable preferred stocks	$615	$(28)	$235	$(15)	$850	$(43)
Total gross unrealized losses represent approximately 6% and 7% of the aggregate fair value of the related securities at December 31, 2015 and 2014, respectively. Approximately 54% and 37% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2015 and 2014, respectively. The total gross unrealized losses are comprised of 15 and 9 individual securities at December 31, 2015 and 2014, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2015 and 2014. These conclusions were based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2015, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in the Company’s corporate fixed maturity securities and in non-redeemable preferred stocks. The non-redeemable preferred stocks are perpetual preferred securities that have characteristics of both debt and equity securities. To evaluate these securities, the Company applies an impairment model similar to that used for the Company’s fixed maturity securities. As of December 31, 2015, the Company did not intend to sell these securities and it was not more likely than not that the Company would be required to sell them and no underlying cash flow issues were noted. Therefore, the Company did not recognize an OTTI on those perpetual preferred securities that had been in a continuous unrealized loss position for twelve months or more. As of December 31, 2015, the Company did not intend to sell the fixed maturity securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium.
The cost or amortized cost and fair value of available-for-sale fixed maturity securities in an unrealized loss position at December 31, 2015, by contractual maturity, is shown below.

	Cost or Amortized Cost	Fair Value
Due after one year through five years	$376	$370
Due after ten years	2,014	1,814
Total	$2,390	$2,184
Residential mortgage-backed	531	522
Total	$2,921	$2,706
The Company has exposure to sub-prime and related mortgages within the Company's fixed maturity security portfolio. At December 31, 2015, approximately 9% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented less than 1% of the total fixed income portfolio and approximately 5% of the total unrealized gain position. The one security with sub-prime exposure is below investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.
The Company has entered into commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the United States. At December 31, 2015, approximately 52% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of Colorado, California and Texas. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The

Union Security Life Insurance Company of New York

outstanding balance of commercial mortgage loans range in size from $340 to $1,832 at December 31, 2015 and from $373 to $1,880 at December 31, 2014.
Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property’s net operating income to its debt-service payments and is commonly expressed as a ratio. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter.
The following summarizes the Company's loan-to-value and average debt-service coverage ratios as of the dates indicated:

	December 31, 2015
Loan-to-Value	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage Ratio
70% and less	$12,682	82.2%	2.39
71 - 80%	2,749	17.8%	1.17
Gross commercial mortgage loans on real estate	15,431	100.0%	2.17
Less valuation allowance	(120)
Net commercial mortgage loans on real estate	$15,311

	December 31, 2014
Loan-to-Value	Carrying Value	% of Gross Mortgage Loans	Debt- Service Coverage Ratio
70% and less	$15,073	74.8%	2.28
71 - 80%	2,266	11.2%	1.15
81 - 95%	2,819	14.0%	1.15
Gross commercial mortgage loans on real estate	20,158	100.0%	2.00
Less valuation allowance	(386)
Net commercial mortgage loans on real estate	$19,772
All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. An additional valuation allowance is established for incurred, but not specifically identified impairments. Changing economic conditions affect the Company’s valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, the Company continues to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, the Company has established or increased a valuation allowance based upon this analysis.
The commercial mortgage loan valuation allowance for losses was $120 and $386 at December 31, 2015 and 2014, respectively. In 2015 and 2014, the loan valuation allowance was decreased $266 and $12, respectively, due to changing economic conditions and geographic concentrations.
The Company has fixed maturity securities of $813 and $797 at December 31, 2015 and 2014, respectively, on deposit with governmental authorities as required by law.

Union Security Life Insurance Company of New York

5. FAIR VALUE DISCLOSURES
Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures
The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.
The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and takes into account factors specific to the asset or liability.
The levels of the fair value hierarchy are described below:
•  Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access.
•  Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.
•  Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.
The Company reviews fair value hierarchy classifications on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

Union Security Life Insurance Company of New York

The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2015 and 2014. The amounts presented below for Cash equivalents and Assets and Liabilities held in separate accounts differ from the amounts presented in the balance sheet because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets and Liabilities held in separate accounts are received directly from third parties.

	December 31, 2015
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States Government and government agencies and authorities	$813	$—		$813		$—
State, municipalities and political subdivisions	25,674	—		25,674		—
Foreign governments	369	—		369		—
Commercial mortgage-backed	391	—		391		—
Residential mortgage-backed	7,272	—		7,272		—
Corporate	51,229	—		50,209		1,020
Equity securities:
Non-redeemable preferred stocks	7,419	—		7,419		—
Short-term investments	10,498	10,498	(b)	—		—
Cash equivalents	702	702	(b)	—		—
Assets held in separate accounts	11,259	7,097	(a)	4,162	(c)	—
Total financial assets	$115,626	$18,297		$96,309		$1,020
Financial Liabilities
Liabilities related to separate accounts	$11,259	$7,097	(a)	$4,162	(c)	$—

	December 31, 2014
	Total	Level 1		Level 2		Level 3
Financial Assets
Fixed maturity securities:
United States Government and government agencies and authorities	$797	$—		$797		$—
State, municipalities and political subdivisions	28,918	—		28,918		—
Foreign governments	376	—		376		—
Commercial mortgage-backed	499	—		499		—
Residential mortgage-backed	7,701	—		7,701		—
Corporate	59,178	—		57,970		1,208
Equity securities:
Non-redeemable preferred stocks	7,968	—		7,968		—
Short-term investments	7,202	7,202	(b)	—		—
Cash equivalents	50	50	(b)	—		—
Assets held in separate accounts	11,930	8,028	(a)	3,902	(c)	—
Total financial assets	$124,619	$15,280		$108,131		$1,208
Financial Liabilities
Liabilities related to separate accounts	$11,930	$8,028	(a)	$3,902	(c)	$—
a.  Mainly includes mutual funds.
b.  Mainly includes money market funds.
c.  Mainly includes fixed maturity securities.
There were no transfers between Level 1 and Level 2 financial assets during 2015 or 2014. However, there were transfers between Level 2 and Level 3 financial assets in 2015 and 2014, which are reflected in the "Transfers out" column below. Transfers between Level 2 and Level 3 most commonly occur from changes in the availability of observable market information and re-evaluation of the observability of pricing inputs. Any remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

Union Security Life Insurance Company of New York

The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2015 and 2014:

	Year Ended December 31, 2015
	Balance, beginning of period	Total losses (realized/ unrealized) included in earnings (1)	Net unrealized losses included in other comprehensive income (2)	Purchases	Sales	Transfers out (3)	Balance, end of period
Fixed maturity securities:
Corporate	$1,208	(9)	(11)	—	(95)	(73)	$1,020

	Year Ended December 31, 2014
	Balance, beginning of period	Total losses (realized/ unrealized) included in earnings (1)	Net unrealized gains included in other comprehensive income (2)	Purchases	Sales	Transfers out (3)	Balance, end of period
Fixed maturity securities:
States, municipalities and political subdivisions	$1,101	$—	$—	$—	$—	$(1,101)	$—
Corporate	1,308	(13)	13	232	(332)	—	1,208
Total level 3 assets	$2,409	$(13)	$13	$232	$(332)	$(1,101)	$1,208
(1)  Included as part of net realized gains on investments in the statement of operations.
(2)  Included as part of change in unrealized gains on securities in the statement of comprehensive income.
(3) Transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.
Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.
Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques and the multi-period excess earnings method.
Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.
While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, the market valuation technique is generally used. For the years ended December 31, 2015 and 2014, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.

Union Security Life Insurance Company of New York

Level 1 Securities
The Company's investments and liabilities classified as Level 1 as of December 31, 2015 and 2014, consisted of mutual funds and money market funds that are publicly listed and/or actively traded in an established market.
Level 2 Securities
The Company values Level 2 securities using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for the Company’s Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The Company uses the following observable market inputs (“standard inputs”), listed in the approximate order of priority, in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data including market research data. Further details for level 2 investment types follow:
United States Government and government agencies and authorities: U.S. government and government agencies and authorities securities are priced by the Company's pricing service utilizing standard inputs. Included in this category are U.S. Treasury securities which are priced using vendor trading platform data in addition to the standard inputs.
State, municipalities and political subdivisions: State, municipalities and political subdivisions securities are priced by the Company's pricing service utilizing material event notices and new issue data inputs in addition to the standard inputs.
Foreign governments: Foreign government securities are priced by the Company's pricing service utilizing standard inputs. The pricing service also evaluates each security based on relevant market information including relevant credit information, perceived market movements and sector news.
Commercial mortgage-backed and residential mortgage-backed: Commercial mortgage-backed and residential mortgage-backed securities are priced by the Company's pricing service utilizing monthly payment information and collateral performance information in addition to the standard inputs. Additionally, commercial mortgage-backed securities utilize new issue data while residential mortgage-backed securities utilize vendor trading platform data.
Corporate: Corporate securities are priced by the Company's pricing service utilizing standard inputs. Non-investment grade securities within this category are priced by the Company's pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Non-redeemable preferred stocks: Non-redeemable preferred stocks are priced by the Company's pricing service utilizing observations of equity and credit default swap curves related to the issuer in addition to the standard inputs.
Assets/liabilities held in separate accounts: To price the fixed maturity securities in these categories, the pricing service utilizes the standard inputs.
Valuation models used by the pricing service can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources. If the Company cannot corroborate the non-binding broker quotes with Level 2 inputs, these securities are categorized as Level 3 securities.
Level 3 Securities
The Company's investments classified as Level 3 as of December 31, 2015 and 2014, consisted of fixed maturity securities. All of the Level 3 fixed maturity securities are priced using non-binding broker quotes which cannot be corroborated with Level 2 inputs. At December 31, 2015, no securities were priced by a pricing service using single broker quotes. At December 31, 2014, of the Company's total Level 3 fixed maturity securities, $74 were priced by a pricing service using single broker quotes due to insufficient information to provide an evaluated price. The single broker quotes are provided by market makers or broker-dealers who are recognized as market participants in the markets in which they are providing the quotes. The remaining $1,020 and $1,134 were priced internally using independent and non-binding broker quotes as of December 31, 2015 and 2014, respectively. The inputs factoring into the broker quotes include trades in the actual bond being priced, trades of comparable bonds, quality of the issuer, optionality, structure and liquidity. Significant changes in interest rates, issuer credit, liquidity, and overall market conditions would result in a significantly lower or higher broker quote. The prices received from both the pricing service and internally are reviewed for reasonableness by management and if necessary, management works with the pricing service or broker to further understand how they developed their price.

Union Security Life Insurance Company of New York

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:
•  There are few recent transactions,
•  Little information is released publicly,
•  The available prices vary significantly over time or among market participants,
•  The prices are stale (i.e., not current), and
•  The magnitude of the bid-ask spread.
Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.
The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.
Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis
The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans.
Fair Value of Financial Instruments Disclosures
The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the balance sheet. However, this guidance excludes certain financial instruments, such as those related to insurance contracts.
For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the balance sheet equals or approximates fair value. Please refer to the Fair Value Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:
•  Cash and cash equivalents
•  Fixed maturity securities
•  Equity securities
•  Short-term investments
•  Assets held in separate accounts
•  Liabilities related to separate accounts
In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the balance sheet, the Company used the following methods and assumptions:
Commercial mortgage loans: the fair values of mortgage loans are estimated using discounted cash flow models. The model inputs include mortgage amortization schedules and loan provisions, an internally developed credit spread based on the credit risk associated with the borrower and the U.S. Treasury spot curve. Mortgage loans with similar characteristics are aggregated for purposes of the calculations.
Policy loans: the carrying value of policy loans reported in the balance sheet approximates fair value.
Other investments: Other investments include Certified Capital Company tax credits which are recorded at amortized cost. The carrying value reported for these investments approximates fair value. Due to the nature of these investments, there is a lack of liquidity in the primary market which results in the holdings being classified as Level 3.

Union Security Life Insurance Company of New York

Policy reserves under investment products: the fair values for the Company's policy reserves under investment products are determined using discounted cash flow analysis. Key inputs to the valuation include projections of policy cash flows, reserve run-off, market yields and risk margins.
Funds held under reinsurance: the carrying value reported approximates fair value due to the short maturity of the instruments.
The following tables disclose the carrying value, fair value amount and hierarchy level of the financial instruments that are not recognized or are not carried at fair value in the balance sheet:

	December 31, 2015
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Assets
Commercial mortgage loans on real estate	$15,311	$16,217	$—	$—	$16,217
Policy loans	244	244	244	—	—
Total financial assets	$15,555	$16,461	$244	$—	$16,217
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$4,899	$5,389	$—	$—	$5,389
Funds withheld under reinsurance	190	190	190	—	—
Total financial liabilities	$5,089	$5,579	$190	$—	$5,389

	December 31, 2014
		Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
Financial Assets
Commercial mortgage loans on real estate	$19,772	$22,366	$—	$—	$22,366
Policy loans	217	217	217	—	—
Other investments	172	172	—	—	172
Total financial assets	$20,161	$22,755	$217	$—	$22,538
Financial Liabilities
Policy reserves under investment products (Individual and group annuities, subject to discretionary withdrawal) (1)	$4,487	$5,074	$—	$—	$5,074
Funds withheld under reinsurance	167	167	167	—	—
Total financial liabilities	$4,654	$5,241	$167	$—	$5,074
(1)  Only the fair value of the Company's policy reserves for investment-type contracts (those without significant mortality or morbidity risk) are reflected in the table above.

Union Security Life Insurance Company of New York

6. INCOME TAXES
The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent. All of the Company’s income comes from domestic sources. Information about the Company’s current and deferred federal tax expense (benefit) follows:

	Years Ended December 31,
	2015	2014	2013
Current expense	$1,744	$378	$256
Deferred (benefit) expense	(342)	1,474	673
Total income tax expense	$1,402	$1,852	$929
A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

	December 31,
	2015	2014	2013
Federal income tax rate:	35.0%	35.0%	35.0%
Reconciling items:
Tax exempt interest	(9.4)	(8.0)	(12.3)
Dividend received deduction	(1.7)	(1.4)	(2.2)
Non deductible health insurer fee	1.0	0.7	—
Other	0.2	0.1	0.1
Effective income tax rate:	25.1%	26.4%	20.6%
The 2014 decrease in the deduction for tax-exempt interest and dividends received is primarily due to the increase in pre-tax income.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the year ended December 31, 2015 is as follows:

Balance at beginning of year	$—
Reductions for tax positions of prior years	93
Balance at end of year	$93

The total unrecognized tax benefit of $3 for 2015, which includes interest, would impact the Company’s consolidated effective tax rate if recognized. The liability for unrecognized tax benefits is included in the Company’s tax payable on its consolidated balance sheets. As of December 31, 2014, and 2013, the Company had no liability for unrecognized tax benefits.
The Company's continuing practice is to recognize interest expense related to income tax matters in income tax expense. During the years ended December 31, 2015, 2014 and 2013, the Company’s interest expense amounts related to income tax matters were immaterial. The interest accrued as of December 31, 2015, 2014, and 2013, respectively, was also immaterial. No penalties have been accrued.
The Company does not anticipate any significant increase or decrease of unrecognized tax benefit within the next 12 months.
The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2011.

Union Security Life Insurance Company of New York

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

	December 31,
	2015	2014
Deferred tax assets
Deferred gain on disposal of business	$755	$871
Investments, net	1,374	1,740
Deferred acquisition costs	1,143	1,059
Employee and post-retirement benefits	89	—
Compensation related	1	2
Other	—	4
Total deferred tax asset	3,362	3,676
Deferred tax liabilities
Policyholder and separate account reserves	(1,157)	(1,324)
Net unrealized appreciation on securities	(3,200)	(4,390)
Employee and post-retirement benefits	—	(375)
Other	(15)	(37)
Total deferred tax liability	(4,372)	(6,126)
Net deferred income tax liability	$(1,010)	$(2,450)

The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance is assigned to the Company based on the provisions of the tax sharing agreement. No cumulative valuation allowance has been recorded because it is management’s assessment that it is more likely than not that deferred tax assets of $3,362 will be realized.
The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future taxable income, the Company considered all sources of taxable income available to realize its deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company’s tax-planning strategies or in the scheduling of the reversal of the Company’s deferred tax liabilities, the valuation allowance may need to be adjusted in the future.
At December 31, 2015, the Company had no net operating loss carryforward or capital loss carryforward for U.S. federal income tax purposes.
7. PREMIUMS AND ACCOUNTS RECEIVABLE
Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

	As of December 31,
	2015	2014
Insurance premiums receivable	$1,563	$1,459
Other receivables	12	220
Total (1)	$1,575	$1,679
(1)  For the years ended December 31, 2015 and 2014, the Company did not have any material allowances for uncollectable items.
8. STOCKHOLDER'S EQUITY
The Board of Directors of the Company has authorized 100,000 shares of common stock with a par value of $20 per share. All the shares are issued and outstanding as of December 31, 2015 and 2014 and are owned by the Parent (see Note 1). The Company paid dividends of $5,458, $3,890, and $10,033 during the year ended December 31, 2015, 2014 and 2013,

Union Security Life Insurance Company of New York

respectively. The Company returned capital of $2,617 and $959 during the years ended December 31, 2015 and 2013, respectively. There was no return of capital in 2014.
The maximum amount of dividends which can be paid by State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 9).
9. STATUTORY INFORMATION
The Company prepares financial statements on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Financial Services. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners (“NAIC”) as well as state laws, regulations and administrative rules.
The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP; 2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP; 8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.
Reconciliations of net income and stockholder’s equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

	Net Income			Shareholder's Equity
	2015	2014	2013	2015	2014
Based on statutory accounting principles	$3,302	$5,590	$5,441	$39,534	$42,756
Deferred acquisition costs	117	(97)	(113)	121	4
Deferred and uncollected premiums	(40)	(40)	6	(40)	—
Policy and claim reserves	(108)	(850)	(1,067)	4,787	4,895
Investment valuation difference	315	(62)	175	9,040	12,127
Commissions and fees	—	1	6	—	—
Deferred taxes	342	(1,474)	(673)	(4,210)	(5,180)
Deferred gain on disposal of businesses	113	4	135	(2,158)	(2,489)
Goodwill and intangibles	—	—	—	324	324
Pension	—	2,032	(353)	(252)	(253)
Reinsurance in unauthorized companies	—	—	—	—	2
Interest maintenance reserve, deferral and amortization	137	66	16	763	626
Asset valuation reserve	—	—	—	650	768
Non-admitted assets and other	—	—	—	956	2,135
Current income taxes	—	—	—	93	—
Based on generally accepted accounting principles	$4,178	$5,170	$3,573	$49,608	$55,715
Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $4,075 and extraordinary dividends of $4,000 during the year ended December 31, 2015. (For GAAP purposes, the $2,617 of the extraordinary dividend was classified as a return of capital.) The Company declared and paid ordinary dividends of $3,890 during the year ended December 31, 2014. No extraordinary dividends were declared and paid in 2014. The Company declared and paid dividends of $10,992, of which $4,492 was ordinary and $6,500 was extraordinary during the year ended December 31, 2013. (For GAAP purposes, the $959 of the extraordinary dividend was classified as a return of capital.) A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the lesser of 10% of the insurer’s surplus as regards to

Union Security Life Insurance Company of New York

policyholders on December 31 of the next year, or the net gain from operations. The Company has the ability, under state regulatory requirements, to dividend up to approximately $3,405 to the Parent in 2016 without permission from New York regulators. No assurance can be given that there will not be further regulatory actions restricting the ability of the Company to pay dividends.
State regulators require insurance companies to meet minimum capitalization standards designed to ensure that they can fulfill obligations to policyholders. Minimum capital requirements are expressed as a ratio of a company’s total adjusted capital (“TAC”) to its RBC (the “RBC Ratio”). TAC is equal to statutory surplus adjusted to exclude certain statutory liabilities. RBC is calculated by applying specified factors to various asset, premium, expense, liability, and reserve items.
Generally, if a company's RBC Ratio is below 100% (the "Authorized Control Level"), the insurance commissioner of the company's state of domicile is authorized to take control of the company, to protect the interests of policyholders. If the RBC Ratio is greater than 100% but less than 200% (the “Company Action Level”), the company must submit a RBC plan to the commissioner of the state of domicile. Corrective actions may also be required if the RBC Ratio is greater than the Company Action Level but the company fails certain trend tests.
As of December 31, 2015, the TAC of the Company exceeded the Company Action Level and no trend tests that would require regulatory action were violated. As of December 31, 2015, the TAC of the Company subject to RBC requirements was $40,184, and the corresponding Authorized Control Level was $4,043.
10. REINSURANCE
In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance as of December 31:

	2015	2014
Ceded future policyholder benefits and expense	$213,792	$208,022
Ceded unearned premium	3,743	3,857
Ceded claims and benefits payable	41,266	36,809
Ceded paid losses	1,480	1,484
Total	$260,281	$250,172

A key credit quality indicator for reinsurance is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer’s ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2015 grouped by A.M. Best rating:

A.M. Best ratings of reinsurer	Ceded future policyholder benefits and expense	Ceded unearned premiums	Ceded claims and benefits payable	Ceded paid losses	Total
A++ or A+	$208,742	$3,743	$40,546	$125	$253,156
A or A–	5,050	—	1	—	5,051
B or B-	—	—	—	6	6
Not rated	—	—	719	1,349	2,068
Reinsurance recoverable	$213,792	$3,743	$41,266	$1,480	$260,281

A.M. Best ratings for The Hartford and John Hancock, the reinsurers with the largest reinsurance recoverable balances, are A- and A+, respectively. A.M. Best currently maintains a stable outlook on the financial strength ratings of John Hancock and The Hartford. The total amount of recoverable for these two reinsurers is $253,641 as of December 31, 2015. Most of the assets backing reserves relating to reinsurance recoverables from these 2 counterparties are held in trust.

Union Security Life Insurance Company of New York

The effect of reinsurance on premiums earned and benefits incurred was as follows:

	Years Ended December 31,
	2015			2014			2013
	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total	Long Duration	Short Duration	Total
Direct earned premiums	$9,070	$17,273	$26,343	$8,254	$18,990	$27,244	$10,353	$22,284	$32,637
Premiums assumed	—	5,251	5,251	295	5,458	5,753	350	5,981	6,331
Premiums ceded	(9,070)	(855)	(9,925)	(8,254)	(1,041)	(9,295)	(10,353)	(1,272)	(11,625)
Net earned premiums	$—	$21,669	$21,669	$295	$23,407	$23,702	$350	$26,993	$27,343
Direct policyholder benefits	20,437	10,967	31,404	80,833	12,604	93,437	18,380	14,181	32,561
Policyholder benefits assumed	21	6,077	6,098	258	3,911	4,169	151	8,022	8,173
Policyholder benefits ceded	(20,437)	(738)	(21,175)	(80,833)	(832)	(81,665)	(18,380)	(1,073)	(19,453)
Net policyholder benefits	$21	$16,306	$16,327	$258	$15,683	$15,941	$151	$21,130	$21,281
The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions, client risk and profit sharing.
Loss Protection and Capital Management
As part of the Company’s overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual risks. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.
Business Divestitures
The Company has used reinsurance to exit certain businesses, such as the disposals of FFG and LTC. Reinsurance was used in these cases to facilitate the transactions because the businesses shared legal entities with operating segments that the Company retained. Assets supporting liabilities ceded relating to these businesses are held mainly in trusts for LTC and the separate accounts relating to FFG are still reflected in the Company’s balance sheet.
If the reinsurers became insolvent, the Company would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $5,050 and $4,671 as of December 31, 2015 and 2014, respectively. The reinsurance recoverable from John Hancock was $248,591 and $238,637 as of December 31, 2015 and 2014, respectively.
The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.
In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. The Company does not currently have the administrative systems and capabilities to process this business. Accordingly, the Company would need to obtain those capabilities in the event of an insolvency of 1 or more of the reinsurers of these businesses. The Company might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.
As of December 31, 2015, the Company was not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses and the Company has not been obligated to fulfill any of such reinsurers’ obligations.
John Hancock and The Hartford have paid their obligations when due and there have been no disputes.

Union Security Life Insurance Company of New York

11. RESERVES
The following table provides reserve information of the Company's major product lines at the dates shown:

	December 31, 2015				December 31, 2014
			Claims and Benefits Payable				Claims and Benefits Payable
	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves	Future Policy Benefits and Expenses	Unearned Premiums	Case Reserves	Incurred But Not Reported Reserves
Long Duration Contracts:
Universal life and other products no longer offered	$667	$1	$616	$1	$672	$2	$633	$1
FFG, LTC and other disposed businesses	213,124	3,741	33,611	3,164	207,348	3,854	29,099	3,003
Other	2,811	6	104	27	2,958	12	131	38
Short Duration Contracts:
Group term life	—	36	6,749	443	—	51	7,176	503
Group disability	—	70	58,339	2,466	—	134	63,087	3,007
Medical	—	2	643	25	—	2	672	23
Dental	—	103	30	332	—	175	34	368
Credit life and disability	—	44	62	458	—	48	148	499
Other	—	1	—	5	—	3	—	4
Total	$216,602	$4,004	$100,154	$6,921	$210,978	$4,281	$100,980	$7,446

Union Security Life Insurance Company of New York

The following table provides a roll forward of the Company’s product lines with the most significant short duration claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

	Group Term Life	Group Disability
Balance as of December 31, 2012, gross of reinsurance	$9,031	$79,661
Less: Reinsurance ceded and other (1)	(173)	(4,670)
Balance as of January 1, 2013, net of reinsurance	8,858	74,991
Incurred losses related to:
Current year	1,976	8,438
Prior year's interest	385	3,450
Prior year(s)	(621)	20
Total incurred losses	1,740	11,908
Paid losses related to:
Current year	1,133	1,467
Prior year(s)	1,190	16,344
Total paid losses	2,323	17,811
Balance as of December 31, 2013, net of reinsurance	8,275	69,088
Plus: Reinsurance ceded and other (1)	150	4,347
Balance as of December 31, 2013, gross of reinsurance	$8,425	$73,435
Less: Reinsurance ceded and other (1)	(150)	(4,347)
Balance as of January 1, 2014, net of reinsurance	8,275	69,088
Incurred losses related to:
Current year	1,977	7,014
Prior year's interest	361	3,047
Prior year(s)	(323)	(1,765)
Total incurred losses	2,015	8,296
Paid losses related to:
Current year	1,484	1,761
Prior year(s)	1,258	13,857
Total paid losses	2,742	15,618
Balance as of December 31, 2014, net of reinsurance	7,548	61,766
Plus: Reinsurance ceded and other (1)	131	4,328
Balance as of December 31, 2014, gross of reinsurance	$7,679	$66,094
Less: Reinsurance ceded and other (1)	(131)	(4,328)
Balance as of January 1, 2015, net of reinsurance	7,548	61,766
Incurred losses related to:
Current year	1,228	6,000
Prior year's interest	324	2,809
Prior year(s)	(723)	1,070
Total incurred losses	829	9,879
Paid losses related to:
Current year	717	2,139
Prior year(s)	569	12,784
Total paid losses	1,286	14,923
Balance as of December 31, 2015, net of reinsurance	7,091	56,722
Plus: Reinsurance ceded and other (1)	101	4,083
Balance as of December 31, 2015, gross of reinsurance	$7,192	$60,805
(1)  Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

Union Security Life Insurance Company of New York

Short Duration Contracts
The Company’s short duration contracts are comprised of group term life, group disability, medical, dental, and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.
Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.
Since case and IBNR reserves include estimates developed from various actuarial methods, the Company’s actual losses incurred may be more or less than the Company’s previously developed estimates. As shown in the table above, if the amounts listed on the line labeled “Incurred losses related to: Prior years” are negative (redundant) this means that the Company’s actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled “Incurred losses related to: Prior years” are positive (deficient) this means that the Company’s actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.
Group term life case and IBNR reserve redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.
Group disability case and IBNR reserves show redundancies in 2015 and 2014 due to actual claim recovery rates exceeding those assumed in prior year reserves. However, case and IBNR reserves show a small deficiency in 2013 due to actual claim recovery rates being less than those assumed in prior year reserves. The relatively small size of the block can lead to volatile results year over year.
The Company’s group disability products include short and long-term disability coverage. Case and IBNR reserves for long-term disability claims have been discounted at 5.25% for claims incurred in 2010 and prior years, and between 4.25% and 4.75% for claims incurred after 2010. The amount of discounts deducted from outstanding reserves as of December 31, 2015 and 2014 are $16,479 and $18,195, respectively.
Long Duration Contracts
The Company’s long duration contracts are primarily comprised of life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.
FFG and LTC
Reserves for business previously disposed of by FFG and LTC are included in the Company’s reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 10 for further information.
12. RETIREMENT AND OTHER EMPLOYEE BENEFITS
The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent’s pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee pensionable earnings. Pension costs allocated to the Company amounted to $72 and $339 for 2014 and 2013, respectively. There were no pension costs in 2015.
As of January 1, 2014, the Parent's Pension and Executive Pension Plans are no longer offered to new hires. Subsequently, effective January 1, 2016, the Parent’s Pension Plan was amended and split into two separate plans (Plan No. 1 and Plan No. 2). The new Plan No. 2 will include a subset of the terminated vested population and total in-payment population as of January 1, 2016. Assets for both plans will remain in the Parent’s Pension Plan Trust, however separate accounting entities will be maintained for Plan No. 1 and Plan No. 2.

Union Security Life Insurance Company of New York

Effective March 1, 2016, the Parent's Pension Plan and various non-qualified pension plans (including an Executive Pension Plan) were frozen. No additional benefits will be earned after February 29, 2016.
The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant’s death. The amounts expensed by the Company related to this plan were $9, $16 and $41 in 2015, 2014 and 2013, respectively.
With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. On July 1, 2011, the Parent terminated certain health care benefits for employees who do not qualify for “grandfathered” status and will no longer offer these benefits to new hires. The Parent contribution, plan design and other terms of remaining benefits will not change for those grandfathered employees. The Parent has the right to modify or terminate these benefits. During 2014 and 2013 the Company incurred expenses related to postretirement benefits of $3 and $13, respectively. There were no pension expenses in 2015.
13. ACCUMULATED OTHER COMPREHENSIVE INCOME
Certain amounts included in the statement of comprehensive income are net of reclassification adjustments. The following tables summarize those reclassification adjustments (net of taxes):

	Year Ended December 31, 2015
	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2014	$7,948	$313	$8,261
Other comprehensive loss before reclassifications	(2,386)	(16)	(2,402)
Amounts reclassified from accumulated other comprehensive income (loss)	255	(63)	192
Net current-period other comprehensive income	(2,131)	(79)	(2,210)
Balance at December 31, 2015	$5,817	$234	$6,051

	Year Ended December 31, 2014
	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2013	$5,950	$263	$6,213
Other comprehensive income before reclassifications	1,802	50	1,852
Amounts reclassified from accumulated other comprehensive income	196	—	196
Net current-period other comprehensive income	1,998	50	2,048
Balance at December 31, 2014	$7,948	$313	$8,261

	Year Ended December 31, 2013
	Unrealized gains on securities	OTTI	Accumulated other comprehensive income
Balance at December 31, 2012	$10,495	$110	$10,605
Other comprehensive loss before reclassifications	(4,840)	(43)	(4,883)
Amounts reclassified from accumulated other comprehensive income	295	196	491
Net current-period other comprehensive (loss) income	(4,545)	153	(4,392)
Balance at December 31, 2013	$5,950	$263	$6,213

Union Security Life Insurance Company of New York

The following tables summarize the reclassifications out of accumulated other comprehensive income:

Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income			Affected line item in the statement where net income is presented
	Years Ended December 31,
	2015	2014	2013
Unrealized gains on securities	$392	$301	$454	Net realized gains on investments, excluding other-than-temporary impairment losses
	(137)	(105)	(159)	Provision for income taxes
	$255	$196	$295	Net of tax
OTTI	$(97)	$—	$301	Portion of net (loss) gain recognized in other comprehensive income, before taxes
	34	—	(105)	Provision for income taxes
	$(63)	$—	$196	Net of Tax
Total reclassifications for the period	$192	$196	$491	Net of tax
14. RELATED PARTY TRANSACTIONS
The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial, property management and other administrative functions. The net fees paid for these services to the Parent and its affiliates for the years ended December 31, 2015, 2014 and 2013 were $4,826, $6,497 and $7,232, respectively.
Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.
15. COMMITMENTS AND CONTINGENCIES
The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations.
Although the Company cannot predict the outcome of any pending or future litigation, examination or investigation, it is possible that the outcome of such matters could have a material adverse effect on the Company's results of operations or cash flows for an individual reporting period. However, based on currently available information, management does not believe that any pending matter is likely to have a material adverse effect, individually or in the aggregate, on the Company's financial condition.

Union Security Life Insurance Company of New York
at December 31, 2015
Schedule I — Summary of Investments
Other-Than-Investments in Related Parties

	Cost or Amortized Cost	Fair Value	Amount at which shown in balance sheet
	(in thousands)
Fixed maturity securities:
United States Government and government agencies and authorities	$646	$813	$813
States, municipalities and political subdivisions	24,128	25,674	25,674
Foreign governments	255	369	369
Commercial mortgage-backed	385	391	391
Residential mortgage-backed	6,356	7,272	7,272
Corporate	45,323	51,229	51,229
Total fixed maturity securities	77,093	85,748	85,748
Equity securities:
Non-redeemable preferred stocks	6,932	7,419	7,419
Commercial mortgage loans on real estate, at amortized cost	15,311	16,217	15,311
Policy loans	244	244	244
Short-term investments	10,498	10,498	10,498
Total investments	$110,078	$120,126	$119,220

Union Security Life Insurance Company of New York
for the years ended December 31, 2015, 2014 & 2013
Schedule III — Supplementary Insurance Information

	Future policy benefits and expenses	Unearned premiums	Claims and benefits payable	Premium revenue	Net investment income	Benefits claims, losses and settlement expenses	Other operating expenses
	(in thousands)
2015	$216,602	$4,004	$107,075	$21,669	$5,965	$16,327	$6,689
2014	$210,978	$4,281	$108,426	$23,702	$6,834	$15,941	$7,755
2013	$146,041	$2,996	$110,544	$27,343	$7,000	$21,281	$9,935

Union Security Life Insurance Company of New York
for the year ended December 31, 2015
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$947,211	$82,721	$—	$864,490	—%
Premiums:
Life insurance	$4,090	$764	$—	$3,326	—%
Accident and health insurance	22,253	9,161	5,251	18,343	28.6%
Total earned premiums	$26,343	$9,925	$5,251	$21,669	24.2%
Benefits:
Life insurance	$3,109	$1,782	$—	$1,327	—%
Accident and health insurance	28,295	19,393	6,098	15,000	40.7%
Total policyholder benefits	$31,404	$21,175	$6,098	$16,327	37.3%

Union Security Life Insurance Company of New York
for the year ended December 31, 2014
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$907,453	$132,724	$—	$774,729	—%
Premiums:
Life insurance	$4,715	$1,064	$—	$3,651	—%
Accident and health insurance	22,529	8,231	5,753	20,051	28.7%
Total earned premiums	$27,244	$9,295	$5,753	$23,702	24.3%
Benefits:
Life insurance	$3,775	$1,462	$—	$2,313	—%
Accident and health insurance	89,662	80,203	4,169	13,628	30.6%
Total policyholder benefits	$93,437	$81,665	$4,169	$15,941	26.1%

Union Security Life Insurance Company of New York
for the year ended December 31, 2013
Schedule IV — Reinsurance

	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Life Insurance in Force	$1,305,072	$144,288	$—	$1,160,784	—%
Premiums:
Life insurance	$6,088	$1,616	$—	$4,472	—%
Accident and health insurance	26,549	10,009	6,331	22,871	27.7%
Total earned premiums	$32,637	$11,625	$6,331	$27,343	23.2%
Benefits:
Life insurance	$4,617	$2,226	$—	$2,391	—%
Accident and health insurance	27,944	17,227	8,173	18,890	43.3%
Total policyholder benefits	$32,561	$19,453	$8,173	$21,281	38.4%

Union Security Life Insurance Company of New York
as of December 31, 2015, 2014 and 2013
Schedule V — Valuation and Qualifying Accounts

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Year
2015:
Valuation allowance for mortgage loans on real estate	$386	$(266)	$—	$—	$120
Total	$386	$(266)	$—	$—	$120
2014:
Valuation allowance for mortgage loans on real estate	$398	$(12)	$—	$—	$386
Total	$398	$(12)	$—	$—	$386
2013:
Valuation allowance for mortgage loans on real estate	$512	$(114)	$—	$—	$398
Total	$512	$(114)	$—	$—	$398